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                                                                  CONFORMED COPY









                            ASSET PURCHASE AGREEMENT

                                 by and between

                       DUQUESNE LIGHT COMPANY, as SELLER,

                      ORION POWER HOLDINGS, INC., as BUYER,

                                       AND

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                               OHIO EDISON COMPANY

                                       AND

                           PENNSYLVANIA POWER COMPANY


                         Dated as of September 24, 1999
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                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT, dated as of September 24, 1999 (this "Agreement"), by and among Duquesne Light Company, a Pennsylvania corporation ("Seller"), Orion Power Holdings, Inc., a Delaware corporation ("Buyer"), and Ohio Edison Company, an Ohio corporation ("OEC"), Pennsylvania Power Company, a Pennsylvania corporation ("PPC"), and The Cleveland Electric Illuminating Company, an Ohio corporation ("CEIC"). Each of CEIC, OEC and PPC is a subsidiary (direct or indirect) of FirstEnergy Corp., an Ohio corporation ("FE"), (each such subsidiary, an "FE Subsidiary" and collectively the "FE Subsidiaries"). Seller, Buyer and each of the FE Subsidiaries are referred to individually as a "Party," and collectively as the "Parties."

                               W I T N E S S E T H

          WHEREAS, Seller owns four electric generating facilities located in Pennsylvania (described herein as the "DLC Plants") and certain facilities and other assets associated therewith and ancillary thereto;

          WHEREAS, Seller has acquired from the FE Subsidiaries beneficial ownership of three electric generating facilities located in Pennsylvania and Ohio (described herein as the "FE Plants") and certain facilities and other assets associated therewith and ancillary thereto pursuant to that certain Generation Exchange Agreement by and among Seller and the FE Subsidiaries, dated as of March 24, 1999 (the "Exchange Agreement");

          WHEREAS, Buyer desires to purchase and assume, and Seller desires to sell and assign, the Purchased Assets (as defined in Sections 2.1 and 2.1A below) and certain associated liabilities, upon the terms and conditions hereinafter set forth in this Agreement; and

          WHEREAS, pursuant to this Agreement, Seller desires and directs the FE Subsidiaries to transfer and deliver the Purchased FE Assets directly to Buyer.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:
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                                    ARTICLE I

                                   DEFINITIONS

          1.1 Definitions. As used in this Agreement, the following terms have the meanings specified in this Section 1.1.

          (1) "Accrued FE Liabilities" has the meaning set forth in Section 2.3(g).

          (2) "Accrued Liabilities" means, with respect to a Party, the aggregate amount of the liabilities of such Party that are fixed or determinable as of the Auction Closing Date and that arise out of any of the following obligations incurred by such Party prior to the Auction Closing Date, except to the extent that any such obligation is allocable to the right of such Party to receive property, services or other benefit after the Auction Closing Date: (A) any obligation to repay money advanced to or for the benefit of such Party; (B) any obligation to make an expenditure that is includible in the basis of any asset of such Party for income tax purposes as of the Auction Closing Date; (C) any obligation to make an expenditure that is deductible by such Party and is not includible in such basis; and (D) any obligation to make any expenditure that is not described in clauses (B) or (C).

          (3) "Affiliate" has the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          (4) "Agreement" means this Asset Purchase Agreement together with the Schedules and Exhibits attached hereto, as the same may be from time to time amended.

          (5) "Ancillary Agreements" means the Connection Agreements, the Easement and Attachment Agreements, the Must-Run Agreements, the DLC Assignment and Assumption Agreement, and the FE Assignment and Assumption Agreement.

          (5A) "Asset Material Adverse Effect" means any change in, or effect on, the DLC Plants and the FE Plants, from or after the date hereof, that is materially adverse to the operations or condition (financial or otherwise) of such Plants, taken as a whole, other than: (a) any change affecting the international, national, regional or local electric industry as a whole and not specific and exclusive to such Plants; (b) any change or effect resulting from changes in international, national, regional or local
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     wholesale or retail markets for electric power; (c) any change or effect resulting from changes in the international, national, regional or local markets for any fuel used in connection with such Plants; (d) any change or effect resulting from changes in the North American, national, regional or local electric transmission systems or operations thereof; (e) any material adverse change in or effect on such Plants which is cured (including by the payment of money) by the FE Subsidiaries or Seller, as the case may be, before the Termination Date; (f) any order of any court or Governmental Authority applicable to providers of generation, transmission or distribution of electricity generally that imposes restrictions, regulations or other requirements thereon, including any order with respect to an independent system operator or retail access in Pennsylvania or Ohio; and (g) any change or effect resulting from the matter of Allegheny Energy, Inc. v. DQE, Inc., Civil Action No. 98-1639 (W.D.Pa.), which change or effect is specifically addressed in Section 10.1(j) hereof.

          (6) "Assigned Agreements" means, with respect to Seller, the DLC Agreements, and with respect to the FE Subsidiaries, the FE Agreements.

          (7) "Assumed DLC Liabilities" has the meaning set forth in Section
     2.3.

          (8) "Assumed FE Liabilities" has the meaning set forth in Section
     2.3A.

          (9) "Assumed Liabilities" means the Assumed DLC Liabilities and the Assumed FE Liabilities, as applicable.

          (10) "Auction Closing" has the meaning set forth in Section 3.1.

          (11) "Auction Closing Date" means one minute after 11:59 p.m. on the date which is fifteen (15) Business Days following the date on which the last of the conditions precedent to the Auction Closing set forth in
     Article VIII of this Agreement have been either satisfied or waived by the Party for whose benefit such conditions precedent exist or such other date as the Parties may mutually agree.

          (12) "Avon Lake" means all generating units and related assets located at the generating station known as Avon Lake, as more fully identified on
     Schedule 2.1A attached hereto.

          (13) "Benefit Plans" means with respect to each Party, each deferred compensation and each bonus or other incentive compensation, stock
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     purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA) each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by such Party or by any ERISA Affiliate and that are identified on Schedules 4.8 and 5.8(a).

          (14) "Bills of Sale" means the Bills of Sale, substantially in the form of Exhibit A attached hereto, to be delivered at the Auction Closing by each of Seller and the FE Subsidiaries, with respect to their Tangible Personal Property included in the Purchased Assets transferred to Buyer.

          (15) "Bond Counsel" has the meaning set forth in Section 7.14(b).

          (16) "Brunot Island" means all generating units and related assets located at the generating station known as Brunot Island, as more fully identified on Schedule 2.1 attached hereto.

          (17) "Business Day" means any day other than Saturday, Sunday and any day which is a day on which banking institutions in the Commonwealth of Pennsylvania or the State of Ohio are authorized by law or other governmental action to close.

          (18) "Buyer" has the meaning set forth in the Preamble.

          (19) "Buyer Indemnifiable Loss" has the meaning set forth in Section 9.3.

          (20) "Buyer Indemnitee" has the meaning set forth in Section 9.3.

          (21) "Buyer Material Adverse Effect" has the meaning set forth in
     Section 6.3(a).

          (22) "Buyer Required Regulatory Approvals" means the Required Regulatory Approvals set forth in Schedule 6.3(b).

          (23) "CEIC" means The Cleveland Electric Illuminating Company, a subsidiary of FE and an Ohio corporation.
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          (24) "CERCLA" means the federal Comprehensive Environmental Response,
     Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended.

          (25) "Cheswick" means all generating units and related assets located at the generating station known as Cheswick, as more fully identified on
     Schedule 2.1 attached hereto.

          (26) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1984.

          (27) "COBRA Continuation Coverage" means the requirements of Section 4980B(f) of the Code.

          (28) "Code" means the Internal Revenue Code of 1986, as amended.

          (29) "Commercially Reasonable Efforts" means efforts by a Party which are reasonably within the contemplation of the Parties at the time of executing this Agreement and which do not require the performing Party to expend any funds other than expenditures which are customary and reasonable in transactions of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

          (30) "Computer Systems" means hardware, software, and firmware product (including embedded microcontrollers in non-computer equipment).

          (31) "Connection Agreements" means the DLC Connection Agreements and the FE Connection Agreements.

          (32) "Continuation Period" means DLC Continuation Period or FE Continuation Period, as applicable.

          (33) "Direct Claim" means any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim.

          (34) "DLC" means Duquesne Light Company, a Pennsylvania corporation.

          (35) "DLC Agreements" means any contracts, agreements, licenses and personal property leases entered into by DLC or one of its Affiliates with respect to the ownership, operation or maintenance of the Purchased DLC
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     Assets, whether or not disclosed on Schedule 4.11(a), including without limitation, the IBEW CBA to the extent applicable to the employees employed at the DLC Plants, the QF Contracts and the Power Sales Contract, but excluding the DLC Real Property Leases, and specifically excluding all contractual arrangements associated with the Central Area Power Coordination Group ("CAPCO").

          (36) "DLC Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between Seller and Buyer substantially in the form of Exhibit B.1 attached hereto.

          (37) "DLC Capital Expenditures" means capital additions to or replacements of property, plants and equipment included in the Purchased DLC Assets and other expenditures or repairs on property, plants and equipment included in the Purchased DLC Assets that would be capitalized by Seller in accordance with its normal accounting policies.

          (38) "DLC Capital Spare Parts" means any major equipment items of significant cost that are essential to the operation of a Purchased DLC Asset. Such equipment is generally a long lead-time item and, consistent with past practice, has been assigned to the capital base of the Purchased DLC Asset upon delivery and prior to its placement in service. The DLC Capital Spare Parts are set forth on Schedule 1.1(38).

          (39) "DLC Connection Agreements" means the Connection and Site Agreements to be entered into by Seller and Buyer with respect to Brunot Island, Cheswick, Elrama and Phillips, as the case may be, substantially in the form of Exhibit C.1 hereto, as of the date hereof.

          (40) "DLC Continuation Period" has the meaning set forth in Section 7.11(e)(ii).

          (41) "DLC Easements" means the easements and access rights to be granted by Buyer to Seller pursuant to the DLC Easement and Attachment Agreement, including, without limitation, easements authorizing access, use, maintenance, construction, repair, replacement and other activities with respect to certain of the Purchased DLC Assets, as further described in the DLC Easement and Attachment Agreement.
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          (42) "DLC Easement and Attachment Agreement" means the Easement,
     License and Attachment Agreement to be entered into by Buyer and Seller, substantially in the form of Exhibit D.1 hereto.

          (43) "DLC Emission Reduction Credits" means the Emission Reduction Credits related to any of the DLC Plants.

          (44) [Intentionally omitted.]

          (45) "DLC Environmental Permits" means any permits, registrations, certificates, certifications, licenses and authorizations, consents and approvals of Governmental Authorities issued under Environmental Laws held by Seller with respect to the Purchased DLC Assets.

          (46) "DLC Environmental Reports" has the meaning set forth in Section 4.6.

          (47) "DLC Estimated Adjustment" has the meaning set forth in Section 3.3(b).

          (48) "DLC Estimated Closing Statement" has the meaning set forth in
     Section 3.3(b).

          (49) "DLC Fuel Supplies" has the meaning set forth in Section 2.6(a).

          (50) "DLC Governmental Orders" has the meaning set forth in Section 2.3(h).

          (51) "DLC Indemnifiable Loss" has the meaning set forth in Section 9.1(a).

          (52) "DLC Indemnitee" has the meaning set forth in Section 9.1(a).

          (53) "DLC Intellectual Property" has the meaning set forth in Section 2.1(l).

          (54) "DLC Inventories" means materials, spare parts, consumable supplies and chemical inventories relating to the operation of any DLC Plant, provided that "DLC Inventories" shall not include DLC Capital Spare Parts, DLC Fuel Supplies, DLC SO2 Emission Allowances or DLC NOx Emission Allowances.
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          (55) "DLC Must-Run Agreement" means the Must-Run Agreements entered into by DLC and the Buyer with respect to Cheswick and Elrama, as the case may be, substantially in the form of Exhibit E hereto.

          (56) "DLC Non-Qualifying Offer" means an offer to DLC Transferred NonUnion Employees that is either less than 100% of such employee's current total annual cash compensation at the time the offer was made (consisting of base salary and target incentive bonus) or requires, as a condition of acceptance, a relocation of residence as described in Section 7.11(g).

          (57) "DLC Non-Union Employees" has the meaning set forth in Section 7.11(c).

          (58) "DLC NOx Emission Allowances" means NOx Emission Allowances allocated to any of the DLC Plants (but not purchased by DLC) by a Governmental Authority pursuant to a NOx Budget Program.

          (59) "DLC Permits" means any permits, licenses, registrations, franchises and other authorizations, consents and approvals of Governmental Authorities held by Seller with respect to the Purchased DLC Assets.

          (60) "DLC Plans" means any Benefit Plan of Seller or any ERISA Affiliate of Seller or to which Seller or any ERISA Affiliate of Seller contributed thereunder, including any multi-employer plan, that are listed on Schedule 4.8.

          (61) "DLC Plants" means Brunot Island, Cheswick, Elrama and Phillips.

          (62) "DLC Post-Closing Adjustment" has the meaning set forth in
     Section 3.3(c).

          (63) "DLC Qualifying Offer" means an offer to a DLC Transferred NonUnion Employee of the same or similar job that is at least 100% of such employees current total cash compensation at the time the offer was made (consisting of base salary and target incentive bonus) and does not require, as a condition of acceptance, a relocation of residence as described in Section 7.11(g).

          (64) "DLC Real Property" has the meaning set forth in Section 2.1(a). Any reference to the DLC Real Property includes, by definition, Seller's right, title and interest in and to the surface and subsurface elements, including the soils and groundwater present at the DLC Real Property, and any reference to items "at the DLC Real Property" includes all items "at, on, in, upon, over, across, under and within" the DLC Real Property.

          (65) "DLC Real Property Leases" has the meaning set forth in Section 4.5.

          (66) "DLC Required Regulatory Approvals" means the Required Regulatory Approvals set forth in Schedule 4.3(b).

          (67) "DLC Savings Plan" has the meaning set forth in Section 7.11(e)(ii)(E).

          (68) "DLC SEC Reports" has the meaning set forth in Section 4.21.

          (69) "DLC SO2 Emission Allowances" means SO2 Emission Allowances allocated to any of the DLC Plants (but not purchased by DLC) by the USEPA pursuant to the federal Clean Air Act.

          (70) "DLC Tangible Personal Property" has the meaning set forth in
     Section 2.1(c).

          (71) "DLC Transferable Permits" means those DLC Permits and DLC Environmental Permits with respect to the Purchased DLC Assets which may be transferred to Buyer without a filing with, notice to, consent of or approval of any Governmental Authority, as set forth in Schedule 1.1(71).

          (72) "DLC Transferred Employee Records" means records related to Seller's employees who become employees of Buyer but only to the extent such records pertain to (A) skill and development training and biographies,
     (B) seniority histories, (C) salary and benefit information, (D) Occupational, Safety and Health Administration reports, or (E) active medical restriction forms.

          (73) "DLC Transferred Employees" means DLC Transferred Non-Union Employees and DLC Transferred Union Employees.

          (74) "DLC Transferred Non-Union Employees" has the meaning set forth in Section 7.11.
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          (75) "DLC Transferred Union Employees" has the meaning set forth in
     Section 7.11.

          (76) "DLC Transmission Assets" means all Transmission Assets of Seller or any of its Affiliates located on or forming a part of DLC Real Property.

          (77) "DLC Union Employees" has the meaning set forth in Section
     7.11(b).

          (78) "Easement and Attachment Agreements" means the DLC Easement and Attachment Agreement and the FE Easement and Attachment Agreement.

          (79) "Easements" means DLC Easements or FE Easements, as applicable.

          (80) "Elrama" means all generating units and related assets located at the generating station known as Elrama, as more fully identified on
     Schedule 2.1 attached hereto.

          (81) "Emission Reduction Credits" means credits, in units that are established by the Governmental Authority with jurisdiction over the relevant Plant that has obtained the credits, resulting from reductions in the emissions of air pollutants from an emitting source or facility (including, without limitation, and to the extent allowable under applicable law, reductions resulting from shutdowns or control of emissions beyond that required by applicable law) that: (a) have been identified by the PaDEP as complying with applicable Pennsylvania law governing the establishment of such credits (including, without limitation, that such emissions reductions are enforceable, permanent, quantifiable and surplus) and listed in the Emissions Reduction Credit Registry maintained by the PaDEP or with respect to which such identification and listing are pending; or (b) have been certified by any other applicable Governmental Authority as complying with the law and regulations governing the establishment of such credits (including, without limitation, certification that such emissions reductions are enforceable, permanent, quantifiable and surplus). The term includes Emission Reduction Credits that have been approved by the PaDEP and are awaiting USEPA approval. The term also includes certified air emissions reductions, as described above, regardless as to whether the Governmental Authority certifying such reductions designates such certified air emissions reductions by a name other than "emission reduction credits."

          (82) "Encumbrances" means any mortgages, pledges, liens, security interests, conditional and installment sale agreements, activity and use limitations, conservation easements, deed restrictions, encumbrances and charges of any kind.

          (83) "Environmental Claim" means any and all pending and/or threatened administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other written communication, whether criminal or civil, pursuant to or relating to any applicable Environmental Law or pursuant to a common law theory, by any Person (including, but not limited to, any Governmental Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (a) violation of, or liability under any Environmental Law, (b) violation of any Environmental Permit, or (c) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to any Environmental Condition or any Release or threatened Release into the environment of any Regulated Substances at any location related to the Purchased Assets, including, but not limited to, any Off-Site Location to which Regulated Substances, or materials containing Regulated Substances, were sent for handling, storage, treatment, or disposal.

          (84) "Environmental Condition" means the presence or Release of a Regulated Substance (other than a naturally-occurring substance) on or in environmental media, or structures on Real Property, at an Off-Site Location or other property (including the presence in surface water, groundwater, soils or subsurface strata, or air), including the subsequent migration of any such Regulated Substance, regardless of when such presence or Release occurred or is discovered.

          (85) "Environmental Laws" means all federal, state, local provincial, foreign and international civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to pollution or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to Releases or threatened Releases of Regulated Substances (including, without limitation, Releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport, disposal or handling of Regulated Substances. "Environmental Laws" include: (a) with respect to federal law, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. sections 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. sections 1251 et seq.), the Clean Air Act (42 U.S.C. sections 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. sections 2601 et seq.), the Oil Pollution Act (33 U.S.C. sections 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. sections 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. sections 651 et seq.), the Safe Drinking Water Act (42 U.S.C. section 300f et. seq.), the Surface Mine

     Conservation and Reclamation Act (30 U.S.C. sections 1251-1279), and regulations adopted pursuant thereto, and counterpart state and local laws, regulations adopted pursuant thereto; (b) with respect to Pennsylvania law, the Pennsylvania Clean Streams Law (35 P.S. section 691.1 et seq.), the Pennsylvania Air Pollution Control Act (35 P.S. section 4001 et seq.), the Pennsylvania Solid Waste Management Act (35 P.S. section 6018.101 et seq.), the Pennsylvania Storage Tank and Spill Prevention Act (35 P.S. section 6021.101 et seq.), the Pennsylvania Safe Drinking Water Act (35 P.S.
     section 721.1 et seq.), the Pennsylvania Sewage Facilities Act (35 P.S.
     section 750.1 et seq.), the Pennsylvania Hazardous Sites Cleanup Act (35 P.S. section 6020.101 et seq.), the Pennsylvania Land Recycling and Environmental Remediation Standards Act (35 P.S. section 6026.101 et seq.), the Pennsylvania Surface Mining Conservation and Reclamation Act (52 P.S.
     section 1396.1 et seq.), the Coal Refuse Disposal Control Act (52 P.S.
     section 30.51 et seq.); the Non-Coal Surface Mining and Reclamation Act, (52 P.S. section 3301 et seq.), the Pennsylvania Worker and Community Right-to-Know Act, (35 P.S. section 7301 et seq.), the Pennsylvania Hazardous Material Emergency Planning and Response Act, (35 P.S. section 6022.101 et seq.), and regulations adopted pursuant thereto; and (c) with respect to Ohio law, the Ohio Rev. Code Ann. section 1501.30 et seq. (Diversion of Waters), Ohio Rev. Code Ann. section 1506.01 et seq. (Coastal Management), Ohio Rev. Code Ann. section 1509.01 et seq. (Oil and Gas); Ohio Rev. Code Ann. section 1513.01 et seq. (Coal Surface Mining), Ohio Rev. Code Ann. section 1520.01 et seq. (Canal Lands), Ohio Rev. Code Ann.
     section 3704.01 et seq. (Air Pollution Control); Ohio Rev. Code Ann.
     section 3710.01 et seq. (Asbestos Abatement), Ohio Rev. Code Ann. section 3714.01 et seq. (Construction and Demolition Debris), Ohio Rev. Code Ann.
     section 3734.01 et seq. (Solid and Hazardous Wastes), Ohio Rev. Code Ann.
     section 3737.87 et seq. (Petroleum Underground Storage Tanks), Ohio Rev. Code Ann. section 3742.01 et seq. (Lead Abatement and Testing), Ohio Rev. Code Ann. section 3746.01 et seq. (Voluntary Cleanup of Contamination Property), Ohio Rev. Code Ann. section 3747.01 et seq. (Low-Level Radioactive Waste), Ohio Rev. Code Ann. section 3748.01 et seq.(Radioactive Control), Ohio Rev. Code Ann. section 3750.01 et seq. (Emergency Planning), Ohio Rev. Code Ann. section 3751.01 et seq. (Hazardous Substances); Ohio Rev. Code Ann. section 3752.01 et seq. (Cessation of Chemical Handling Operations), Ohio Rev. Code Ann. section 3767.01 et seq. (Nuisances); Ohio Rev. Code Ann. section 4913.01 et seq. (Public Utilities Commission - Acid Rain Control), Ohio Rev. Code Ann. section 6109.01 et seq. (Safe Drinking Water); Ohio Rev. Code Ann. section 6111.01 et seq. (Water Pollution Control), and regulations adopted pursuant thereto.

          (86) "Environmental Permits" means any permits, registrations, certificates, certifications, licenses and authorizations, consents and approvals of Governmental Authorities required under Environmental Laws.

          (87) "Environmental Reports" means the DLC Environmental Reports and the FE Environmental Reports.

          (88) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          (89) "ERISA Affiliate" means a trade or business, whether or not incorporated, that together with a Party would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

          (90) "Estimated Closing Statement" means the DLC Estimated Closing Statement or an FE Estimated Closing Statement, as the case may be.

          (91) "Exchange Agreement" has the meaning set forth in the Recitals.

          (92) "Exchange Closing" means all conditions to the consummation of the Exchange Agreement shall have been satisfied or waived and the transactions contemplated thereby have been completed.

          (93) "Excluded DLC Assets" has the meaning set forth in Section 2.2.

          (94) "Excluded DLC Liabilities" has the meaning set forth in Section 2.4.

          (95) "Excluded FE Assets" has the meaning set forth in Section 2.2A.

          (96) "Excluded FE Liabilities" has the meaning set forth in Section 2.4A.

          (97) "Exempt Facilities" means, with respect to the Purchased DLC Assets, those facilities listed on Schedule 7.14 and identified thereon as "DLC Exempt Facilities" and, with respect to the Purchased FE Assets, those facilities listed on Schedule 7.14 and identified thereon as "FE Exempt Facilities".

          (98) "Facilities Act" has the meaning set forth in Section 11.13.

          (99) "FE" means FirstEnergy Corp., an Ohio corporation and parent company of the FE Subsidiaries.

          (100) "FE (Accrued Liability) Assignment and Assumption Agreements" means the FE (Accrued Liability) Assignment and Assumption Agreements between Seller and the applicable FE Subsidiaries, as contemplated by the Exchange Agreement.

          (101) "FE Agreements" means any contracts, agreements, licenses and personal property leases entered into by an FE Subsidiary or an Affiliate thereof with respect to the ownership, operation or maintenance of the Purchased FE Assets, whether or not disclosed on Schedule 5.11(a), including, without limitation, the Local 140 CBA to the extent applicable to the employees employed at the FE Plants (as provided in Section 7.11A hereof), but excluding the FE Real Property Leases and FE Intellectual Property and specifically excluding all contractual arrangements associated with the Central Area Power Coordination Group ("CAPCO").

          (102) "FE Assignment and Assumption Agreements" means the Assignment and Assumption Agreements between the applicable FE Subsidiary and Buyer substantially in the form of Exhibit B.2 attached hereto.

          (103) "FE Capital Expenditures" means capital additions to or replacements of property, plants and equipment included in the Purchased FE Assets and other expenditures or repairs on property, plants and equipment included in the Purchased FE Assets that would be capitalized by the FE Subsidiary making such expenditure in accordance with its normal accounting policies.

          (104) "FE Capital Spare Parts" means any major equipment items of significant cost that are essential to the operation of a Purchased FE Asset. Such equipment is generally a long lead-time item and is assigned to the capital base of the Purchased FE Asset upon delivery and prior to its placement in service. The FE Capital Spare Parts are set forth on Schedule 1.1(104).

          (105) "FE Closing Payments" has the meaning set forth in Section
     3.2(b).

          (106) "FE Connection Agreements" means the Connection and Site Agreements to be entered into by each applicable FE Subsidiary and Buyer with respect to Avon Lake, New Castle and Niles, as the case may be, substantially in the form of Exhibit C.2 hereto, as of the date hereof.

          (107) "FE Continuation Period" has the meaning set forth in Section 7.11A(e)(ii).

          (108) "FE Easements" means the easements and access rights to be granted by Buyer to the applicable FE Subsidiaries pursuant to the FE Easement and Attachment Agreements, including, without limitation, easements authorizing access, use, maintenance, construction, repair, replacement and other activities with respect to certain of the Purchased FE Assets, as further described in the FE Easement and Attachment Agreements.

          (109) "FE Easement and Attachment Agreements" means the Easement, License and Attachment Agreements to be entered into by Buyer and each applicable FE Subsidiary, substantially in the form of Exhibit D.2 hereto.

          (110) "FE Emission Reduction Credits" means the Emission Reduction Credits relating to any of the FE Plants.

          (111) [Intentionally omitted.]

          (112) "FE Environmental Permits" means the permits, registrations, certificates, certifications, licenses and authorizations, consents and approvals of Governmental Authorities issued under Environmental Laws held by each FE Subsidiary with respect to its Purchased FE Assets.

          (113) "FE Environmental Reports" has the meaning set forth in Section 5.6.

          (114) "FE Estimated Closing Payment" has the meaning set forth in
     Section 3.3(b).

          (115) "FE Estimated Closing Statement" has the meaning set forth in
     Section 3.3(b).

          (116) "FE Fuel Supplies" has the meaning set forth in Section 2.6(b).

          (117) "FE Governmental Orders" has the meaning set forth in Section 2.3A(g).

          (118) "FE Indemnifiable Loss" has the meaning set forth in Section 9.2(a).

          (119) "FE Indemnitee" has the meaning set forth in Section 9.2(a).

          (120) "FE Intellectual Property" has the meaning set forth in Section 2.1A(k).

          (121) "FE Inventories" means materials, spare parts, consumable supplies and chemical inventories relating to the operation of any FE Plant, provided that "Inventories" shall not include FE Capital Spare Parts, FE Fuel Supplies, FE SO2 Emission Allowances or FE NOx Emission Allowances.

          (122) "FE Must-Run Agreement" means the Must-Run Agreements to be entered into by each FE Subsidiary and the Buyer with respect to Avon Lake, Niles or New Castle, as the case may be, substantially in the form of Exhibit E hereto.

          (123) "FE Non-Qualifying Offer" means an offer to FE Transferred NonUnion Employees that is either less than 100% of such employee's current total annual cash compensation at the time the offer was made (consisting of base salary and target incentive bonus) or requires, as a condition of acceptance, a relocation of residence as described in Section 7.11A(f)(iii).

          (124) "FE Non-Union Employees" has the meaning set forth in Section 7.11A(c).

          (125) "FE NOx Emission Allowances" means NOx Emission Allowances allocated to any of the FE Plants (but not purchased by an FE Subsidiary) by a Governmental Authority pursuant to a NOx Budget Program.

          (126) "FE Permits" means any permits, licenses, registrations, franchises and other authorizations, consents and approvals of Governmental Authorities held by each of the FE Subsidiaries with respect to its Purchased FE Assets.

          (127) "FE Plans" means any Benefit Plan of any FE Subsidiary or any ERISA Affiliate thereof or to which any FE Subsidiary or any ERISA Affiliate thereof contributed thereunder, including any multi-employer plan, that are listed on Schedule 5.8(a).

          (128) "FE Plants" means Avon Lake, New Castle, and Niles.

          (129) "FE Post-Closing Adjustment" has the meaning set forth in
     Section 3.3(c).

          (130) "FE Qualifying Offer" means an offer to an FE Transferred Non-Union Employee of the same or similar job that is at least 100% of such employee's current total annual cash compensation at the time the offer was made (consisting of base salary and target incentive bonus) and does not require, as a condition of acceptance, a relocation of residence as described in Section 7.11A(f)(iii).

          (131) "FERC" means the Federal Energy Regulatory Commission or any successor agency thereto.

          (132) "FE Real Property" has the meaning set forth in Section 2.1A(a). Any reference to the FE Real Property includes, by definition, the surface and subsurface elements, including the soils and groundwater present at the FE Real Property, and any reference to items "at the FE Real Property" includes all items "at, on, in, upon, over, across, under and within" the FE Real Property.

          (133) "FE Real Property Leases" has the meaning set forth in Section 5.5.

          (134) "FE Required Regulatory Approvals" means the Required Regulatory Approvals listed in Schedule 5.3(b).

          (135) "FE Savings Plans" means any defined contribution pension plan maintained by an FE Subsidiary or any ERISA Affiliate thereof for the benefit of the FE Transferred Employees.

          (136) "FE SO2 Emission Allowances" means SO2 Emission Allowances allocated to any of the FE Plants (but not purchased by an FE Subsidiary) by the USEPA pursuant to the federal Clean Air Act.

          (137) "FE Subsidiaries" has the meaning set forth in the Recitals.

          (138) "FE Subsidiaries SEC Reports" has the meaning set forth in the
     Section 5.21.

          (139) "FE Tangible Personal Property" has the meaning set forth in
     Section 2.1A(c).

          (140) "FE Transferable Permits" means those FE Permits and FE Environmental Permits held by each of the FE Subsidiaries with respect to its Purchased FE Assets which may be transferred to Buyer without a filing with, notice to, consent of or approval of any Governmental Authority, as set forth in Schedule 1.1(140).

          (141) "FE Transferred Employee Records" means records related to an FE Subsidiary's employees who become employees of Buyer but only to the extent such records pertain to (a) skill and development training and biographies,
     (b) seniority histories, (c) salary and benefit information, (d) Occupational, Safety and Health Administration reports, or (e) active medical restriction forms.

          (142) "FE Transferred Employees" means FE Transferred Non-Union Employees and FE Transferred Union Employees.

          (143) "FE Transferred Non-Union Employees" has the meaning set forth in Section 7.11A(c).

          (144) "FE Transferred Union Employees" has the meaning set forth in
     Section 7.11A(b).

          (145) "FE Transmission Assets" means the Transmission Assets of each FE Subsidiary or any of their Affiliates located on or forming a part of the FE Real Property.

          (146) "FE Union Employees" has the meaning set forth in Section 7.11A(b).

          (147) "Final Order" means an action by the relevant Governmental Authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended and/or with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired.

          (148) "FIRPTA Affidavit" means the Foreign Investment in Real Property Tax Act Certification and Affidavit to be executed by Seller or the applicable FE Subsidiary, as appropriate, substantially in the form of Exhibit F hereto.

          (149) "Fuel Supplies" means the supplies of coal, fuel oil, natural gas or alternative fuels related to the operation of any Plant and located at or in transit to such Plant.

          (150) "GAAP" means U.S. generally accepted accounting principles.

          (151) "Good Utility Practices" means any practices, methods, standards, guides, or acts, as applicable, that are:

               (a) required by any Governmental Authority, regional or national reliability council, or national trade organization, including NERC, ECAR, Edison Electric Institute, or American Society of Mechanical Engineers, or the successor of any of them, whether or not the Party whose conduct is at issue is a member thereof;

               (b) otherwise engaged in or approved by a significant portion of the electric utility industry during the relevant time period which in the exercise of reasonable judgment in light of the facts known or that should have been known at the time a decision was made, could have been expected to accomplish the desired result at a reasonable cost in a manner consistent with law, regulation, good business practices, generation, transmission, and distribution reliability, safety, environmental protection, economy, and expediency. Good Utility Practice is intended to be acceptable practices, methods, or acts generally accepted in the region, and is not intended to be limited to the optimum practices, methods, or acts to the exclusion of all others; and

               (c) reasonably necessary to maintain the reliability of the Plants.

          (152) "Governmental Authority" means any foreign, federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body or other governmental authority.

          (153) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          (154) "IBEW " means International Brotherhood of Electrical Workers.

          (155) "IBEW CBA" has the meaning set forth in Section 7.11(b).

          (156) "Income Tax" means any federal, state, local or foreign Tax (a) based upon, measured by or calculated with respect to gross or net income, profits or receipts (including, without limitation, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties, or additions to such Tax.

          (157) "Indemnifiable Loss" means any claim, demand, suit, loss, liability, damage, obligation, payment, cost or expense (including, without limitation, the cost and expense of any action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys' fees and reasonable disbursements in connection therewith).

          (158) "Indemnifying Party" means a Party obligated to provide indemnification under this Agreement.

          (159) "Indemnitee" means a Person entitled to receive indemnification under this Agreement.

          (160) "Independent Accounting Firm" means such independent accounting firm of national reputation as is mutually appointed by the Buyer and Seller or applicable FE Subsidiaries, as applicable.

          (161) "Inspection" means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by Buyer or its Representatives with respect to the Purchased Assets prior to the Auction Closing.

          (162) "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, inventions, copyrights and copyright rights, and all pending applications for registrations of patents, trademarks, and copyrights, necessary for the operation and maintenance of the applicable Purchased Assets, as set forth as part of Schedule 2.1(1) or 2.1A(k), as the case may be.

          (163) "Inventories" means the DLC Inventories and the FE Inventories.

          (164) "Knowledge" means the actual knowledge of the corporate officers or Plant managers of the specified Person charged with responsibility for the particular function as of the date of this Agreement, or, with respect to any certificate delivered pursuant to this Agreement, the date of delivery of the certificate.

          (165) "Local 140 CBA" has the meaning set forth in Section 7.11A(b).

          (166) "Local 270 CBA" has the meaning set forth in Section 7.11A(m).

          (167) "Local 270 Employees" has the meaning set forth in Section 7.11A(m).

          (168) "Material Adverse Effect" means any change in, or effect on, any Plant, from or after the date hereof, that is materially adverse to the operations or condition (financial or otherwise) of such Plant, other than:

     (a) any change affecting the international, national, regional or local electric industry as a whole and not specific and exclusive to such Plant;
     (b) any change or effect resulting from changes in international, national, regional or local wholesale or retail markets for electric power; (c) any change or effect resulting from changes in the international, national, regional or local markets for any fuel used in connection with such Plant;
     (d) any change or effect resulting from changes in the North American, national, regional or local electric transmission systems or operations thereof; (e) any materially adverse change in or effect on such Plant which is cured (including by the payment of money) by the FE Subsidiaries or Seller, as the case may be, before the Termination Date; and (f) any order of any court or Governmental Authority applicable to providers of generation, transmission or distribution of electricity generally that imposes restrictions, regulations or other requirements thereon, including any order with respect to an independent system operator or retail access in Pennsylvania or Ohio.

          (169) "Must-Run Agreements" means the DLC Must-Run Agreement and the FE Must-Run Agreement.

          (170) "New Castle" means all generating units and related assets located at the generating station known as New Castle, as more fully identified on Schedule 2.1A attached hereto.

          (171) "Niles" means all generating units and related assets located at the generating station known as Niles, as more fully identified on Schedule 2.1A attached hereto.

          (172) "NOx Budget Program" means Nitrogen Oxides Budget Program, which is a statutory or regulatory program promulgated by the United States or a state pursuant to which the United States or state provides for a limit on the nitrogen oxides that can be emitted by all sources covered by the program and establishes allowances or authorizations, which in total are equal to the amount of nitrogen oxides allowed by the limit, where each allowance or authorization represents a "right" to emit a unit of nitrogen oxides, as the means for ensuring compliance with the limit.

          (173) "NOx Emission Allowance" means (a) an authorization by the PaDEP under its NOx Budget Program authorizing the emission of up to one ton of nitrogen oxides during the ozone season, as such season is defined by the PaDEP; (b) an authorization by the OEPA under any future NOx Budget Program authorizing the emission of up to one ton of nitrogen oxides during the ozone season, as such season is defined by the OEPA; or (c) an authorization by USEPA under any future NOx Budget Program promulgated by the USEPA, including but not limited to any future program implemented in lieu of a state NOx Budget Program, authorizing the emission of up to one ton of nitrogen oxides during the ozone season, as such season is defined by the USEPA.

          (174) "OEC" means Ohio Edison Company, a subsidiary of FE and an Ohio corporation.

          (175) "OEPA" means the Ohio Environmental Protection Agency and any successor agency thereto.

          (176) "Off-Site Location" means any real property other than the Real Property.

          (177) "PaDEP" means the Pennsylvania Department of Environmental Protection and any successor agency thereto.

          (178) "PaPUC" means the Pennsylvania Public Utility Commission, and any successor agency thereto.

          (179) "Party" has the meaning set forth in the Recitals.

          (180) "Permit" means DLC Permits or FE Permits, as applicable.

          (181) "Permitted Encumbrances" means the permitted liens and encumbrances as set forth in Schedule 1.1(181).

          (182) "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

          (183) "Phillips" means all generating units and related assets located at the generating station known as Phillips, as more fully identified on
     Schedule 2.1 attached hereto.

          (184) "Plant" means, with respect to the Purchased DLC Assets, any of the DLC Plants, and with respect to the Purchased FE Assets, any of the FE Plants.

          (185) "Post-Closing Adjustments" means the DLC Post-Closing Adjustments and the FE Post-Closing Adjustments.

          (186) "Power Sales Contract" means that certain 100 MW, eight-year, firm power sale agreement between that certain purchaser and DLC, a true and correct copy of which is attached as Schedule 1.1(186) hereto.

          (187) "PPC" means Pennsylvania Power Company, a subsidiary of OEC and a Pennsylvania corporation.

          (188) "Proposed DLC Post-Closing Adjustment" has the meaning set forth in Section 3.3(c).

          (189) "Proposed FE Post-Closing Adjustment" has the meaning set forth in Section 3.3(c).

          (190) "Proposed Post-Closing Adjustments" means the Proposed DLC Post-Closing Adjustment and the Proposed FE Post-Closing Adjustment.

          (191) "Proprietary Information" of a Party means all information about the Party or its Affiliates, including their respective properties or operations, furnished to the other Party or its Representatives by the Party or its Representatives, after the date hereof, regardless of the manner or medium in which it is furnished and all analyses reports, tests or other information created or prepared by, or on behalf of, a Party during the performance of "Phase I" or "Phase II" environmental site assessments. Proprietary Information does not include information that: (a) is or becomes generally available to the public, other than as a result of a disclosure by the other Party or its Representatives; (b) was available to the other Party on a nonconfidential basis prior to its disclosure by the Party or its Representatives; (c) becomes available to the other Party on a nonconfidential basis from a person, other than the Party or its Representatives, who is not otherwise bound by a confidentiality agreement with the Party or its Representatives, or is not otherwise under any obligation to the Party or any of its Representatives not to transmit the information to the other Party or its Representatives; or (d) is independently developed by the other Party.

          (192) "PUCO" means the Public Utilities Commission of the State of Ohio and any successor agency thereto.

          (193) "Purchased Assets" means the Purchased DLC Assets and the Purchased FE Assets, as applicable.

          (194) "Purchased DLC Assets" has the meaning set forth in Section 2.1.

          (195) "Purchased FE Assets" has the meaning set forth in Section 2.1A.

          (196) "Purchase Price" has the meaning set forth in Section 3.2.

          (197) "QF Contracts" means (i) those two power purchase contracts entered into pursuant to Seller's obligations under the Public Utility Regulatory Act of 1978 ("PURPA") with two hydroelectric projects, both of which are "Qualifying Facilities" under PURPA, and (ii) the power purchase contract entered into pursuant to Seller's obligations under PURPA with a landfill gas-fired facility, which is a "Qualifying Facility" under PURPA; true and correct copies of all three QF Contracts are attached as Schedule 1.1(197) hereto.

          (198) "Real Property" means the DLC Real Property or the FE Real Property, as appropriate.

          (199) "Real Property Leases" means DLC Real Property Leases and FE Real Property Leases, as applicable.

          (200) "Regulated Substances" means (a) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and dielectric fluid containing polychlorinated biphenyls; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants," "pollutants," "toxic pollutants" or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which or whose discharge, emission, disposal or Release is prohibited, limited or regulated by any applicable Environmental Law.

          (201) "Regulatory Material Adverse Effect" shall occur where a Final Order with respect to the Required Regulatory Approvals contains terms and conditions that are materially adverse to the financial condition, prospects, properties, operations or results of operations of the affected Party, taken as a whole including all Subsidiaries and Affiliates, to which the terms and conditions of such Final Order apply; provided that, in addition to the foregoing, any such Final Order shall be deemed to constitute a Regulatory Material Adverse Effect if (a) the Party affected by the Regulatory Material Adverse Effect shall have terminated the Exchange Agreement, and (b) (i) as to FE Subsidiaries or their Affiliates, if it prohibits such FE Subsidiaries or its Affiliates from transferring their transmission assets to American Transmission Systems, Inc. (or its successor and assigns), is inconsistent with the FERC's determination in Ohio Edison Co. et al., 81 FERC P. 61,110 (1997) that "we expect First Energy to participate in the midwest ISO or another appropriate ISO," or requires the FE Subsidiaries or their Affiliates to divest generating plants other than Avon Lake, New Castle or Niles, or (ii) as to Seller, if it disallows from recovery in rates a material portion of the expenses related to the Exchange.

          (202) "Release" means release, spill, leak, discharge, dispose of, pump, pour, emit, empty, inject, leach, dump or allow to escape into or through the environment.

          (203) "Remediation" means any action taken in the investigation, removal, confinement, cleanup, treatment, or monitoring of a Release or an Environmental Condition on Real Property or Off-Site Location, including, without limitation, (a) obtaining any Permits or Environmental Permits required for such remedial activities, and (b) implementation of any engineering controls and institutional controls. The term "Remediation" includes, without limitation, any action which constitutes "removal action" or "remedial action" as defined by Section 101 of CERCLA, section 6901(23) and (24); any action which constitutes a "response" as defined by Section 102 of the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. section 6020.103; or any action which constitutes a "remedy" or "remedial activities" as defined by Ohio Rev. Code Ann. section 3746.01(N).

          (204) "Representatives" of a Party means such Party's authorized representatives, including without limitation, its professional and financial advisors.

          (205) "Required Regulatory Approvals" means with respect to a Party, any consent or approval of, filing with, or notice to, any Governmental Authority that is necessary for the execution and delivery of this Agreement and the Ancillary Agreements by such Party or the consummation thereby of the transactions contemplated hereby, other than such consents, approvals, filings or notices which are not required in the ordinary course to be obtained or made prior to the Auction Closing and the transfer of the Purchased Assets or which, if not obtained or made, will not prevent such Party from performing its material obligations hereunder.

          (206) "Revenue Bonds" has the meaning set forth in Section 7.14(a).

          (207) "SEC" means the Securities and Exchange Commission and any successor agency thereto.

          (208) "Seller" has the meaning set forth in the Preamble.

          (209) "SO2 Emission Allowance" means an authorization by the Administrator of the USEPA under the federal Clean Air Act, 42 U.S.C.
     section 7401, et seq., to emit up to one ton of sulfur dioxide during or after a specified calendar year.

          (210) "Subsidiary" when used in reference to any Person means any entity of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions of such entity are owned directly or indirectly by such Person.

          (211) "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security, gross receipts, license, stamp, occupation, employment or other taxes, including any interest, penalties or additions attributable thereto.

          (212) "Tax Return" means any return, report, information return, declaration, claim for refund or other document (including any schedule or related or supporting information) required to be supplied to any taxing authority with respect to Taxes including amendments thereto.

          (213) "TEC" means The Toledo Edison Company, a subsidiary of FE and an Ohio corporation.

          (214) "Termination Benefits" has the meaning set forth in Section 7.11A(g).

          (215) "Termination Date" has the meaning set forth in Section 10.1(b).

          (216) "Third Party Claim" means any claim, action, or proceeding made or brought by any Person who is not (a) a Party to this Agreement, or (b) an Affiliate of a Party to this Agreement.

          (217) "Transfer Taxes" means any real property transfer or gains tax, sales tax, conveyance fee, use tax, stamp tax, stock transfer tax or other similar tax, including any related penalties, interest and additions to tax.

          (218) "Transferable Permit" means a DLC Transferable Permit or an FE Transferable Permit, as the case may be.

          (219) "Transferred Employee Records" means the DLC Transferred Employee Records and the FE Transferred Employee Records.

          (220) "Transmission Assets" means, with respect to a Plant, the electrical transmission and distribution facilities (as opposed to generation facilities) located on Real Property or forming part of such Plant (whether or not regarded as a "transmission" or "generation" asset for regulatory or accounting purposes), including all switchyard facilities, step-up transformers, substation facilities and support equipment, as well as all permits, contracts and warranties, to the extent they relate to such transmission and distribution assets.

          (221) "USEPA" means the United States Environmental Protection Agency and any successor agency thereto.

          (222) "UWUA" means Utility Workers Union of America.

          (223) "WARN Act" means the Federal Worker Adjustment Retraining and Notification Act of 1988, as amended.

          (224) "Warranty Deed" means a special warranty deed or limited warranty deed, as applicable, substantially in the form of Exhibit G.1 attached hereto (with respect to DLC Real Property) or Exhibit G.2 attached hereto (with respect to FE Real Property).

          (225) "Year 2000 Compliant" means, with respect to Seller or the FE Subsidiaries, that the Computer Systems will correctly differentiate between years, in different centuries, that end in the same two (2) digits, and will accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations. "Year 2000 Compliance" has a meaning correlative to the foregoing.

          1.2 Certain Interpretive Matters. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The term "includes" or "including" shall mean "including without limitation." References to a Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented or restated through the date as of which such reference is made. In addition, for the avoidance of doubt, to the extent that at the Auction Closing the FE Subsidiary shall have previously transferred or delivered to Seller, pursuant to the terms of the Exchange Agreement, any of the items that this Agreement contemplates will be transferred or delivered by the FE Subsidiary at the Auction Closing to Buyer pursuant to the terms of this Agreement, (i) Seller, in place of the FE Subsidiary, shall transfer or deliver to Buyer, and Buyer shall accept from Seller, all such items as otherwise contemplated by this Agreement and (ii) Buyer shall make to Seller, in place of the FE Subsidiary, and Seller shall accept from Buyer, any deliveries and payments correlative to such items as otherwise contemplated by this Agreement.


                                   ARTICLE II

                                PURCHASE AND SALE

          2.1 Transfer of DLC Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Auction Closing (as defined in Section 3.1), Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will purchase, assume and acquire from Seller, free and clear of all Encumbrances (except for Permitted Encumbrances), all of Seller's right, title and interest in and to all the assets (except for Excluded DLC Assets) constituting, or used in and necessary to generate electricity from, the DLC Plants, including, without limitation, those assets identified on
Schedule 2.1 and those assets described below, each as in existence on the Auction Closing Date (as defined in Section 3.1) (such assets, collectively, the "Purchased DLC Assets"):

               (a) Those certain parcels of real property owned by Seller relating to the DLC Plants together with all buildings, facilities, and other improvements thereon and all appurtenances thereto as described in Schedule 4.9 (the "DLC Real Property");

               (b) All DLC Inventories, DLC Capital Spare Parts and DLC SO2 Emission Allowances and DLC NOx Emission Allowances with a vintage year occurring during or after the year during which the Auction Closing occurs that have not been transferred or sold to a third party prior to the date of this Agreement;

               (c) All machinery (mobile or otherwise), equipment (including communications equipment), vehicles, tools, furniture and furnishings and other personal property related to the Purchased DLC Assets, owned by Seller and located on the DLC Real Property on the Auction Closing Date, including, without limitation, the items of personal property included in Schedule 2.1(c), together with all the personal property of Seller used principally in the operation of the DLC Plants that are in the possession of DLC and whether or not located on the DLC Real Property as listed in such Schedule 2.1(c), (other than property used or primarily usable as part of the DLC Transmission Assets) (collectively, the "DLC Tangible Personal Property");

               (d) Subject to the provisions of Section 7.6(c), all DLC Agreements, including the QF Contracts and the Power Sales Contract;

               (e) Subject to the provisions of Section 7.6(c), all DLC Real Property Leases;

               (f)  All DLC Transferable Permits;

               (g) All books, operating records, operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items of Seller relating specifically to the Purchased DLC Assets and necessary for the operation of the DLC Plants (subject to the right of Seller to retain copies of same for its use) other than such items which are proprietary to third parties and accounting records;

               (h) All DLC Emission Reduction Credits that accrue on or after the date of this Agreement but prior to the Auction Closing Date;

               (i) All unexpired, transferable warranties and guarantees from third parties with respect to any DLC Purchased Asset (including those listed in Schedule 2.1(i)), as of the Auction Closing Date;

               (j) The names of the DLC Plants. It is expressly understood that Seller is not assigning or transferring to Buyer any right to use the name "Duquesne", "Duquesne Light Company", "DQE", "DQE, Inc." or any other trade names, trademarks, service marks, corporate names and logos or any part, derivative or combination thereof;

               (k) All drafts, memoranda, reports, information, technology, and specifications relating to Seller's plans for Year 2000 Compliance with respect to the Purchased DLC Assets; and

               (l) The Intellectual Property as described on Schedule 2.1(l) (the "DLC Intellectual Property").

               (m) All DLC SO2 Emission Allowances and DLC NOx Emission Allowances allocated to the DLC Plants with a vintage year occurring prior to the year of the Auction Closing that (i) have not been transferred or sold to a third-party prior to the date of this Agreement; or (ii) have not been used by DLC or a person that owns or operates assets as a tenant in common with DLC for purposes of compliance with applicable Environmental Laws prior to the date of this Agreement; or (iii) will not be needed by DLC or a person that owns or operates assets as a tenant in common with DLC, for purposes of compliance with applicable Environmental Laws with respect to calendar year 1999 operations.

          2.1A Transfer of FE Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Auction Closing (as defined in Section 3.1) Seller will sell, assign and convey beneficial ownership, and cause each FE Subsidiary, pursuant to Section 2.1B, to transfer and deliver its Purchased FE Assets (as defined below) and Buyer will purchase, assume and acquire from Seller, and accept transfer and delivery from each FE Subsidiary, free and clear of all Encumbrances (except for Permitted Encumbrances), all of Seller's and such FE Subsidiary's right, title and interest in and to all the assets (except for Excluded FE Assets) constituting, or used in and necessary to generate electricity from, the FE Plants, including, without limitation, those assets identified in Schedule 2.1A and those assets described below, each as in existence on the Auction Closing Date (collectively, the "Purchased FE Assets"):

               (a) Those certain parcels of real property relating to each such FE Subsidiary's FE Plants together with all buildings, facilities and other improvements thereon and all appurtenances thereto, as described in Schedule 5.9 (the "FE Real Property");

               (b) All FE Inventories of such FE Subsidiary, FE Capital Spare Parts of each such FE Subsidiary and, subject to Section 2.2A(j), all FE SO2 Emission Allowances and NOx Emission Allowances of such FE Subsidiary with a vintage year occurring during or after the year during which the Auction Closing occurs that have not been transferred or sold to a third party prior to the date of this Agreement;

               (c) All machinery (mobile or otherwise), equipment (including communications equipment), vehicles, tools, furniture and furnishings and other personal property related to the Purchased FE Assets relating to each such FE Subsidiary's FE Plants and located on the FE Real Property on the Auction Closing Date, including, without limitation, the items of personal property included in Schedule 2.1A(c), together with all the personal property of each such FE Subsidiary used principally in the operation of its FE Plant that are in the possession of such FE Subsidiary whether or not located on the FE Real Property, as listed in such Schedule 2.1A(c), (other than property used or primarily usable as part of the FE Transmission Assets) (collectively, the "FE Tangible Personal Property");

               (d) Subject to the provisions of Section 7.6(c), all FE Agreements of each such FE Subsidiary;

               (e) Subject to the provisions of Section 7.6(c), all FE Real Property Leases of each such FE Subsidiary;

               (f)  All FE Transferable Permits of each such FE Subsidiary;

               (g) All books, operating records, operating, safety and maintenance manuals, engineering design plans, documents, blueprints and as-built plans, specifications, procedures and similar items of each such FE Subsidiary relating specifically to its Purchased FE Assets and necessary for the operation of its FE Plants (subject to the right of each such FE Subsidiary to retain copies of the same for its use) other than such items which are proprietary to third parties and accounting records;

               (h) All unexpired, transferable warranties and guarantees from third parties with respect to any FE Purchased Asset of each such FE Subsidiary, as of the Auction Closing Date;

               (i) The names of the FE Plants. It is expressly understood that neither Seller nor any FE Subsidiary is assigning or transferring to Buyer any right to use the name "FirstEnergy," "FE," "Ohio Edison," "Pennsylvania Power," "Cleveland Electric Illuminating," "Toledo Edison," or "The Illuminating Company" or any other trade names, trademarks, service marks, corporate names or logos or any part, derivative or combination thereof;

               (j) All drafts, memoranda, reports, information, technology, and specifications relating to the FE Subsidiaries' and their Affiliates' plans for Year 2000 Compliance with respect to the Purchased FE Assets; and

               (k) The Intellectual Property of each such FE Subsidiary, as described on Schedule 2.1A(k) (the "FE Intellectual Property").

          2.1B Delivery and Transfer of Purchased FE Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Auction Closing (as defined in Section 3.1) each FE Subsidiary will deliver and transfer its Purchased FE Assets to Buyer and will record title to its FE Real Property in the name of Buyer, free and clear of all Encumbrances, except for Permitted Encumbrances.

          2.2 Excluded DLC Assets. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will constitute a transfer to Buyer of, or be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to the following specific assets which are associated with the Purchased DLC Assets, but which are hereby specifically excluded from the sale and the definition of Purchased DLC Assets herein (the "Excluded DLC Assets"):

               (a) The DLC Transmission Assets, including those certain assets, facilities and agreements and other property used or primarily usable as part of the DLC Transmission Assets identified on Schedule 2.2(a) hereto;

               (b) Certain switches and meters in the DLC Plants, gas facilities, revenue meters and remote testing units, drainage pipes and systems, as identified in the DLC Easement and Attachment Agreement, and certain equipment and systems described in Schedule 2.2(b) hereto;

               (c) Certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities;

               (d) All cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise), and any income, sales, payroll or other tax receivables;

               (e) The rights of Seller and its Affiliates to the names "Duquesne Light Company", "DLC", "DQE", "DQE, Inc." or any other trade names, trademarks, service marks, corporate names or logos or any part, derivative or combination thereof;

               (f) All tariffs, agreements and arrangements to which Seller is a party for the purchase or sale of electric capacity and/or energy or for the purchase of transmission or ancillary services, except the QF Contracts, the Power Sales Contract and that certain diversity contract with Zinc Corporation of America, (a true and correct copy of which diversity contract is attached as Schedule 2.2(f) hereto);

               (g) Except in the case of causes of action against third parties (including indemnification and contribution) relating to an Environmental Condition or Regulated Substance or arising under Environmental Laws, the rights of Seller in and to any causes of action against third parties (including indemnification and contribution) relating to any DLC Real Property or DLC Tangible Personal Property, DLC Permits, DLC Environmental Permits, Taxes, DLC Real Property Leases or DLC Agreements, if any, and not relating to the Assumed DLC Liabilities, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, relating specifically to the DLC Plants or the DLC Real Property and relating to any period prior to the Auction Closing Date;

               (h) All personnel records of Seller and its Affiliates relating to the DLC Transferred Employees other than DLC Transferable Employee Records or other records, the disclosure of which is required by law or legal or regulatory process or subpoena; and

               (i) Any and all of Seller's rights and interests in any contract that is not a DLC Agreement or that is an intercompany transaction between Seller and an Affiliate of Seller, whether or not such intercompany transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like.

          2.2A Excluded FE Assets. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will constitute a transfer to Buyer of, or be construed as conferring on Buyer, and Buyer is not acquiring, any right, title or interest in or to the following specific assets of each of the FE Subsidiaries that are associated with their Purchased FE Assets, but which are hereby specifically excluded from the sale and the definition of Purchased FE Assets herein (the "Excluded FE Assets"):

               (a) The FE Transmission Assets of each such FE Subsidiary, including those certain assets, facilities and agreements identified on Schedule 2.2A(a) hereto;

               (b) Certain switches and meters in the FE Plants, gas facilities, revenue meters and remote testing units, drainage pipes and systems, as identified in the FE Easement and Attachment Agreement, and certain equipment and systems described on Schedule 2.2A(b);

               (c) Certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities of each such FE Subsidiaries;

               (d) All cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise), and any income, sales, payroll or other tax receivables of each such FE Subsidiaries;

               (e) The rights of each FE Subsidiary and its Affiliates to the names "FirstEnergy," "FE," "Ohio Edison," "Pennsylvania Power," "Cleveland Electric Illuminating," "Toledo Edison," or "The Illuminating Company" or any other trade names, trademarks, service marks, corporate names or logos of FE or its Affiliates, or any part, derivative or combination thereof;

               (f) All tariffs, agreements and arrangements to which any FE Subsidiary is a party for the purchase or sale of electric capacity and/or energy or for the purchase of transmission or ancillary services;

               (g) Except in the case of causes of action against third parties (including indemnification and contribution) relating to an Environmental Condition or Regulated Substances or arising under Environmental Laws, the rights of any FE Subsidiary in and to any causes of action against third parties (including indemnification and contribution) relating to any FE Real Property or FE Tangible Personal Property, FE Permits, FE Environmental Permits, Taxes, FE Real Property Leases or FE Agreements, if any, and not relating to the Assumed FE Liabilities, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like, whether received as payment or credit against future liabilities, relating specifically to the FE Plants or the FE Real Property and relating to any period prior to the Auction Closing Date;

               (h) All personnel records of each such FE Subsidiary and their Affiliates relating to the FE Transferred Employees, other than FE Transferred Employee Records or other records, the disclosure of which is required by law, or legal or regulatory process or subpoena;

               (i) Any and all of each such FE Subsidiary's rights and interests in any contract that is not an FE Agreement or that is an intercompany transaction between an FE Subsidiary and its Affiliates, whether or not such intercompany transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like; and

               (j) (i) (A) All FE SO2 Emission Allowances with a vintage year occurring prior to the year of the Auction Closing and (B) any excess FE SO2 Emission Allowances resulting from the FE Subsidiaries' ownership of the FE Plants during the year of the Auction Closing, which shall be calculated by summing the SO2 Emission Allowances allocated to the FE Plants by the USEPA for such year, multiplied by the quotient of the number of days of ownership of the FE Plants by the FE Subsidiaries divided by 365, and subtracting the actual tons of sulfur dioxide emitted by the FE Plants during such portion of such year. If the results of such calculation is zero or less than zero, the amount of the excess FE SO2 Emission Allowances shall equal zero.

                   (ii) Any excess FE NOx Emission Allowances resulting from the FE Subsidiaries' ownership of the FE Plants located in Pennsylvania during the year of the Auction Closing, which shall be calculated by summing the NOx Emission Allowances allocated to such FE Plants by the PaDEP for such year, multiplied by the quotient of the number of days of the FE Subsidiaries' ownership of such FE Plants during the ozone season (as defined by PaDEP in its NOx Budget

          Program), divided by the number of days in said ozone season, and subtracting the actual tons of nitrogen oxides emitted by such FE Plants during such portion of such ozone season. If the result of such calculation is zero or less then zero, the amount of the excess NOx FE Emission Allowances shall equal zero.

          2.3 Assumed DLC Liabilities. On the Auction Closing Date, Buyer shall deliver to Seller the DLC Assignment and Assumption Agreement pursuant to which Buyer shall assume and agree to discharge when due, without recourse to Seller, in accordance with the respective terms and subject to the respective conditions thereof, all of the Assumed DLC Liabilities applicable to the Purchased DLC Assets acquired by Buyer from Seller as well as all of the Accrued FE Liabilities relating to the Purchased FE Assets. All of the following liabilities and obligations of Seller, direct or indirect, known or unknown, absolute or contingent, which relate to, or arise by virtue of Seller's ownership of, the Purchased DLC Assets (other than Excluded DLC Liabilities) are referred to collectively as the "Assumed DLC Liabilities":

               (a) All liabilities and obligations of Seller arising on or after the Auction Closing Date under the DLC Agreements, the DLC Real Property Leases, and the DLC Transferable Permits in accordance with the terms thereof, including, without limitation, the DLC Agreements entered into by DLC (i) prior to the date hereof and (ii) after the date hereof consistent with the terms of this Agreement, except in each case to the extent such liabilities and obligations, but for a breach or default by Seller, would have been paid, performed or otherwise discharged on or prior to the Auction Closing Date or to the extent the same arise out of any such breach or default or out of any event which after the giving of notice or passage of time or both would constitute a default by Seller;

               (b) All liabilities and obligations of Seller associated with the Purchased DLC Assets in respect of Taxes for which Buyer is liable pursuant to Sections 3.5 or 7.9(a) hereof;

               (c) All liabilities and obligations of Seller with respect to the DLC Transferred Employees incurred after the Auction Closing Date for which Buyer is responsible pursuant to Section 7.11;

               (d) All liabilities, responsibilities and obligations of Seller arising under Environmental Laws or relating to Environmental Conditions or Regulated Substances (including common law liabilities relating to Environmental Conditions and Regulated Substances), whether such liability, responsibility or obligation is known or unknown, contingent or accrued as of the Auction Closing Date, including but not limited to: (i) costs of compliance (including capital, operating and other costs) relating to any violation or alleged violation of Environmental Laws occurring prior to, on or after the Auction Closing Date, with respect to the ownership or operation of the Purchased DLC Assets; (ii) property damage or natural resource damage (whether such damages were manifested before or after the Auction Closing Date) arising from Environmental Conditions or Releases of Regulated Substances at, on, in, under, adjacent to, or migrating from any Purchased DLC Assets prior to, on or after the Auction Closing Date;
(iii) any Remediation (whether or not such Remediation commenced before the Auction Closing Date or commences after the Auction Closing Date) of Environmental Conditions or Regulated Substances that are present or have been Released prior to, on or after the Auction Closing Date, at, on, in, adjacent to or migrating from the Purchased DLC Assets; (iv) any violations or alleged violations of Environmental Laws occurring on or after the Auction Closing Date with respect to the ownership or operation of any Purchased DLC Assets; (v) any bodily injury or loss of life arising from Environmental Conditions or Releases of Regulated Substances at, on, in, under, adjacent to or migrating from any Purchased DLC Asset on or after the Auction Closing Date; (vi) any bodily injury, loss of life, property damage, or natural resource damage arising from the storage, transportation, treatment, disposal, discharge, recycling or Release, at any Off-Site Location, or arising from the arrangement for such activities, on or after the Auction Closing Date, of Regulated Substances generated in connection with the ownership or operation of the Purchased DLC Assets; and (vii) any Remediation of any Environmental Condition or Release of Regulated Substances arising from the storage, transportation, treatment, disposal, discharge, recycling or Release, at any Off-Site Location, or arising from the arrangement for such activities, on or after the Auction Closing Date, of Regulated Substances generated in connection with the ownership or operation of the Purchased DLC Assets; provided, that nothing set forth in this Section
2.3 shall require Buyer to assume any liabilities, responsibilities or obligations that are expressly excluded in Section 2.4;

               (e) All liabilities and obligations of Seller associated with the Purchased DLC Assets under the agreements or consent orders set forth on
Schedule 2.3(e) arising on or after the Auction Closing Date;

               (f) With respect to the Purchased DLC Assets, any Tax that may be imposed by any federal, state or local government on the ownership, sale (except as otherwise provided in Section 7.9(a)), operation or use of the Purchased DLC Assets on or after the Auction Closing Date, except for any Income Taxes attributable to income received by Seller; and

               (g) All liabilities and obligations of Seller for those certain Accrued Liabilities of the FE Subsidiaries assigned by the FE Subsidiaries to and assumed by Seller pursuant to the FE (Accrued Liability) Assignment and Assumption Agreements, as further described in Section 4.3 of the Exchange Agreement (the "Accrued FE Liabilities").

               (h) All liabilities and obligations of Seller arising on and after the Auction Closing Date under those orders, consent orders, decrees, or consent decrees relating to the Purchased DLC Assets issued by or entered into with any Governmental Authority and listed in Schedule 2.3(h) ("DLC Governmental Orders"). In furtherance of this obligation, on the Auction Closing Date, Buyer shall execute and deliver to Seller an enforceable agreement acknowledging and agreeing to be bound by, and assume Seller's obligations under, the DLC Governmental Orders.

               (i) For purposes of clarification, without any acknowledgment or admission that the following is a legal obligation of Seller, Buyer acknowledges that it shall assume and be fully responsible for holding in its accounts sufficient SO2 Emissions Allowances and NOx Emissions Allowances to cover emissions of SO2 and NOx from all of the DLC Plants for all of the calendar year in which the Auction Closing occurs, including the period of such year prior to the Auction Closing.

          2.3A Assumed FE Liabilities. On the Auction Closing Date, Buyer shall deliver to Seller and each applicable FE Subsidiary an FE Assignment and Assumption Agreement pursuant to which Buyer shall assume and agree to discharge when due, without recourse to Seller or such FE Subsidiary, in accordance with the respective terms and subject to the respective conditions thereof, all of the Assumed FE Liabilities applicable to the Purchased FE Assets acquired by Buyer from Seller and/or such FE Subsidiary, as the case may be. All of the following liabilities and obligations of each FE Subsidiary, and/or Seller, as the case may be, if any, direct or indirect, known or unknown, absolute or contingent, which relate to, or arise by virtue of such FE Subsidiary's, and/or Seller's, as the case may be, ownership of, the Purchased FE Assets (other than Excluded FE Liabilities) are referred to collectively as the "Assumed FE Liabilities":

               (a) All liabilities and obligations of such FE Subsidiary, and/or Seller, as the case may be, (if any), associated with such FE Subsidiary's Purchased FE Assets arising on or after the Auction Closing Date under its FE Agreements, FE Real Property Leases and FE Transferable Permits, each in accordance with the terms thereof, including, without limitation, the FE Agreements entered into by such FE Subsidiary (i) prior to the date hereof and
(ii) after the date hereof consistent with the terms of this Agreement, except in each case to the extent such liabilities and obligations, but for a breach or default of such FE Subsidiary, would have been paid, performed or otherwise discharged on or prior to the Auction Closing Date or to the extent the same arise out of any such breach or default or out of any event which after the giving of notice or passage of time or both would constitute a default by such FE Subsidiary;

               (b) All liabilities and obligations of such FE Subsidiary, and/or Seller, as the case may be, (if any), associated with such FE Subsidiary's Purchased FE Assets in respect of Taxes for which Buyer is liable pursuant to Sections 3.6 or 7.9(a) hereof;

               (c) All liabilities and obligations of such FE Subsidiary, and/or Seller, as the case may be, (if any), associated with such FE Subsidiary's Purchased FE Assets with respect to the FE Transferred Employees incurred after the Auction Closing for which Buyer is responsible pursuant to
Section 7.11A;

               (d) All liabilities, responsibilities and obligations of such FE Subsidiary, and/or Seller, as the case may be, (if any), associated with such FE Subsidiary's Purchased FE Assets arising under Environmental Laws or relating to Environmental Conditions or Regulated Substances (including common law liabilities relating to Environmental Conditions and Regulated Substances), whether such liability, responsibility or obligation is known or unknown, contingent or accrued as of the Auction Closing Date including but not limited to: (i) costs of compliance (including capital, operating and other costs) relating to any violation or alleged violation of Environmental Laws occurring prior to, on or after the Auction Closing Date, with respect to the ownership or operation of the Purchased FE Assets; (ii) property damage or natural resource damage (whether such damages were manifested before or after the Auction Closing
Date) arising from Environmental Conditions or Releases of Regulated Substances at, on, in, under, adjacent to, or migrating from any Purchased FE Assets prior to, on or after the Auction Closing Date; (iii) any Remediation (whether or not such Remediation commenced before the Auction Closing Date or commences after the Auction Closing Date) of Environmental Conditions or Regulated Substances that are present or have been Released prior to, on or after the Auction Closing Date, at, on, in adjacent to or migrating from the Purchased FE Assets; (iv) any violations or alleged violations of Environmental Laws occurring on or after the Auction Closing Date with respect to the ownership or operation of any FE Assets; (v) any bodily injury or loss of life arising from Environmental Conditions or Releases of Regulated Substances at, on, in, under, adjacent to or migrating from any FE Purchased Asset on or after the Auction Closing Date;(vi) any bodily injury, loss of life, property damage, or natural resource damage arising from the storage, transportation, treatment, disposal, discharge, recycling or Release, at any Off-Site Location, or arising from the arrangement for such activities, on or after the Auction Closing Date, of Regulated Substances generated in connection with the ownership or operation of the Purchased FE Assets; and (vii) any Remediation of any Environmental Condition or Release of Regulated Substances arising from the storage, transportation, treatment, disposal, discharge, recycling or Release, at any Off-Site Location, or arising from the arrangement for such activities, on or after the Auction Closing Date, of Regulated Substances generated in connection with the ownership or operation of the Purchased FE Assets; provided, that nothing set forth in this Section 2.3A shall require Buyer to assume any liabilities, responsibilities or obligations that are expressly excluded in Section 2.4A;

               (e) All liabilities and obligations of each such FE Subsidiary, and/or Seller, as the case may be, (if any), associated with its Purchased FE Assets under the agreements or consent orders set forth on Schedule 2.3A(e) after the Auction Closing; and

               (f) With respect to the Purchased FE Assets of each such FE Subsidiary, and/or Seller, as the case may be, any Tax that may be imposed by any federal, state or local government on the ownership, sale (except as otherwise provided in Section 7.9(a)), operation or use of its Purchased FE Assets on or after the Auction Closing Date, except for any Income Taxes attributable to income received by each such FE Subsidiary, or Seller, if any.

               (g) All liabilities and obligations of FE and each FE Subsidiary, and/or Seller, as the case may be, (if any), arising on and after the Auction Closing Date under those orders, consent orders, decrees, or consent decrees relating to the Purchased FE Assets issued by or entered into with any Governmental Authority and listed in Schedule 2.3A(g) ("FE Governmental Orders"). In furtherance of this obligation, on the Auction Closing Date, Buyer shall execute and deliver to Seller and each applicable FE Subsidiary an enforceable agreement acknowledging and agreeing to be bound by, and assume the obligations of FE and the applicable FE Subsidiary, and/or Seller, as the case may be, (if any), under, the FE Governmental Orders.

               (h) For purposes of clarification, without any acknowledgment or admission that the following is a legal obligation of the FE Subsidiaries, Buyer acknowledges that it shall assume and be fully responsible for holding in its accounts sufficient SO2 Emissions Allowances and NOx Emissions Allowances to cover emissions of SO2 and NOx from all of the FE Plants for all of the calendar year in which the Auction Closing occurs, including the period of such year prior to the Auction Closing.

          2.4 Excluded DLC Liabilities. Notwithstanding anything to the contrary in this Agreement, Buyer shall not assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations of Seller (collectively, the "Excluded DLC Liabilities"):

               (a) Any liabilities or obligations of Seller in respect of any Excluded DLC Assets or other assets of Seller that are not Purchased DLC Assets;

               (b) Any liabilities or obligations with respect to Taxes attributable to Seller's ownership, operation or use of the Purchased DLC Assets for taxable periods, or portions thereof, ending before the Auction Closing Date, except for Taxes for which Buyer is liable pursuant to Sections 3.5 or 7.9(a) hereof;

               (c) Any liabilities or obligations of Seller accruing under any of the DLC Agreements prior to the Auction Closing Date;

               (d) Any and all asserted or unasserted liabilities or obligations to third parties (including employees) for personal injury or tort, or similar causes of action relating to the Purchased DLC Assets arising during or attributable to the period prior to the Auction Closing Date, other than liabilities or obligations assumed by Buyer under Section 2.3(d);

               (e) Any fines, penalties and associated costs for defending related enforcement actions, resulting from any violation or alleged violation of Environmental Laws with respect to the ownership or operation of the Purchased DLC Assets occurring prior to the Auction Closing Date;

               (f) Any payment obligations of Seller pursuant to the DLC Agreements for goods delivered or services rendered prior to the Auction Closing Date, including, but not limited to, rental payments pursuant to the DLC Real Property Leases;

               (g) Any liabilities, responsibilities and obligations of Seller arising under Environmental Laws or relating to Environmental Conditions or Regulated Substances (including common law liabilities relating to Environmental Conditions and Regulated Substances), whether such liability, responsibility or obligation was known or unknown, contingent or accrued, which relates to (i) any bodily injury, loss of life, property damage or natural resource damage arising from the storage, transportation, treatment, disposal, discharge, recycling or Release of Regulated Substances generated in connection with the ownership or operation of the Purchased DLC Assets at any Off-Site Location, or arising from the arrangement for such activities, prior to the Auction Closing Date; or (ii) any Remediation of any Environmental Condition or Regulated Substance at any Off-Site Location, arising from the storage, transportation, treatment, disposal, discharge, recycling or Release of Regulated Substances generated in connection with the ownership or operation of the Purchased DLC Assets at such Off-Site Location, or arising from the arrangement for such activities, prior to the Auction Closing Date; provided, that for purposes of this paragraph, "Off-Site Location" does not include any location to which Regulated Substances disposed of or Released at the Purchased DLC Assets have migrated;

               (h) Any liability to third parties (including employees) for bodily injury or loss of life, to the extent caused (or allegedly caused) by Environmental Conditions or the Release of Regulated Substances at, on, in, under, or adjacent to, or migrating from, the Purchased DLC Assets prior to the Auction Closing Date;

               (i) Subject to Section 7.11, any liabilities or obligations of Seller, any Seller Subsidiary or any ERISA Affiliate of Seller relating to any DLC Plan including but not limited to any liability (i) relating to benefits payable under any DLC Plan; (ii) relating to the Pension Benefit Guaranty Corporation under Title IV of ERISA; (iii) relating to a multi-employer plan;
(iv) with respect to non-compliance with the notice and benefit continuation requirements of COBRA; (v) with respect to any noncompliance with ERISA or any other applicable laws; or (vi) with respect to any suit, proceeding or claim which is brought against Buyer, any DLC Plan, or any fiduciary or former fiduciary of any such DLC Plan;

               (j) Subject to Section 7.11, any liabilities or obligations arising from facts or circumstances prior to the Auction Closing Date relating to the employment or termination of employment, including discrimination, wrongful discharge, unfair labor practices, or constructive termination by Seller of any individual, attributable to any actions or inactions by Seller prior to the Auction Closing Date other than actions or inactions taken at the written direction of Buyer;

               (k) Subject to Section 7.11, any obligations of Seller for wages, overtime, employment taxes, severance pay, transition payments in respect of compensation or similar benefits accruing or arising prior to the Auction Closing under any term or provision of any contract, plan, instrument or agreement relating to any of the Purchased DLC Assets; and

               (l) Any liability of Seller arising out of a breach by Seller or any of its Affiliates of any of their respective obligations under this Agreement or the Ancillary Agreements.

          2.4A Excluded FE Liabilities. Notwithstanding anything to the contrary in this Agreement, Buyer shall not assume or be obligated to pay, perform or otherwise discharge the following liabilities or obligations of each FE Subsidiary (collectively, the "Excluded FE Liabilities"):

               (a) Any liabilities or obligations of each such FE Subsidiary in respect of its Excluded FE Assets or other assets of each such FE Subsidiary that are not its Purchased FE Assets;

               (b) Any liabilities or obligations of each such FE Subsidiary with respect to Taxes attributable to each such FE Subsidiary's ownership, operation or use of its Purchased FE Assets for taxable periods, or portions thereof, ending before the Auction Closing Date, except for Taxes for which Buyer is liable pursuant to Section 3.6 or 7.9(a) hereof;

               (c) Any liabilities or obligations of each such FE Subsidiary accruing under any of the FE Agreements prior to the Auction Closing Date;

               (d) Any and all asserted or unasserted liabilities or obligations to third parties (including employees) for personal injury or tort, or similar causes of action relating to the Purchased FE Assets arising during or attributable to the period prior to the Auction Closing Date, other than liabilities or obligations assumed under Section 2.3A(d);

               (e) Any fines, penalties and associated costs for defending related enforcement actions, resulting from any violation or alleged violation of Environmental Laws with respect to such FE Subsidiary's ownership or operation of its Purchased FE Assets occurring prior to the Auction Closing Date;

               (f) Any payment obligations of each such FE Subsidiary pursuant to its FE Agreements for goods delivered or services rendered prior to the Auction Closing Date, including, but not limited to, rental payments pursuant to its FE Real Property Leases;

               (g) Any liabilities, responsibilities and obligations of each such FE Subsidiary arising under Environmental Laws or relating to Environmental Conditions or Regulated Substances (including common law liabilities relating to Environmental Conditions and Regulated Substances), whether such liability, responsibility or obligation was known or unknown, contingent or accrued, which relates to (i) any bodily injury, loss of life, property damage or natural resource damage arising from the storage, transportation, treatment, disposal, discharge, recycling or Release of Regulated Substances generated in connection with the ownership or operation of its Purchased FE Assets at any Off-Site Location, or arising from the arrangement for such activities, prior to the Auction Closing Date; or (ii) any Remediation of any Environmental Condition or Regulated Substance at any Off-Site Location, arising from the storage, transportation, treatment, disposal, discharge, recycling or Release of Regulated Substances generated in connection with the ownership or operation of its Purchased FE Assets at such Off-Site Location, or arising from the arrangement for such activities, prior to the Auction Closing Date; provided, that for purposes of this paragraph, "Off-Site Location" does not include any location to which Regulated Substances disposed of or Released at such Purchased FE Assets have migrated;

               (h) Any liability to third parties (including employees) for bodily injury or loss of life, to the extent caused (or allegedly caused) by Environmental Conditions or the Release of Regulated Substances at, on, in, under, or adjacent to, or migrating from, the Purchased FE Assets of each such FE Subsidiary prior to the Auction Closing Date;

               (i) Any liabilities or obligations of each such FE Subsidiary or any ERISA Affiliate of such FE Subsidiary relating to any FE Plan including but not limited to any liability (i) relating to benefits payable under any FE Plan;
(ii) relating to the Pension Benefit Guaranty Corporation under Title IV of ERISA; (iii) relating to a multi-employer plan; (iv) with respect to non-compliance with the notice and benefit continuation requirements of COBRA;
(v) with respect to any noncompliance with ERISA or any other applicable laws; or (vi) with respect to any suit, proceeding or claim which is brought against Buyer, any FE Plan, or any fiduciary or former fiduciary of any such FE Plan, in each case other than liabilities or obligations assumed under Section 7.11A;

               (j) Any liabilities or obligations arising from facts or circumstances prior to the Auction Closing Date relating to the employment or termination of employment, including discrimination, wrongful discharge, unfair labor practices, or constructive termination by any FE Subsidiary of any individual, attributable to any actions or inactions by each such FE Subsidiary prior to the Auction Closing Date, including without limitation unfair labor practice charges relating to Avon Lake, other than such actions or inactions taken at the written direction of Buyer, other than liabilities or obligations assumed under Section 7.11A;

               (k) Any obligations of each such FE Subsidiary for wages, overtime, employment taxes, severance pay, transition payments in respect of compensation or similar benefits accruing or arising prior to the Auction Closing under any term or provision of any contract, plan, instrument or agreement relating to any of its Purchased FE Assets, other than liabilities or obligations assumed under Section 7.11A; and

               (l) Any liability of each such FE Subsidiary arising out of a breach by each such FE Subsidiary, or any of its Affiliates, of any of their respective obligations under this Agreement or the Ancillary Agreements.

          2.5  Control of Litigation.

               (a) The Parties agree and acknowledge that Seller and the FE Subsidiaries, respectively, shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or Remediation activity (including without limitation any environmental mitigation or Remediation activities), arising out of or related to any Excluded DLC Liabilities and Excluded FE Liabilities, respectively, and Buyer agrees to cooperate fully in connection therewith and in connection therewith, shall comply with the provisions of Section 7.2.

               (b) The Parties agree and acknowledge that Buyer shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigation or Remediation activity (including without limitation any environmental mitigation or Remediation activities), arising out of or related to any Assumed DLC Liabilities and Assumed FE Liabilities, respectively, and Seller, with respect to Assumed DLC Liabilities, and Seller and the FE Subsidiaries, with respect to Assumed FE Liabilities, agree to cooperate fully in connection therewith and in connection therewith, shall comply with the provisions of Section 7.2.

          2.6  Fuel Supplies.

               (a) At the Auction Closing, (i) Seller will sell, assign, convey, transfer and deliver to Buyer its rights, title and interest in and to the Fuel Supplies related to the operation of the DLC Plants ("DLC Fuel Supplies"), and (ii) Buyer shall pay to Seller an amount equal to the actual cost of such DLC Fuel Supplies on Seller's books and records, as established by invoices (and reasonable supporting materials demonstrating the actual cost of such DLC Fuel Supplies), with such invoices and supporting materials to be delivered to Buyer by Seller not later than three (3) Business Days prior to the scheduled date of the Auction Closing.

               (b) At the Auction Closing, (i) Seller will sell, assign, convey, transfer and deliver to Buyer its rights, title and interest in and to the Fuel Supplies related to the operation of the FE Plants (collectively, "FE Fuel Supplies"), and (ii) Buyer shall pay to Seller an amount equal to the actual cost of such FE Fuel Supplies on the FE Subsidiaries' books and records as established by invoices (and reasonable supporting materials demonstrating the actual cost of such FE Fuel Supplies), with such invoices and supporting materials to be delivered to Seller by the FE Subsidiaries and then by Seller to the Buyer not later than three (3) Business Days prior to the scheduled date of the Auction Closing.

          2.7  Inventories.

               (a) Schedule 2.7(a) lists the quantities of DLC Inventories that will be transferred to Buyer, together with the net book values of such DLC Inventories. At the Auction Closing, as part of the Purchased DLC Assets, Seller will transfer to Buyer the DLC Inventories relating to the DLC Plants. Because Seller has operated the DLC Plants as part of a larger, integrated utility system, not all of such DLC Inventories have actually been maintained in stock at each DLC Plant, but are identified and dedicated as Purchased DLC Assets on
Schedule 2.7(a) hereto. Seller shall transport and deliver all such DLC Inventories to the applicable DLC Plant prior to the Auction Closing.

               (b) Schedule 2.7(b) lists the quantities of FE Inventories that will be transferred to Buyer, together with the net book values of such FE Inventories. At the Auction Closing, as part of the Purchased FE Assets, Seller will transfer to Buyer its right, title and interest in and to the FE Inventories relating to the FE Plants. Because each FE Subsidiary has operated its FE Plants as part of a larger, integrated utility system, not all of such FE Inventories have actually been maintained in stock at each such FE Plant, but are identified and dedicated as Purchased FE Assets on Schedule 2.7(b) hereto. Each FE Subsidiary shall transport and deliver all such FE Inventories to the applicable FE Plant prior to the Auction Closing.

                                   ARTICLE III

                                   THE CLOSING

          3.1 Closing. Upon the terms and subject to the satisfaction of the conditions in Article VIII of this Agreement, each of (i) the sale, assignment, conveyance, transfer and delivery of the Purchased DLC Assets to Buyer by Seller, (ii) the sale, assignment and conveyance of Seller's beneficial ownership of the Purchased FE Assets to Buyer by Seller, (iii) the transfer and delivery of the Purchased FE Assets to Buyer by Seller and/or each FE Subsidiary, as the case may be, (iv) the payment of the Purchase Price to Seller by Buyer, and (v) the consummation of the other respective obligations of the Parties contemplated by this Agreement shall take place at a closing (the "Auction Closing"), to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, N.W., Washington, D.C. or another mutually acceptable location.

          3.2  Closing Payments.

               (a) Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration of the aforesaid sale, assignment, conveyance, transfer and delivery of the Purchased Assets, Buyer will pay or cause to be paid to Seller at the Auction Closing an aggregate amount in U.S. dollars of one billion seven hundred five million dollars ($1,705,000,000.00) (the "Purchase Price") plus or minus any adjustments pursuant to the provisions of this Agreement, by wire transfer of immediately available funds denominated in U.S. dollars or by such other means as are agreed upon by Seller and Buyer.

               (b) Simultaneously with its payment of the Purchase Price pursuant to Section 3.2(a), Buyer will pay or cause to be paid to Seller the sum of (i) the amounts payable to Seller for FE Fuel Supplies pursuant to Section 2.6(b) plus (ii) the amount expended by the FE Subsidiaries between the date hereof and the Auction Closing Date for FE Capital Expenditures that (A) are not described in Schedule 7.1(A)(c)(viii) and (B) satisfy one or more of the tests for permitted FE Capital Expenditures set forth in Section 7.1A(c)(viii), plus or minus (iii) the amount by which the book value of FE Inventories, as of the Auction Closing Date, exceeds or falls short of that value set forth in Schedule 2.7(b), plus or minus (iv) the net balance payable to or by Seller, if any, for items relating to the Purchased FE Assets prorated pursuant to Section 3.6 (each sum, an "FE Closing Payment"), by wire transfer of immediately available funds denominated in U.S. dollars or by such other means as are agreed upon by Seller and Buyer.

          3.3  Adjustment to Purchase Price.

               (a) Subject to Section 3.3(b), at the Auction Closing, the Purchase Price shall be adjusted to account for the items set forth in this
Section 3.3(a):

                    (i) The Purchase Price shall be adjusted to account for the amount by which the book value of DLC Inventories held by Seller, as of the Auction Closing Date, exceeds or falls short of that set forth in Schedule 2.7(a).

                    (ii) The Purchase Price shall be adjusted to account for the net balance payable to or by Seller, if any, for items relating to the Purchased DLC Assets prorated pursuant to Sections 3.5.

                    (iii) The Purchase Price shall be adjusted to account for the amount expended by Seller between the date hereof and the Auction Closing Date for DLC Capital Expenditures that (A) are not described in Schedule 7.1(c)(viii) and (B) satisfy one or more of the tests for permitted DLC Capital Expenditures set forth in Section 7.1(c)(viii).

                    (iv) The Purchase Price shall be adjusted to account for the amounts payable to Seller for DLC Fuel Supplies pursuant to Section 2.6(a).

               (b) At least ten (10) Business Days prior to the Auction Closing Date, (i) Seller shall prepare and deliver to Buyer an estimated closing statement (the "DLC Estimated Closing Statement") that shall set forth Seller's best estimate of the estimated adjustments to the Purchase Price required by
Section 3.3(a) (the "DLC Estimated Adjustment") and (ii) Seller shall prepare and deliver to Buyer an estimated closing statement (the "FE Estimated Closing Statement") that shall set forth Seller's best estimate of the estimated payments to be made to Seller pursuant to Section 3.2(b) (the "FE Estimated Closing Payment"). Within five (5) Business Days following the delivery of an Estimated Closing Statement to Buyer, Buyer may object in good faith to such Estimated Closing Payment in writing. In the event of any such objection, the applicable Parties shall attempt to resolve their differences by negotiation. If such Parties are unable to do so before three (3) Business Days prior to the Auction Closing Date, the amounts of the DLC Estimated Adjustment and the FE Estimated Closing Payments not in dispute shall be paid at the Auction Closing and the disputed portions shall be paid as a Post-Closing Adjustment to the extent required by Section 3.3(d).

               (c)  Within sixty (60) days following the Auction Closing Date,
(i) Seller shall prepare and deliver to Buyer a final closing statement setting forth the final adjustments to the Purchase Price required by Section 3.3(a) (the "Proposed DLC Post-Closing Adjustment"), and (ii) Seller shall prepare and deliver to Buyer a final closing statement setting forth the final adjustments to the final FE Closing Payment (the "Proposed FE Post-Closing Adjustment"). All calculations of the Proposed Post-Closing Adjustments shall be prepared using the same accounting principles, policies and methods as Seller and the FE Subsidiaries have historically used, respectively, in connection with the calculation of the items reflected on such Proposed Post-Closing Adjustments.

               (d) Within thirty (30) days following the delivery of a Proposed Post-Closing Adjustment to Buyer, Buyer may object to such Proposed Post-Closing Adjustment in writing. Seller and the FE Subsidiaries agree to cooperate with Buyer to provide Buyer and Buyer's Representatives information used to prepare the Proposed Post-Closing Adjustments and information relating thereto. If Buyer objects to a Proposed Post-Closing Adjustment, the applicable Parties shall attempt to resolve such dispute by negotiation. If such Parties are unable to resolve such dispute within thirty (30) days of any such objection by Buyer, the Parties shall appoint an Independent Accounting Firm, which shall, at Seller's and Buyer's joint expense, with respect to the Proposed DLC Post-Closing Adjustment, and at the applicable FE Subsidiary's and Buyer's joint expense with respect to an FE Post-Closing Adjustment, review such Proposed Post-Closing Adjustment and determine the appropriate adjustment to the Purchase Price or an FE Closing Payment, as applicable, if any, within thirty (30) days of such appointment. The Parties agree to cooperate with the Independent Accounting Firm and provide it with such information as it reasonably requests to enable it to make such determination. The finding of such Independent Accounting Firm shall be binding on the Parties hereto. Upon determination by agreement of the applicable Parties or by binding determination of the Independent Accounting Firm of the appropriate adjustment to the Purchase Price (in either case, the "DLC Post-Closing Adjustment") and/or to an FE Closing Payment (in either case, each an "FE Post-Closing Adjustment"), if such Post-Closing Adjustment results in a change to either the Purchase Price or an FE Closing Payment, the Party owing the difference shall deliver such difference to the Party owed such amount no later than two (2) Business Days after the determination of such Post Closing Adjustment, in immediately available funds or in any other manner as reasonably requested by the Party owed such amount.

          3.4  Reserved

          3.5  DLC Prorations.

               (a) Buyer and Seller agree that all of the items normally prorated, including those listed below (but not including Income Taxes), relating to the business and operation of the Purchased DLC Assets shall be prorated as of the Auction Closing Date, with Seller liable for such items to the extent such items relate to any time period prior to the Auction Closing Date, and Buyer liable for such items to the extent such items relate to periods commencing with the Auction Closing Date (measured in the same units used to compute the item in question, otherwise measured by calendar days):

                    (i) Personal property, real estate and occupancy Taxes, assessments and other charges, if any, on or with respect to the business and operation of the Purchased DLC Assets;

                    (ii) Rent, Taxes and all other items (including prepaid services or goods not included in DLC Inventories) payable by or to Seller under any of the DLC Agreements conveyed to Buyer;

                    (iii) Any permit, license, registration, compliance assurance fees or other fees with respect to any DLC Transferable Permit;

                    (iv) Sewer rents and charges for water, telephone, electricity and other utilities with respect to the Purchased DLC Assets; and

                    (v) Rent and Taxes payable by or to Seller under the DLC Real Property Leases assigned to Buyer.

               (b) In connection with the prorations referred to in Section 3.5(a) above, in the event that actual figures are not available at the Auction Closing Date, the proration shall be based upon the actual Taxes or other amounts accrued through the Auction Closing Date or paid for the most recent year (or other appropriate period) for which actual Taxes or other amounts paid are available. Such prorated Taxes or other amounts shall be re-prorated and paid to the appropriate Party within sixty (60) days of the date that the previously unavailable actual figures become available. The prorations shall be based on the number of days in a year or other appropriate period (i) before the Auction Closing and (ii) including and after the Auction Closing Date. Seller and Buyer agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 3.5.

          3.6  FE Prorations.

               (a) Seller and each FE Subsidiary, and, as set forth in Section 2.3A(g), Buyer, agree that all of the items normally prorated, including those listed below (but not including Income Taxes), relating to the business and operation of the Purchased FE Assets shall be prorated as of the Auction Closing Date, with the applicable FE Subsidiary liable to the extent such items relate to any time period prior to the Auction Closing Date, and Buyer solely liable to the extent such items relate to periods commencing with the Auction Closing Date (measured in the same units used to compute the item in question, otherwise measured by calendar days):

                    (i) Personal property, real estate and occupancy Taxes, assessments and other charges, if any, on or with respect to the business and operation of the Purchased FE Assets;

                    (ii) Rent, Taxes and all other items (including prepaid services or goods not included in FE Inventories) payable by or to such FE Subsidiary under any of its FE Agreements conveyed to Buyer;

                    (iii) Any permit, license, registration, compliance assurance fees or other fees with respect to the FE Transferable Permits of such FE Subsidiary;

                    (iv) Sewer rents and charges for water, telephone, electricity and other utilities with respect to the Purchased FE Assets of such FE Subsidiary; and

                    (v) Rent and Taxes payable by or to such FE Subsidiary under its FE Real Property Leases assigned to Buyer.

               (b) In connection with the prorations referred to in Section 3.6(a) above, in the event that actual figures are not available at the Auction Closing Date, the proration shall be based upon the actual Taxes or other amounts accrued through the Auction Closing Date or paid for the most recent year (or other appropriate period) for which actual Taxes or other amounts paid are available. Such prorated Taxes or other amounts shall be re-prorated and paid to the appropriate Party within sixty (60) days of the date that the previously unavailable actual figures become available. The prorations shall be based on the number of days in a year or other appropriate period (i) before the Auction Closing Date and (ii) including and after the Auction Closing Date. The Parties agree to furnish each other with such documents and other records as may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 3.6.

          3.7 Deliveries by Seller. At the Auction Closing, Seller will deliver, or cause to be delivered, the following to Buyer:

               (a) The Bill of Sale for the Purchased Assets, duly executed by Seller;

               (b) Certified copies of any and all governmental and other third party consents, waivers or approvals obtained or required to be obtained by Seller with respect to the transfer of the Purchased DLC Assets, or the consummation of the transactions contemplated by this Agreement;

               (c) One or more Warranty Deeds conveying title to the DLC Real Property to Buyer, duly executed and acknowledged by Seller and in recordable form;

               (d)  The opinions of counsel required by Section 8.1;

               (e) The DLC Assignment and Assumption Agreement, duly executed by Seller;

               (f)  A FIRPTA Affidavit, duly executed by Seller;

               (g) Copies, certified by the Secretary or Assistant Secretary of Seller, of corporate resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by Seller in connection herewith, and the consummation of the transactions contemplated hereby;

               (h) A certificate of the Secretary or Assistant Secretary of Seller identifying the name and title and bearing the signatures of the officers of Seller authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

               (i) Certificate of Good Standing with respect to Seller, issued by the Secretary of State of the Commonwealth of Pennsylvania;

               (j) To the extent available, originals of all DLC Agreements, DLC Real Property Leases and DLC Transferable Permits and, if not available, true and correct copies thereof;

               (k) All such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to transfer to Buyer the Purchased DLC Assets, in accordance with this Agreement and where necessary or desirable in recordable form;

               (l) Such other agreements, documents, instruments and writings as are required to be delivered by Seller at or prior to the Auction Closing Date pursuant to this Agreement or otherwise reasonably required by Buyer in connection herewith; and

               (m) A certificate dated the Auction Closing Date executed by the duly authorized officers of Seller to the effect that, to such officers' Knowledge, the conditions set forth in Sections 8.1(e) and (f) have been satisfied by Seller and that each of the representations and warranties of Seller made in this Agreement are true and correct in all material respects as though made at and as of the Auction Closing Date.

          3.8 Deliveries by the FE Subsidiaries. At the Auction Closing, each FE Subsidiary or, to the extent that any of the following items were delivered to Seller at the Exchange Closing, Seller, with respect to its FE Assets will deliver, or cause to be delivered, the following to Buyer:

               (a) The Bill of Sale with respect to the Purchased FE Assets of such FE Subsidiary, duly executed by such FE Subsidiary;

               (b) Certified copies of any and all governmental and other third party consents, waivers, or approvals obtained or required to be obtained by such FE Subsidiary with respect to the transfer of its Purchased FE Assets or the consummation of the transactions contemplated by this Agreement;

               (c) One or more Warranty Deeds conveying title to the FE Real Property to Buyer, duly executed and acknowledged by such FE Subsidiary and in recordable form;

               (d) The opinions of counsel required by Section 8.1, in the form of Exhibit H attached hereto;

               (e) The applicable FE Assignment and Assumption Agreement, duly executed by such FE Subsidiary;

               (f)  A FIRPTA Affidavit, duly executed by such FE Subsidiary;

               (g) Copies, certified by the Secretary or Assistant Secretary of such FE Subsidiary, of corporate resolutions authorizing the execution and delivery of this Agreement, the Exchange Agreement and all of the agreements and instruments to be executed and delivered by such FE Subsidiary in connection herewith, and the consummation of the transactions contemplated by this Agreement;

               (h) A certificate of the Secretary or Assistant Secretary of such FE Subsidiary identifying the name and title and bearing the signatures of the officers of such FE Subsidiary authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

               (i) To the extent available, originals of all FE Agreements, FE Real Property Leases and FE Transferable Permits of such FE Subsidiary and, if not available, true and correct copies thereof;

               (j) Certificate of Good Standing with respect to such FE Subsidiary, issued by the Secretary of State of Ohio or the Secretary of State of the Commonwealth of Pennsylvania, as applicable;

               (k) All such other instruments of assignment, transfer or conveyance as shall, in the reasonable opinion of Buyer and its counsel, be necessary to transfer to the Buyer the Purchased FE Assets of such FE Subsidiary, in accordance with this Agreement and where necessary or desirable in recordable form;

               (l) Such other agreements, documents, instruments and writings as are required to be delivered by such FE Subsidiary at or prior to the Auction Closing Date pursuant to this Agreement or otherwise reasonably required by Buyer in connection herewith; and

               (m) A certificate dated the Auction Closing Date, executed by the duly authorized officers of such FE Subsidiary to the effect that, to such officers' Knowledge, the conditions set forth in Sections 8.1(e) and (f) have been satisfied by such FE Subsidiary and that each of the representations and warranties of such FE Subsidiary made in this Agreement are true and correct in all material respects as though made at and as of the Auction Closing Date.

          3.9 Deliveries by Buyer. At the Auction Closing, Buyer will deliver, or cause to be delivered, the following:

               (a)  With respect to Seller:

                    (i) The Purchase Price, as adjusted pursuant to Section 3.3, by wire transfer of immediately available funds denominated in U.S. dollars in accordance with Seller's instructions or by such other means as are agreed upon by Seller and Buyer;

                    (ii) The FE Closing Payment to be made to Seller by wire transfer of immediately available funds denominated in U.S. dollars in accordance with Seller's instructions or by such other means as are agreed upon by Buyer and Seller; and

                    (iii) The DLC Assignment and Assumption Agreement, duly executed by Buyer;

                    (iv) All such other instruments of assignment or assumption as shall, in the reasonable opinion of Seller and its counsel, be necessary for the assignment of the Purchased DLC Assets to or the assumption of the Assumed DLC Liabilities by Buyer in accordance with this Agreement; and

                    (v)  The agreement contemplated by Section 2.3(h) hereof.

               (b)  With respect to Seller and the FE Subsidiaries:

                    (i) The FE Assignment and Assumption Agreements, duly executed by Buyer;

                    (ii) All such other instruments of assignment or assumption as shall, in the reasonable opinion of Seller, the FE Subsidiaries or their counsel, be necessary for the assignment of the Purchased FE Assets to or the assumption of the Assumed FE Liabilities by Buyer in accordance with this Agreement;

                    (iii) Copies, certified by the Secretary or Assistant Secretary of Buyer , of resolutions authorizing the execution and delivery of this Agreement and all of the agreements and instruments to be executed and delivered by the Buyer in connection herewith, and the consummation of the transactions contemplated hereby;

                    (iv) A certificate of the Secretary or Assistant Secretary of Buyer, identifying the name and title and bearing the signatures of the officers of Buyer authorized to execute and deliver this Agreement and the other agreements and instruments contemplated hereby;

                    (v) The opinions of counsel required by Sections 8.2 and 8.3; and

                    (vi) The agreement contemplated by Section 2.3A(g) hereof.

               (c) Certified copies of any and all governmental and other third party consents, waivers or approvals obtained or required to be obtained by Buyer with respect to the transfer of the Purchased Assets or the consummation of the transactions contemplated by this Agreement;

               (d) Certificates of Insurance relating to the insurance policies required pursuant to each of the DLC Connection Agreement and the FE Connection Agreements;

               (e) Such other agreements, documents, instruments and writings as are required to be delivered by Buyer at or prior to the Auction Closing Date pursuant to this Agreement or otherwise reasonably required by Seller and the FE Subsidiaries in connection herewith;

               (f) Certificate of Good Standing with respect to Buyer, issued by the Secretary of State of Delaware; and

               (g) A certificate dated the Auction Closing Date executed by the duly authorized officers of Buyer to the effect that, to such officers' Knowledge, the conditions set forth in Sections 8.2(f), (g) and (i) and Sections 8.3(e),(f) and (h) have been satisfied by Buyer and that each of the representations and warranties of Buyer made in this Agreement are true and correct in all material respects as though made at and as of the Auction Closing Date.

          3.10 Ancillary Agreements. The Parties acknowledge that the Ancillary Agreements (except for the Must-Run Agreements and the Connection Agreements) shall be executed on or before the Auction Closing Date and each Party agrees to execute, in connection with the Auction Closing, each Ancillary Agreement to which it is to be a party, substantially in the form of such Ancillary Agreements attached hereto. Each Party further acknowledges that, to the extent that it is a party to such Ancillary Agreement, it has executed the Must-Run Agreements and the Connection Agreements.

          3.11 Work in Progress. The Parties agree to work together before and after the Auction Closing Date to effect an orderly transition with respect to work in progress.


                                   ARTICLE IV

              REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLER

          Seller hereby represents and warrants to Buyer as follows:

          4.1 Incorporation; Qualification. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to own, lease, and operate its material assets and properties and to carry on its business as is now being conducted. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its business, as now being conducted, shall require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. Seller has heretofore delivered to Buyer true, complete, and correct copies of its Articles of Incorporation and Bylaws currently in effect.

          4.2 Authority. Seller has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which Seller is a signatory and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which Seller is a signatory and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Seller and this Agreement has been duly and validly executed and delivered by Seller. Subject to the receipt of the DLC Required Regulatory Approvals, each of this Agreement and the Ancillary Agreements to which Seller is a signatory constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          4.3  Consents and Approvals; No Violation.

               (a) Except as set forth in Schedule 4.3(a), and subject to obtaining any DLC Required Regulatory Approvals, neither the execution, delivery and performance of this Agreement nor the execution, delivery and performance of the Ancillary Agreements will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Seller, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Seller is a party or by which it, or any of the Purchased DLC Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not, individually or in the aggregate, create a Material Adverse Effect; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Seller, which violations, individually or in the aggregate, would create a Material Adverse Effect.

               (b) Except as set forth in Schedule 4.3(b), (the filings and approvals referred to in Schedule 4.3(b) are collectively referred to as the "DLC Required Regulatory Approvals"), no consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement and the Ancillary Agreements by Seller or the consummation by Seller of the transactions contemplated hereby and thereby, other than (i) such consents, approvals, filings or notices which, if not obtained or made, will not prevent Seller from performing its material obligations under this Agreement and the Ancillary Agreements and (ii) such consents, approvals, filings or notices which become applicable to Seller or the Purchased DLC Assets as a result of the specific regulatory status of the Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which the Buyer (or any of its Affiliates) is or proposes to be engaged.

          4.4 Insurance. Except as set forth in Schedule 4.4, all material policies of fire, liability, workers' compensation and other forms of insurance (if any) owned or held by, or on behalf of, Seller with respect to the business, operations or employees at the DLC Plants or the Purchased DLC Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 4.4, within the thirty-six (36) months preceding the date of this Agreement, Seller has not been refused any insurance with respect to the Purchased DLC Assets nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve (12) months.

          4.5 DLC Real Property Leases. Schedule 4.5 lists, as of the date of this Agreement, all real property leases under which Seller is a lessee or lessor and which relate to the Purchased DLC Assets (the "DLC Real Property Leases"). Except as set forth in Schedule 4.5, all such DLC Real Property Leases are valid, binding and enforceable against Seller in accordance with their terms; there are no existing defaults by Seller or, to Seller's Knowledge, any other party thereunder that could reasonably be expected to result in a Material Adverse Effect; and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default by Seller or, to Seller's Knowledge, any other party thereunder that could reasonably be expected to result in a Material Adverse Effect. Seller has delivered to Buyer true, correct and complete copies of each of the DLC Real Property Leases.

          4.6 Environmental Matters. Except as disclosed in Schedule 4.6 or in the "Phase I" and "Phase II" environmental site assessments prepared by the independent environmental consultants and made available for inspection by Buyer ("DLC Environmental Reports"):

               (a) Seller holds, and is in substantial compliance with, all Environmental Permits that are required for Seller to conduct the business and operations of the Purchased DLC Assets, and Seller is otherwise in compliance with applicable Environmental Laws with respect to the business and operations of the Purchased DLC Assets, except for such failures to hold or comply with required Environmental Permits, or such failures to be in compliance with applicable Environmental Laws, as would not, individually or in the aggregate, create a Material Adverse Effect;

               (b) Seller has not received (i) any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law with respect to any of the DLC Real Property, or
(ii) any written notification from a Governmental Authority with respect to pending or ongoing investigations or enforcement actions related to alleged or potential violations of any applicable Environmental Law with respect to any of the DLC Real Property;

               (c) Seller has not entered into or agreed to any consent decree or order relating to the Purchased DLC Assets, and is not subject to any outstanding judgment, decree, or judicial order relating to compliance with any Environmental Law or to Remediation of Regulated Substances under any Environmental Law relating to the Purchased DLC Assets; and

               (d) To Seller's Knowledge, no Release of Regulated Substances has occurred at, from, in, on, or under the DLC Real Property, and no Regulated Substances are present in, on, about or migrating from the DLC Real Property that could give rise to an Environmental Claim related to the Purchased DLC Assets for which Remediation reasonably could be required, except in any such case to the extent that any such Release or Environmental Claim would not, individually or in the aggregate, create a Material Adverse Effect.

          The representations and warranties made in this Section 4.6 are Seller's exclusive representations and warranties relating to environmental matters of Seller as of the date hereof.

          4.7 Labor Matters. Seller has previously delivered to Buyer true and correct copies of all collective bargaining agreements to which Seller is a party or is subject and which relate to the business and operations of the Purchased DLC Assets. With respect to the business or operations of the Purchased DLC Assets, except to the extent set forth in Schedule 4.7 and except for such matters as will not, individually or in the aggregate, create a Material Adverse Effect, (a) Seller is in compliance with all applicable laws respecting employment and employment practices, occupational safety and health, plant closing, mass layoffs, terms and conditions of employment and wages and hours; (b) Seller has not received any written notice of any unfair labor practice complaint against Seller pending before the National Labor Relations Board; (c) no arbitration proceeding arising out of or under any collective bargaining agreement is pending against Seller; and (d) Seller has not experienced any work stoppage within the three-year period prior to the date hereof and to Seller's Knowledge none is currently threatened.

          4.8  Benefit Plans:  ERISA.

               (a) Schedule 4.8 lists all DLC Plans maintained for, or in which the employees of Seller connected with the Purchased DLC Assets participate. True and complete copies of all such DLC Plans have been made available to the Buyer.

               (b) No liability under Title IV or Section 302 of ERISA has been incurred by Seller or any ERISA Affiliate of Seller that has not been satisfied in full, and no condition exists that presents a material risk to Seller or any ERISA Affiliate of Seller of incurring any such liability, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due). Insofar as the representation made in this Section 4.8 applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Seller or any ERISA Affiliate of Seller made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Auction Closing Date.

               (c) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Seller or any ERISA Affiliate of Seller to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               (d) There has been no material failure of any of the DLC Plans that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code). Neither the Seller nor any ERISA Affiliate of Seller has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate of Seller has incurred a tax under Section 5000(e) of the Code that is or could become a liability of Buyer.

               (e) There are no pending, threatened or anticipated claims by or on behalf of any DLC Plans, by any employee or beneficiary covered under any such DLC Plans, or otherwise involving any such DLC Plans (other than routine claims for benefits).

          4.9 DLC Real Property. Schedule 4.9 contains a description of the DLC Real Property included in the Purchased DLC Assets. True and correct copies of any current surveys, abstracts, title commitments and title opinions in Seller's possession and all policies of title insurance currently in force and in the possession of Seller with respect to the DLC Real Property have heretofore been made available to Buyer.

          4.10 Condemnation. Except as set forth in Schedule 4.10, Seller has not received any written notices of and otherwise has no Knowledge of any pending or threatened proceedings or actions by any Governmental Authority to condemn or take by power of eminent domain all or any part of the Purchased DLC Assets.

          4.11 Contracts and Leases.

               (a) Schedule 4.11(a) lists each DLC Agreement which is material to Seller for the business or operations of the Purchased DLC Assets, other than those (i) that are listed or described on another Schedule, (ii) that are expected to expire or terminate prior to the Auction Closing Date, or (iii) that provide for annual payments by Seller after the date hereof of less than $100,000 and payments by Seller after the date hereof of less than $500,000 in the aggregate.

               (b) Except as disclosed in Schedule 4.11(b), each DLC Agreement listed on Schedule 4.11(a) constitutes a legal, valid and binding obligation of Seller and, to Seller's Knowledge, constitutes a valid and binding obligation of the other parties thereto, and may be transferred to the Buyer as contemplated by this Agreement without the consent of the other parties thereto and will continue in full force and effect thereafter, unless in such case the impact of such lack of legality, validity or binding nature, or inability to transfer, would not, individually or in the aggregate, create a Material Adverse Effect.

               (c) Except as set forth in Schedule 4.11(c), there is not, under the DLC Agreements listed on Schedule 4.11(a), any default or event which, with notice or lapse of time or both, would constitute a default on the part of the Seller or to Seller's Knowledge, any of the other parties thereto, except such events of default and other events which would not, individually or in the aggregate, create a Material Adverse Effect.

          4.12 Legal Proceedings. Except as set forth in Schedule 4.12, there is no action or proceeding pending or, to Seller's Knowledge, threatened against Seller before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to create a Material Adverse Effect. Except as set forth in Schedule 4.12 Seller is not subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority that would, individually or in the aggregate, create a Material Adverse Effect.

          4.13 Permits.

               (a) Seller has all DLC Permits (other than Environmental Permits, which are addressed in Section 4.6 hereof) necessary to own and operate the Purchased DLC Assets except where the failure to have such DLC Permits would not, individually or in the aggregate, create a Material Adverse Effect. Except as disclosed on Schedule 4.13(a), Seller has not received any written notification that it is in violation of any such DLC Permits, except notifications of violations which would not, individually or in the aggregate, create a Material Adverse Effect. Seller is in compliance with all DLC Permits except where such non-compliance would not, individually or in the aggregate, create a Material Adverse Effect.

               (b) Schedule 4.13(b) sets forth all material DLC Permits, other than DLC Transferable Permits (which are set forth on Schedule 1.1(71)), related to the Purchased DLC Assets.

          4.14 Taxes.

               (a) Seller has filed or caused to be filed all Tax Returns that are required to be filed by it with respect to any Tax relating to the Purchased DLC Assets, and has paid or caused to be paid all Taxes that have become due as indicated thereon, except where such Tax is being contested in good faith by appropriate proceedings, or where the failure to so file or pay would not create a Material Adverse Effect. Seller has complied in all material respects with all applicable laws, rules and regulations relating to withholding Taxes relating to DLC Transferred Employees. All Tax Returns relating to the Purchased DLC Assets are true, correct and complete in all material respects. There are no liens for Taxes upon the Purchased DLC Assets except for liens for Taxes not yet due and Permitted Encumbrances.

               (b) Except as set forth in Schedule 4.14(b), no notice of deficiency or assessment has been received from any taxing authority with respect to liabilities for Taxes of Seller in respect of the Purchased DLC Assets, which have not been fully paid or finally settled, and any such deficiency shown in Schedule 4.14 is being contested in good faith through appropriate proceedings.

               (c) Except as set forth in Schedule 4.14(c), there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with the Purchased DLC Assets that will be binding upon Buyer after the Auction Closing.

               (d) Except as set forth on Schedule 4.14(d), none of the Purchased DLC Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f) of the Code, and none of the Purchased DLC Assets is "tax-exempt use" property within the meaning of Section 168(h) of the Code.

               (e) Schedule 4.14(e) sets forth the taxing jurisdictions in which Seller owns assets or conducts business that require a notification to a taxing authority of the transactions contemplated by this Agreement, if the failure to make such notification, or obtain Tax clearance certificates in connection therewith, would either require Buyer to withhold any portion of the consideration or subject Buyer to any liability for any Taxes of Seller.

          4.15 Intellectual Property. Schedule 2.1(l) sets forth all DLC Intellectual Property used in and, individually or in the aggregate with other Intellectual Property, material to the operation or business by Seller of the Purchased DLC Assets, each of which Seller either has all right, title and interest in or valid and binding rights under contract to use in connection with the operation of the Purchased DLC Assets. Except as disclosed in Schedule 4.15,
(a) Seller is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default), under any contract to use such DLC Intellectual Property, and (b) to Seller's Knowledge, such DLC Intellectual Property is not being infringed by any other Person. Except as disclosed in Schedule 4.15, Seller has not received notice that it is infringing any Intellectual Property of any other Person in connection with the operation or business of the Purchased DLC Assets, and Seller, to its Knowledge, is not infringing any Intellectual Property of any other Person which, individually or in the aggregate, would have a Material Adverse Effect.

          4.16 Capital Expenditures. Except as set forth in Schedule 7.1(c)(viii), there are no DLC Capital Expenditures that are planned by Seller through December 31, 2000.

          4.17 Compliance With Laws. Seller is in compliance with all applicable laws, rules and regulations with respect to its ownership or operation of the Purchased DLC Assets except where the failure to be in compliance would not, individually or in the aggregate, create a Material Adverse Effect.

          4.18 Title. Seller is the owner of record title to the DLC Real Property and has good and valid title to the other Purchased DLC Assets which it purports to own. As of the date of the Auction Closing, Seller shall be the owner of record title to the DLC Real Property and have good and valid title to the other Purchased DLC Assets which it purports to own, free and clear of all Encumbrances except Permitted Encumbrances. If the Exchange Closing shall have occurred prior to the Auction Closing Date, Seller shall also be the owner of record title to the FE Real Property and have good and valid title to the other Purchased FE Assets which it purports to own, free and clear of all Encumbrances except Permitted Encumbrances.

          4.19 DISCLAIMERS REGARDING PURCHASED DLC ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, THE PURCHASED DLC ASSETS ARE TRANSFERRED "AS IS, WHERE IS", AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE DLC PLANTS, CONDITION, VALUE OR QUALITY OF THE PURCHASED DLC ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE PURCHASED DLC ASSETS AND SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE PURCHASED DLC ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR THE APPLICABILITY OF ANY GOVERNMENTAL REQUIREMENTS, INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL LAWS, OR WHETHER SELLER POSSESSES

SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE PURCHASED DLC ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE PURCHASED DLC ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE PURCHASED DLC ASSETS OR THE SUITABILITY OF THE PURCHASED DLC ASSETS FOR OPERATION AS A POWER PLANT AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY SELLER OR ITS REPRESENTATIVES, OR BY ANY BROKER OR INVESTMENT BANKER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE PURCHASED DLC ASSETS.

          4.20 Year 2000 Compliance. Seller, with respect to all Computer Systems included in the Purchased DLC Assets to be transferred under this Agreement, has plans to achieve Year 2000 Compliance with respect to such Computer Systems, and is using its Commercially Reasonable Efforts to carry out such plans.

          4.21 SEC Filings; Financial Statements.

               (a) Seller has filed, or caused to be filed, all forms, reports and documents required to be filed by Seller with the SEC since January 1, 1998, and has heretofore delivered or made available to Buyer in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 1997, (ii) Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998, June 30, 1998 and September 30, 1998, and (iii) all other reports or registration statements filed by Seller with the SEC since January 1, 1998 (collectively, the "DLC SEC Reports"). The DLC SEC Reports were prepared substantially in accordance with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated under each of such respective acts, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The financial statements, including all related notes and schedules, contained in the DLC SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Seller as at the respective dates thereof and the consolidated results of operations and cash flows of Seller for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.


                                    ARTICLE V

                REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF FE
                             AND THE FE SUBSIDIARIES

          Each FE Subsidiary severally with respect to itself and all matters related to such FE Subsidiary's obligations hereunder and as to the Purchased FE Assets to be transferred to Buyer, hereby represents and warrants to Buyer as follows:

          5.1 Incorporation; Qualification. Such FE Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state of incorporation and has all requisite corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now being conducted. Such FE Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its business as now being conducted shall require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect. Such FE Subsidiary has heretofore delivered to Buyer true, complete and correct copies of its respective Articles of Incorporation, Code of Regulations or Bylaws as currently in effect.

          5.2 Authority. Such FE Subsidiary has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a signatory and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a signatory by such FE Subsidiary and the consummation of the transactions contemplated hereby and thereby by such FE Subsidiary have been duly and validly authorized by all necessary corporate action required on the part of such FE Subsidiary and this Agreement and each of the Ancillary Agreements to which it is a signatory has been duly and validly executed and delivered by such FE Subsidiary. Subject to the receipt of the FE Required Regulatory Approvals, each of this Agreement and each of the Ancillary Agreements to which it is a signatory constitutes the legal, valid and binding agreement of such FE Subsidiary, enforceable against such FE Subsidiary in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          5.3  Consents and Approvals; No Violation.

               (a) Except as set forth in Schedule 5.3(a), and subject to obtaining any FE Required Regulatory Approvals, neither the execution, delivery and performance of this Agreement by such FE Subsidiary, nor the execution, delivery and performance of the Ancillary Agreements to which such FE Subsidiary is a signatory will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, Code of Regulations or Bylaws of such FE Subsidiary, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which such FE Subsidiary is a party or by which such FE Subsidiary, or any of its Purchased FE Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or that would not, individually or in the aggregate, create a Material Adverse Effect; or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to such FE Subsidiary, which violation, individually or in the aggregate, would create a Material Adverse Effect.

               (b) Except as set forth in Schedule 5.3(b) (the filings and approvals referred to in Schedule 5.3(b) are collectively referred to as "FE Required Regulatory Approvals"), no consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement and the Ancillary Agreements, or the consummation by such FE Subsidiary of the transactions contemplated hereby and thereby, other than (i) such consents, approvals, filings or notices which, if not obtained or made, will not prevent such FE Subsidiary from performing its material obligations under this Agreement and the Ancillary Agreements and (ii) such consents, approvals, filings or notices which become applicable to such FE Subsidiary or its Purchased FE Assets as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

          5.4 Insurance. Except as set forth in Schedule 5.4, all material policies of fire, liability, workers' compensation and other forms of insurance (if any) owned or held by, or on behalf of, such FE Subsidiary with respect to the business, operations or employees at its FE Plants or its Purchased FE Assets are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid (other than retroactive premiums which may be payable with respect to comprehensive general liability and workers' compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 5.4, within the thirty-six (36) months preceding the date of this Agreement, such FE Subsidiary has not been refused any insurance with respect to its Purchased FE Assets nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve
(12) months.

          5.5 FE Real Property Leases. Schedule 5.5 lists, as of the date of this Agreement, all real property leases under which such FE Subsidiary is a lessee or lessor, and which relate to its Purchased FE Assets ("FE Real Property Leases"). Except as set forth in Schedule 5.5, all such FE Real Property Leases are valid, binding and enforceable against such FE Subsidiary in accordance with their terms; there are no existing defaults by such FE Subsidiary or, to such FE Subsidiary's Knowledge, any other party thereunder that could reasonably be expected to result in a Material Adverse Effect; and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default by such FE Subsidiary or, to such FE Subsidiary's Knowledge, any other party thereunder that could reasonably be expected to result in a Material Adverse Effect. Such FE Subsidiary has delivered to Seller and Seller has delivered to the Buyer, true, correct and complete copies of each of its FE Real Property Leases.

          5.6 Environmental Matters. Except as disclosed in Schedule 5.6 or in the "Phase I" and "Phase II" environmental site assessments prepared by the independent environmental consultants and made available for inspection by Buyer ("FE Environmental Reports"):

               (a) Such FE Subsidiary holds, and is in substantial compliance with all FE Environmental Permits, that are required for such FE Subsidiary to conduct the business and operations of its Purchased FE Assets, and such FE Subsidiary is otherwise in compliance with applicable Environmental Laws with respect to the business and operations of its Purchased FE Assets, except for such failures to hold or comply with required FE Environmental Permits, or such failures to be in compliance with applicable Environmental Laws, as would not, individually or in the aggregate, create a Material Adverse Effect;

               (b) Such FE Subsidiary has not received (i) any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state law with respect to the FE Real Property, or
(ii) any written notification from a Governmental Authority with respect to pending or ongoing investigations or enforcement actions related to alleged or potential violations of any applicable Environmental Law with respect to any of the FE Real Property;

               (c) Such FE Subsidiary has not entered into or agreed to any consent decree or order relating to its Purchased FE Assets, or is subject to any outstanding judgment, decree, or judicial order relating to compliance with any Environmental Law or to Remediation of Regulated Substances under any Environmental Law relating to its Purchased FE Assets; and

               (d) To the Knowledge of such FE Subsidiary, no Release of Regulated Substances has occurred at, from, in, on, or under its FE Real Property and no Regulated Substances are present in, on, about or migrating from its FE Real Property that could give rise to an Environmental Claim related to its Purchased FE Assets for which Remediation reasonably could be required, except in any such case to the extent that any such Release or Environmental Claim would not, individually or in aggregate, create a Material Adverse Effect.

The representations and warranties made in this Section 5.6 are the exclusive representations and warranties of such FE Subsidiary relating to environmental matters as of the date hereof.

          5.7 Labor Matters. Such FE Subsidiary previously delivered to Buyer true and correct copies of all collective bargaining agreements to which such FE Subsidiary is a party or is subject and which relate to the business and operations of its Purchased FE Assets. With respect to the business or operations of its Purchased FE Assets, except to the extent set forth in
Schedule 5.7 and except for such matters as will not, individually or in aggregate, create a Material Adverse Effect, (a) such FE Subsidiary is in compliance with all applicable laws respecting employment and employment practices, occupational safety and health, plant closing, mass layoffs, terms and conditions of employment and wages and hours; (b) such FE Subsidiary has not received any written notice of any unfair labor practice complaint against any FE Subsidiary pending before the National Labor Relations Board; (c) no arbitration proceeding arising out of or under any collective bargaining agreement is pending against such FE Subsidiary; and (d) such FE Subsidiary has not experienced any work stoppage within the three-year period prior to the date hereof and to the Knowledge of such FE Subsidiary none is currently threatened.

          5.8  Benefit Plans:  ERISA.

               (a) Schedule 5.8(a) lists all FE Plans maintained for, or in which the employees of such FE Subsidiary connected with its Purchased FE Assets participate. True and complete copies of all such FE Plans have been made available to Buyer.

               (b) No liability under Title IV or Section 302 of ERISA has been incurred by such FE Subsidiary or any ERISA Affiliate of such FE Subsidiary that has not been satisfied in full, and no condition exists that presents a material risk to such FE Subsidiary or any ERISA Affiliate thereof of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty

Corporation (which premiums have been paid when due). Insofar as the representation made in this Section 5.8 applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which such FE Subsidiary or any ERISA Affiliate of such FE Subsidiary made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Auction Closing Date.

               (c) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of such FE Subsidiary or any ERISA Affiliate of such FE Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               (d) There has been no material failure of any of the FE Plans that is a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in Section 4980B(g) of the Code). Neither such FE Subsidiary nor any ERISA Affiliate of such FE Subsidiary has contributed to a nonconforming group health plan (as defined in Section 5000(c) of the Code) and no ERISA Affiliate of such FE Subsidiary has incurred a tax under Section 5000(e) of the Code that is or could become a liability of Buyer.

               (e) There are no pending, threatened or anticipated claims by or on behalf of any FE Plans, by any employee or beneficiary covered under any such FE Plans, or otherwise involving any such FE Plans (other than routine claims for benefits).

          5.9 Real Property. Schedule 5.9 contains a description of the FE Real Property of such FE Subsidiary included in the Purchased FE Assets. True and correct copies of any current surveys, abstracts, title commitments and title opinions in such FE Subsidiary's possession and all policies of title insurance currently in force and in the possession of such FE Subsidiary with respect to its FE Real Property have heretofore been made available to Buyer.

          5.10 Condemnation. Except as set forth in Schedule 5.10, such FE Subsidiary has not received any written notices of and otherwise has no Knowledge of any pending or threatened proceedings or actions by any Governmental Authority to condemn or take by power of eminent domain all or any part of its Purchased FE Assets.

          5.11 Contracts and Leases.

               (a) Schedule 5.11(a) lists each FE Agreement which is material to such FE Subsidiary for the business or operations of its Purchased FE Assets, other than those (i) that are expected to expire or terminate prior to the Auction Closing Date, or (ii) that provide for annual payments by such FE Subsidiary after the date hereof of less than $100,000 and payments by such FE Subsidiary after the date hereof of less than $500,000 in the aggregate.

               (b) Except as disclosed in Schedule 5.11(b), each FE Agreement listed in Schedule 5.11(b) constitutes a legal, valid and binding obligation of such FE Subsidiary and, to the Knowledge of such FE Subsidiary, constitutes a valid and binding obligation of the other parties thereto, and may be transferred to Buyer as contemplated by this Agreement without the consent of the other parties thereto and will continue in full force and effect thereafter, unless in any such case the impact of such lack of legality, validity or binding nature, or inability to transfer, would not, individually or in the aggregate, create a Material Adverse Effect.

               (c) Except as set forth in Schedule 5.11(c), there is not, under any of its FE Agreements listed on Schedule 5.11(a), any default or event which, with notice or lapse of time or both, would constitute a default on the part of such FE Subsidiary or to its Knowledge, any of the other parties thereto, except such events of default and other events which would not, individually or in the aggregate, create a Material Adverse Effect.

          5.12 Legal Proceedings. Except as set forth in Schedule 5.12, there is no action or proceeding pending or, to the Knowledge of such FE Subsidiary, threatened against such FE Subsidiary before any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to create a Material Adverse Effect. Except as set forth in Schedule 5.12, such FE Subsidiary is not subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority that would, individually or in the aggregate, create a Material Adverse Effect.

          5.13 Permits.

               (a) Such FE Subsidiary has all FE Permits (other than the FE Environmental Permits, which are addressed in Section 5.6 hereof) necessary to own and operate its Purchased FE Assets except where the failure to have such FE Permits would not, individually or in the aggregate, create a Material Adverse Effect. Except as disclosed on Schedule 5.13(a), such FE Subsidiary has not received any written notification that such FE Subsidiary is in violation of any such FE Permits, except notifications of violations which would not, individually or in the aggregate, create a Material Adverse Effect. Such FE

Subsidiary is in compliance with all its FE Permits except where non-compliance would not, individually or in the aggregate, create a Material Adverse Effect.

               (b) Schedule 5.13(b) sets forth all material FE Permits, other than FE Transferable Permits (which are set forth on Schedule 1.1(140)), related to the Purchased FE Assets of such FE Subsidiary.

          5.14 Taxes.

               (a) Such FE Subsidiary has filed or caused to be filed all Tax Returns that are required to be filed by it with respect to any Tax relating to the Purchased FE Assets or to such FE Subsidiary's operation of the Purchased FE Assets, and paid or caused to be paid all Taxes that have become due as indicated thereon, except where such Tax is being contested in good faith by appropriate proceedings, or where the failure to so file or pay would not create a Material Adverse Effect. Such FE Subsidiary has complied in all material respects with all applicable laws, rules and regulations relating to withholding Taxes relating to its FE Transferred Employees. All Tax Returns relating to its Purchased FE Assets are true, correct and complete in all material respects. There are no liens for Taxes upon its Purchased FE Assets except for liens for Taxes not yet due and Permitted Encumbrances.

               (b) Except as set forth in Schedule 5.14(b), no notice of deficiency or assessment has been received from any taxing authority with respect to liabilities for Taxes of such FE Subsidiary in respect of its Purchased FE Assets, which have not been fully paid or finally settled, and any such deficiency shown in Schedule 5.14 is being contested in good faith through appropriate proceedings.

               (c) Except as set forth in Schedule 5.14(c), there are no outstanding agreements or waivers extending the applicable statutory periods of limitation for Taxes associated with its Purchased FE Assets that will be binding upon Buyer after the Auction Closing.

               (d) Except as set forth on Schedule 5.14(d), none of its Purchased FE Assets is property that is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f) of the Code, and none of its Purchased FE Assets is "tax-exempt use" property within the meaning of Section 168(h) of the Code.

               (e) Schedule 5.14(e) sets forth the taxing jurisdictions in which such FE Subsidiary owns assets or conducts business that require a notification to a taxing authority of the transactions contemplated by this Agreement, if the failure to make such notification, or obtain Tax clearance certificates in connection therewith, would either require Buyer to withhold any portion of the consideration or subject Buyer to any liability for any Taxes of such FE Subsidiary.

          5.15 Intellectual Property. Schedule 2.1A(k) sets forth all FE Intellectual Property used in and, individually or in the aggregate with other Intellectual Property, material to the operation or business by such FE Subsidiary of its Purchased FE Assets, each of which such FE Subsidiary or its Affiliates either has all right, title and interest in or valid and binding rights under contract to use in connection with its operation of its Purchased FE Assets. Except as disclosed in Schedule 5.15, (i) such FE Subsidiary is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default), under any contract to use such FE Intellectual Property, and (ii) to the Knowledge of such FE Subsidiary, such FE Intellectual Property is not being infringed by any other Person. Such FE Subsidiary has not received notice that it is infringing any Intellectual Property of any other Person in connection with the operation or business of its Purchased FE Assets, and such FE Subsidiary, to its Knowledge, is not infringing any Intellectual Property of any other Person which, individually or in the aggregate, would have a Material Adverse Effect.

          5.16 Capital Expenditures. Except as set forth in Schedule 7.1A(c)(viii), there are no FE Capital Expenditures that are planned by such FE Subsidiary with respect to its Purchased FE Assets through December 31, 2000.

          5.17 Compliance With Laws. Such FE Subsidiary is in compliance with all applicable laws, rules and regulations with respect to the ownership or operation of its Purchased FE Assets, except where the failure to be in compliance would not, individually or in the aggregate, create a Material Adverse Effect.

          5.18 Title. Such FE Subsidiary is the owner of record title to the FE Real Property and has good and valid title to the other Purchased FE Assets which it purports to own. As of the date of the Auction Closing, (a) if the Exchange Closing shall not have occurred prior to the Auction Closing Date, such FE Subsidiary shall be the owner of record title to the FE Real Property and have good and valid title to the other Purchased FE Assets which it purports to own, free and clear of all Encumbrances except Permitted Encumbrances, or (b) if the Exchange Closing shall have occurred prior to the Auction Closing Date, such FE Subsidiary shall have transferred on that date record title to the FE Real Property and good and valid title to the other Purchased FE Assets which it purported to own, free and clear of all Encumbrances except Permitted Encumbrances.

          5.19 DISCLAIMERS REGARDING PURCHASED FE ASSETS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE V, THE PURCHASED FE ASSETS ARE TRANSFERRED "AS IS, WHERE IS", AND SUCH FE SUBSIDIARY EXPRESSLY

DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF ITS FE PLANTS, THE TITLE, CONDITION, VALUE OR QUALITY OF ITS PURCHASED FE ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF ITS PURCHASED FE ASSETS AND SUCH FE SUBSIDIARY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ITS PURCHASED FE ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR THE APPLICABILITY OF ANY GOVERNMENTAL REQUIREMENTS, INCLUDING BUT NOT LIMITED TO ANY ENVIRONMENTAL LAWS, OR WHETHER SUCH FE SUBSIDIARY POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE ITS PURCHASED FE ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SUCH FE SUBSIDIARY FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF REGULATED SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS WITH RESPECT TO ITS PURCHASED FE ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SUCH FE SUBSIDIARY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF ITS PURCHASED FE ASSETS OR THE SUITABILITY OF ITS PURCHASED FE ASSETS FOR OPERATION AS A POWER PLANT AND NO SCHEDULE OR EXHIBIT TO THIS AGREEMENT, NOR ANY OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY SUCH FE SUBSIDIARY OR ITS REPRESENTATIVES, OR BY ANY BROKER OR INVESTMENT BANKER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF ITS PURCHASED FE ASSETS.

          5.20 Year 2000 Compliance. Such FE Subsidiary, with respect to all Computer Systems included in its Purchased FE Assets to be transferred under this Agreement, has plans to achieve Year 2000 Compliance with respect to such Computer Systems, and is using its Commercially Reasonable Efforts to execute and carry out such plans.

          5.21 SEC Filings; Financial Statements.

               (a) Such FE Subsidiary has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has heretofore delivered or made available to Buyer in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 1997, (ii) all proxy statements relating to its meetings of stockholders (whether annual or special) held since January 1, 1997, (iii) Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1998, June 30, 1998 and September 30, 1998, and (iv) all other reports or registration statements filed by such FE Subsidiary with the SEC since January 1, 1998 (collectively, "FE Subsidiaries SEC Reports"). The FE Subsidiaries SEC Reports were prepared substantially in accordance with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated under each of such respective acts, and did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The financial statements, including all related notes and schedules, contained in the FE Subsidiaries SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of the FE Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the FE Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.


                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller and the FE Subsidiaries as follows:

          6.1 Organization. Buyer is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Buyer is, or by the Auction Closing will be, qualified to do business in the Commonwealth of Pennsylvania and the State of Ohio. Buyer has delivered or shall promptly deliver to Seller and the FE Subsidiaries true, complete and correct copies of its Articles of Incorporation and Bylaws (or other similar governing documents) as currently in effect.

          6.2 Authority. Buyer has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Buyer and this Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Buyer. Subject to the receipt of the Buyer Required Regulatory Approvals, each of this Agreement and the Ancillary Agreements constitute legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          6.3  Consents and Approvals; No Violation.

               (a) Except as set forth in Schedule 6.3(a), and subject to obtaining the Buyer Required Regulatory Approvals, neither the execution, delivery and performance of this Agreement nor the execution, delivery and performance of the Ancillary Agreements by Buyer nor the consummation by Buyer of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws (or other similar governing documents) of Buyer, or (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not, individually or in the aggregate, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Buyer ("Buyer Material Adverse Effect") or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Buyer, which violations, individually or in the aggregate, would create a Buyer Material Adverse Effect.

               (b) Except as set forth in Schedule 6.3(b) (the filings and approvals referred to in such Schedule are collectively referred to as the "Buyer Required Regulatory Approvals"), no consent or approval of, filing with, or notice to, any Governmental Authority is necessary for Buyer's execution and delivery of this Agreement and the Ancillary Agreements or the consummation by Buyer of the transactions contemplated hereby and thereby, other than such consents, approvals, filings or notices, which, if not obtained or made, will not prevent Buyer from performing its obligations under this Agreement and the Ancillary Agreements.

          6.4 Availability of Funds. Buyer acknowledges and agrees that on the Auction Closing Date, it will have sufficient funds to pay the Purchase Price and the FE Closing Payments and to permit Buyer to timely perform all of its obligations under this Agreement and the Ancillary Agreements, and that its commitments and obligations hereunder and thereunder are not subject to a financing contingency.

          6.5 Financial Representations. Buyer has provided Seller with the most recent balance sheet, income statement and statement of changes in cash flows for the last fiscal year and most recent interim period. Such financial statements have been prepared in accordance with generally accepted accounting principles and fairly reflect the financial posture and results of operations of Buyer as at and for the periods therein.

          6.6 Legal Proceedings. There are no actions or proceedings pending against Buyer before any court or arbitrator or Governmental Authority, which, individually or in the aggregate, could reasonably be expected to create a Buyer Material Adverse Effect. Buyer is not subject to any outstanding judgments, rules, orders, writs, injunctions or decrees of any court, arbitrator or Governmental Authority which would, individually or in the aggregate, create a Buyer Material Adverse Effect.

          6.7 No Knowledge of Seller's Breach or FE's Breach. Buyer has no Knowledge of any breach by Seller or any FE Subsidiary of any representation or warranty of Seller or any FE Subsidiary, or of any other condition or circumstance that would excuse Buyer from its timely performance of its obligations hereunder. Buyer shall notify promptly Seller, with respect to Seller's representations and warranties or such other conditions or circumstances, and any FE Subsidiary, with respect to such FE Subsidiary's representations and warranties or such other conditions or circumstances, respectively, if any such information comes to Buyer's attention prior to the Auction Closing.

          6.8 Qualified Buyer. Buyer is qualified to obtain any Permits and Environmental Permits necessary for Buyer to own and operate the Purchased Assets as of the Auction Closing. Without limiting the foregoing, Buyer is not aware of any reason or circumstance that would prevent Buyer from procuring the Buyer Regulatory Approvals associated with (i) "Exempt Wholesale Generator" status or (ii) a finding that following the Auction Closing, Buyer would not have market power.

          6.9 Inspections. Subject to the restrictions set forth in Section 7.2, Buyer acknowledges and agrees that it has, prior to its execution of this Agreement, (i) reviewed the Environmental Reports, (ii) had full opportunity to conduct to its satisfaction Inspections of the Purchased Assets, including the Real Property, and (iii) fully completed and approved the results of all Inspections of the Purchased Assets. Subject to the restrictions set forth in
Section 7.2, Buyer acknowledges that it is satisfied through such review and Inspections that no further investigation and study on or of the Real Property is necessary for the purposes of acquiring the Purchased Assets for Buyer's intended use, and Buyer hereby waives any and all objections to or claims with respect to any and all physical characteristics and existing Environmental Conditions of the Real Property, including without limitation, any Regulated Substances in, at, on, under or related to the Real Property. Buyer acknowledges and agrees that it hereby assumes the risk that adverse past, present, and future physical characteristics and Environmental Conditions may not have been revealed by its Inspections and the investigations of the Purchased Assets contained in the Environmental Reports. In making its decision to execute this Agreement, and to purchase the Purchased Assets, Buyer has relied on and will rely upon the results of its Inspections and the Environmental Reports.

          6.10 WARN Act. Buyer does not intend to engage in a "Plant Closing" or "Mass Layoff" as such terms are defined in the WARN Act within sixty days of the Auction Closing Date.


                                   ARTICLE VII

                            COVENANTS OF THE PARTIES

          7.1  Conduct of Business Relating to the Purchased DLC Assets.

               (a) Except as described in Schedule 7.1(a) or as expressly contemplated by this Agreement or to the extent Buyer otherwise consents in writing, during the period from the date of this Agreement to the Auction Closing Date, Seller (i) will operate the Purchased DLC Assets in the ordinary course of business consistent with its past practices and Good Utility Practices, (ii) shall use all Commercially Reasonable Efforts to preserve intact the Purchased DLC Assets, and endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with it, (iii) shall maintain adequate insurance coverage relating to the Purchased DLC Assets, including insurance described in Section 4.4, (iv) shall comply with all applicable laws relating to such Purchased DLC Assets, including without limitation, all Environmental Laws, except, with respect to the Purchased DLC Assets, where the failure to so comply would not result in a Material Adverse Effect, and (v) shall operate the Purchased DLC Assets in such a manner so as to ensure that emissions of SO2 and NOx are generally consistent with recent operations, taking into account fluctuations in demand or utilization of the Purchased DLC Assets that could cause increases or decreases in such emissions.

               (b) Seller shall continue its program to install such equipment or Computer Systems relating to the Purchased DLC Assets with respect to Year 2000 Compliance in accordance with the plans referred to in Section 2.1(j); provided that if Buyer requests reasonable changes in such plans, Seller will alter its plans, provided that (i) all incremental costs of Seller shall be promptly reimbursed by Buyer and (ii) Buyer shall, to Seller's reasonable satisfaction, indemnify, defend and hold harmless Seller from and against any and all Indemnifiable Losses in any way relating to, resulting from or arising out of such requested changes to such plans.

               (c) Without limiting the generality of Section 7.1(a) and, except as contemplated in this Agreement or as described in Schedule 7.1(c), or as required under applicable law or by any Governmental Authority, prior to the Auction Closing Date, without the prior written consent of Buyer, Seller shall not as to the Purchased DLC Assets:

                    (i) Make any material change in the levels of DLC Inventories customarily maintained by Seller with respect to any Purchased DLC Asset, other than changes which are consistent with Good Utility Practices;

                    (ii) Sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any Purchased DLC Asset (except for DLC Inventories or DLC Fuel Supplies used, consumed or replaced in the ordinary course of business consistent with past practices of Seller or with Good Utility Practices) other than to encumber any such DLC Purchased Asset with Permitted Encumbrances;

                    (iii) Modify, amend or voluntarily terminate, prior to the respective expiration date of any of the DLC Agreements or DLC Real Property Leases or any of the DLC Permits or DLC Environmental Permits with respect to such Purchased DLC Assets in any material respect, other than (A) in the ordinary course of business, to the extent consistent with the past practices of Seller or Good Utility Practices, (B) with cause, to the extent consistent with past practices of Seller or Good Utility Practices, or (C) as may be required in connection with transferring Seller's rights or obligations thereunder to Buyer pursuant to this Agreement;

                    (iv) Except as otherwise provided herein, enter into any commitment for the purchase, sale, or transportation of fuel for any Purchased DLC Asset having a term greater than six months and not terminable on or before the Auction Closing Date either (A) automatically, or (B) by option of Seller (or, after the Auction Closing, by Buyer) in its sole discretion, if the aggregate payment under such commitment for fuel and all other outstanding commitments for fuel for that Purchased DLC Asset not previously approved by Buyer would exceed $1,000,000;

                    (v) Sell or otherwise dispose of DLC SO2 Emission Allowances or DLC NOx Emission Allowances or DLC Emission Reduction Credits, except to the extent necessary to operate such Purchased DLC Assets in accordance with this Section 7.1;

                    (vi) Except as otherwise provided herein, enter into any contract, agreement, commitment or arrangement relating to any Purchased DLC Asset that individually exceeds $250,000 or in the aggregate exceeds $1,000,000 unless it is terminable by Seller (or, after the Auction Closing Date, by Buyer) without penalty or premium upon no more than sixty (60) days notice;

                    (vii) Except as otherwise required by the terms of any DLC collective bargaining agreement or as otherwise provided in Section 7.11, (A) hire at, or transfer to such Purchased DLC Asset, any new employees prior to the Auction Closing, other than to fill vacancies in existing positions in the reasonable discretion of Seller, (B) materially increase salaries or wages of employees employed in connection with such Purchased DLC Asset prior to the Auction Closing,
          (C) take any action prior to the Auction Closing to affect a material change in any DLC collective bargaining agreement or (D) take any action prior to the Auction Closing to materially increase the aggregate benefits payable to the employees employed in connection with such Purchased DLC Asset;

                    (viii) Make any DLC Capital Expenditures except (A) as described on Schedule 7.1(c)(viii); (B) as mandated after the date of this Agreement by any Governmental Authority (provided that Seller may, at Buyer's direction, direct Seller to delay making such DLC Capital Expenditures and contest such mandates by appropriate proceedings at Buyer's expense, unless such delay would have an adverse impact on the Purchased DLC Assets); or (C) those which are prudent in amount but do not exceed in the aggregate $500,000 for any Purchased DLC Asset, in addition to those identified in (A) and (B) above; and

                    (ix) Except as otherwise provided herein, enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the proscribed transactions set forth in the foregoing paragraphs (i) through (viii).

          7.1A Conduct of Business Relating to the Purchased FE Assets.

               (a) Except as described in Schedule 7.1A(a) or as expressly contemplated by this Agreement or to the extent Buyer otherwise consents in writing, during the period from the date of this Agreement to the Auction Closing Date, each FE Subsidiary that is operating one or more of the Purchased FE Assets, (i) will operate such Purchased FE Assets in the ordinary course of business consistent with its past practices and Good Utility Practices, (ii) shall use all Commercially Reasonable Efforts to preserve intact such Purchased FE Assets, and endeavor to preserve the goodwill and relationships with customers, suppliers and others having business dealings with it, (iii) shall maintain adequate insurance coverage relating to such Purchased FE Assets, including insurance described in Section 5.4, (iv) shall comply with all applicable laws relating to such Purchased FE Assets, including without limitation, all Environmental Laws, except, with respect to such Purchased FE Assets, where the failure to so comply would not result in a Material Adverse Effect, and (v) shall operate the Purchased FE Assets in such a manner so as to ensure that emissions of SO2 and NOx are generally consistent with recent operations, taking into account fluctuations in demand or utilization of the Purchased FE Assets that could cause increases or decreases in such emissions.

               (b) Each FE Subsidiary that is operating one or more of the Purchased FE Assets, shall continue its program to install such equipment or Computer Software relating to the Purchased FE Assets (except for such equipment and computer software described on Schedule 2.2A(b)) with respect to Year 2000 Compliance in accordance with the plans referred to in Section 2.1A(j); provided that if Buyer requests reasonable changes in such plans, such FE Subsidiary will alter its plans provided that (i) all incremental costs of such FE Subsidiary shall be promptly reimbursed by Buyer and (ii) Buyer shall, to such FE Subsidiary's reasonable satisfaction, indemnify, defend and hold harmless such FE Subsidiary from and against any and all Indemnifiable Losses in any way relating to, resulting from or arising out of such requested changes to such plans.

               (c) Without limiting the generality of Section 7.1A(a) and, except as contemplated in this Agreement or as described in Schedule 7.1A(c), or as required under applicable law or by any Governmental Authority, prior to the Auction Closing Date, without the prior written consent of Buyer, no FE Subsidiary shall as to its Purchased FE Assets:

                    (i) Make any material change in the levels of the FE Inventories customarily maintained by such FE Subsidiary with respect to its Purchased FE Assets, other than changes which are consistent with Good Utility Practices;

                    (ii) Sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any Purchased FE Asset (except for FE Inventories or FE Fuel Supplies used, consumed or replaced in the ordinary course of business consistent with past practices of such FE Subsidiary or with Good Utility Practices) other than to encumber any such Purchased FE Asset with Permitted Encumbrances;

                    (iii) Modify, amend or voluntarily terminate, prior to the respective expiration date of any of the FE Agreements or FE Real Property Leases or any of its FE Permits or FE Environmental Permits with respect to such Purchased FE Assets in any material respect, other than (A) in the ordinary course of business, to the extent consistent with the past practices of such FE Subsidiary or Good Utility Practices, (B) with cause, to the extent consistent with past practices of such FE Subsidiary or with Good Utility Practices, or (C) as may be required in connection with transferring of any such FE Subsidiary's rights or obligations thereunder to Buyer pursuant to this Agreement;

                    (iv) Except as otherwise provided herein, enter into any commitment for the purchase, sale, or transportation of fuel for any FE Purchased Asset having a term greater than six months and not terminable on or before the Auction Closing Date either (A) automatically, or (B) by option of such FE Subsidiary (or, after the Auction Closing, by Buyer) in its sole discretion, if the aggregate payment under such commitment for fuel and all other outstanding commitments for fuel for that Purchased FE Asset not previously approved by Buyer would exceed $1,000,000;

                    (v) Sell or otherwise dispose of FE SO2 Emission Allowances or FE NOx Emission Allowances or FE Emission Reduction Credits, except to the extent necessary to operate such Purchased FE Assets in accordance with this Section 7.1A;

                    (vi) Except as otherwise provided herein, enter into any contract, agreement, commitment or arrangement relating to any FE Purchased Asset that individually exceeds $250,000 or in the aggregate exceeds $1,000,000 unless it is terminable by such FE Subsidiary (or, after the Auction Closing Date, by Buyer) without penalty or premium upon no more than sixty (60) days notice;

                    (vii) Except as otherwise required by the terms of any FE collective bargaining agreement or as otherwise provided in Section 7.11A, (A) hire at, or transfer to such FE Purchased Asset, any new employees prior to the Auction Closing, other than to fill vacancies in existing positions in the reasonable discretion of such FE Subsidiary, (B) materially increase salaries or wages of employees employed in connection with such FE Purchased Asset prior to the Auction Closing, (C) take any action prior to the Auction Closing to affect a material change in any FE collective bargaining agreement, or
          (D) take any action prior to the Auction Closing to materially increase the aggregate benefits payable to the employees employed in connection with such FE Purchased Asset;

                    (viii) Make any FE Capital Expenditures except as (A) as described on Schedule 7.1A(c)(viii); (B) as mandated after the date of this Agreement by any Governmental Authority (provided that Buyer may direct such FE Subsidiary to delay making such FE Capital Expenditures and contest such mandates by appropriate proceedings at Buyer's expense, unless such delay would have an adverse impact on the Purchased FE Assets); or (C) those which are prudent in amount but do not exceed in the aggregate $500,000 for any FE Purchased Asset, in addition to those identified in (A) and (B) above; and

                    (ix) Except as otherwise provided herein, enter into any written or oral contract, agreement, commitment or arrangement with respect to any of the proscribed transactions set forth in the foregoing paragraphs (i) through (viii).

          7.2  Access to Information.

               (a) Between the date of this Agreement and the Auction Closing Date, Seller with respect to the Purchased DLC Assets, and the FE Subsidiaries with respect to the Purchased FE Assets, will, at reasonable times and upon reasonable notice, provide Buyer and its Representatives:

                    (i) reasonable access to their respective managerial personnel, to all books, records, plans, equipment, offices and other facilities and properties constituting such Purchased Assets;

                    (ii) such historical financial and operating data and other information with respect to such Purchased Assets as Buyer may from time to time reasonably request;

                    (iii) upon request, a copy of each material report, schedule or other document filed by Seller, FE or any FE Subsidiary with respect to such Purchased Assets with the SEC, FERC, PUCO, PaPUC, PaDEP or any other Governmental Authority;

                    (iv) access to each Purchased Asset for Inspection by Buyer and its Representatives at reasonable times during regular business hours scheduled for such Inspections, and shall provide qualified management, engineering, operations and maintenance and other personnel to make presentations as required, to escort such Persons and to assist in all aspects of conducting the Inspections, provided that each of Buyer, Seller, and the FE Subsidiaries shall bear their own costs of participating in the Inspections; and

                    (v) with all such other information in the possession or control of Seller or an FE Subsidiary as shall be reasonably necessary to enable Buyer or its Representatives to verify the accuracy of the representations and warranties of Seller and the FE Subsidiaries contained in this Agreement; provided, however, that (A) any such Inspections shall be conducted in such a manner as not to interfere unreasonably with the operation of the Purchased Assets, (B) neither Seller nor the FE Subsidiaries shall be required to take any action which would constitute a waiver of any legal privilege, including, but not limited to, the attorney-client privilege, the work product privilege, and the self-critical investigation privilege, and (C) neither Seller nor the FE Subsidiaries need supply Buyer with any information which Seller or the FE Subsidiaries are under a legal or contractual obligation to withhold from disclosure.

Notwithstanding anything in this Section 7.2(a) to the contrary, with respect to employee records Seller and the FE Subsidiaries will only furnish or provide such access to Transferred Employee Records and will not furnish or provide access to other employee personnel records or medical information unless required by law or specifically authorized by the affected employee.

               (b) (i) Buyer and its Representatives shall be entitled to conduct Inspections, in accordance with this Section 7.2(b), of all of the Purchased Assets located adjacent to any Connection Point (as defined in the Connection Agreements), to verify and/or determine the accuracy of the data, drawings, and records described in the Connection Agreements. The Parties shall cooperate to schedule Buyer's Inspections of such Purchased Assets so that any interference with the operation of each Plant is minimized, to the extent reasonably feasible, and so that Buyer may complete its Inspections of the Purchased Assets within thirty (30) working days of commencement of Inspections and within two (2) months after the execution of this Agreement.

                    (ii) At a mutually convenient time not more than one (1) month after Buyer shall have completed its Inspections, the applicable Parties shall meet to discuss whether, as a result of the Inspections, it is appropriate to modify the exhibits to the Connection Agreements to portray more accurately the Connection Points. Any modification to any portion of the exhibits of any Connection Agreement to which the respective Parties of such Connection Agreement agree shall thereafter be deemed part of such exhibits for all purposes under such Connection Agreement.

               (c) For seven (7) years after the Auction Closing Date (or such longer period as may be required by applicable law), each Party and its Representatives shall have reasonable access to all of the books and records of the Purchased FE Assets, and, with respect to the Purchased DLC Assets, Buyer and Seller and their Representatives shall have reasonable access to all of the books and records of the Purchased DLC Assets, including (i) with respect to the Purchased FE Assets, all FE Transferred Employee Records in the possession of any Party to the extent that such access may reasonably be required in connection with the Assumed FE Liabilities or the Excluded FE Liabilities, or regarding other matters relating to or affected by the operation of the Purchased FE Assets, and (ii) with respect to the Purchased DLC Assets, all DLC Transferred Employee Records in the possession Buyer or Seller to the extent that such access may reasonably be required in connection with the Assumed DLC Liabilities or the Excluded DLC Liabilities, or other matters relating to or affected by the operation of the Purchased DLC Assets. Such access shall be afforded by the Party in possession of any such books and records upon receipt of reasonable advance notice and during normal business hours. The Party exercising this right of access shall be solely responsible for any costs or expenses incurred by it or the holder of the information with respect to such access pursuant to this Section 7.2(c). If the Party in possession of such books and records shall desire to dispose of any books and records upon or prior to the expiration of such seven-year period (or any such longer period), such Party shall, prior to such disposition, give the other Party a reasonable opportunity, at the latter's expense, to segregate and remove such books and records as it may select.

               (d) Buyer agrees that, prior to the Auction Closing Date, neither it nor its Representatives will contact any vendors, suppliers, employees, or other contracting parties of Seller or its Affiliates or any FE Subsidiary or its Affiliates with respect to any aspect of the Purchased Assets or the transactions contemplated hereby, without the prior written consent of Seller or the relevant FE Subsidiary, as applicable, which consent shall not be unreasonably withheld. For avoidance of doubt, with respect to an FE Subsidiary's Purchased FE Assets, consent will only be needed from such FE Subsidiary.

               (e) Seller agrees that, between the date of this Agreement and the Auction Closing Date, Seller will (i) respond to reasonable inquiries from Buyer or FE and (ii) inform Buyer and FE as promptly as reasonably practicable, in each case concerning any material developments in or the status of the matter of Allegheny Energy, Inc. v. DQE, Inc., Civil Action No. 98-1639 (W.D.Pa.), or other litigation concerning the Agreement and Plan of Merger, dated as of April 5, 1998, by and between DQE, Inc. and Allegheny Energy, Inc., except to the extent that it is prohibited from doing so by confidentiality obligations or agreements.

          7.3  Confidentiality.

               (a) Each Party shall, and shall use its best efforts to cause its Representatives to, (i) keep all Proprietary Information of any other Party confidential and not to disclose or reveal any such Proprietary Information to any person other than such Party's Representatives and (ii) not use such Proprietary Information other than in connection with the consummation of the transactions contemplated hereby. After the Auction Closing Date, any Proprietary Information, to the extent related to the Purchased Assets acquired by Buyer, shall no longer be subject to the restrictions set forth herein. The obligations of the Parties under this Section 7.3(a) shall be in full force and effect for three (3) years from the date hereof and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and the Auction Closing Date.

               (b) Notwithstanding the terms of Section 7.3(a) above, the Parties agree that prior to the Auction Closing, Buyer may reveal or disclose Proprietary Information to any other Persons in connection with Buyer's financing of its purchase of the Purchased Assets or any equity participation in

Buyer's purchase of the Purchased Assets; provided that such Persons agree in writing to maintain the confidentiality of the Proprietary Information in accordance with this Agreement.

               (c) Upon the other Party's prior written approval (which shall not be unreasonably withheld), any of the Parties may provide Proprietary Information of the other Parties to the PUCO, PaPUC, SEC, FERC or any other Governmental Authority with jurisdiction or any stock exchange, as may be necessary to obtain Required Regulatory Approvals or to comply generally with any relevant law or regulation. The disclosing Party will seek confidential treatment for the Proprietary Information provided to any Governmental Authority and the disclosing Party will notify the other applicable Party as far in advance as is practicable of its intention to release to any Governmental Authority any Proprietary Information.

          7.4 Public Statements. Subject to the requirements imposed by law, any Governmental Authority or stock exchange, prior to the Auction Closing Date, no press release or other public announcement or public statement or comment in response to any inquiry relating to the transactions contemplated by this Agreement shall be issued or made by any Party without the prior approval of the other Parties (which approval shall not be unreasonably withheld). The Parties agree to cooperate in preparing any such announcements.

          7.5 Expenses. Except to the extent specifically provided herein, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Party incurring such costs and expenses. Notwithstanding anything to the contrary herein, Buyer will be responsible for (a) all costs and expenses associated with the obtaining of any title insurance policy and all endorsements thereto that Buyer elects to obtain and (b) all filing fees under the HSR Act relating to the Purchased Assets it would acquire hereunder.

          7.6  Further Assurances.

               (a) (i) Subject to the terms and conditions of this Agreement, each Party shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the purchase, sale, transfer and delivery of the Purchased Assets and the assumption of the Assumed Liabilities pursuant to this Agreement. Such actions shall include, without limitation, each Party using its best efforts to ensure satisfaction of the conditions precedent to its obligations hereunder, including obtaining all necessary consents, approvals, and authorizations of third parties and Governmental Authorities required to be obtained in order to consummate the transactions hereunder, and to effectuate a transfer of the Transferable Permits to Buyer. Seller and each FE Subsidiary shall cooperate with Buyer in its efforts to obtain all other Permits and Environmental Permits necessary for Buyer to operate the Purchased Assets. Buyer agrees to perform promptly all conditions required of Buyer in connection with the DLC Required Regulatory Approvals and the FE Required Regulatory Approvals, other than those conditions which would create a Buyer Material Adverse Effect or an Asset Material Adverse Effect. None of the Parties hereto shall, without prior written consent of the other applicable Party or Parties, take or fail to take any action, which might reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement.

                    (ii) Except as set forth on Schedule 7.6(a), Buyer agrees that prior to the Auction Closing Date, it will neither enter into any other contract to acquire, nor acquire any electric generation facilities or uncommitted generation capacity located in the Commonwealth of Pennsylvania or the State of Ohio if such acquisition of such additional electric generation facilities or uncommitted generation capacity might reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement. Buyer shall give Seller and the FE Subsidiaries, as appropriate, reasonable advance notice (and in any event not less than ten (10) days notice) before it contracts to acquire or acquires any electric generation facility or uncommitted generation capacity located in the Commonwealth of Pennsylvania or the State of Ohio.

               (b) (i) In the event that any Purchased Asset shall not have been assigned, conveyed, transferred and delivered hereunder to Buyer at the Auction Closing, each of Seller and each FE Subsidiary, as applicable, shall, subject to Section 7.6(c), use Commercially Reasonable Efforts to assign, convey, transfer and deliver such asset to Buyer as promptly as is practicable after the Auction Closing.

                    (ii) In the event that any Easement shall not have been granted by Buyer to Seller, or by Buyer to an FE Subsidiary, as the case may be, at the Auction Closing, Buyer shall use Commercially Reasonable Efforts to grant such Easement to Seller or such FE Subsidiary, as the case may be, as promptly as is practicable after the Auction Closing.

               (c) (i) To the extent that Seller's or any FE Subsidiary's rights under any material (as such term is defined in Section 7.6(c)(iii) below) Assigned Agreement or Real Property Lease may not be assigned without the consent of another Person which consent has not been obtained by the Auction Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof or be unlawful.

                    (ii) Seller and the FE Subsidiaries agree that if any consent to an assignment of any material Assigned Agreement or Real Property Lease shall not be obtained or if any attempted assignment would be ineffective or would impair the Buyer's rights and obligations under the material Assigned Agreement or Real Property Lease in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller or such FE Subsidiary, as the case may be, at the Buyer's option and to the maximum extent permitted by law and such material Assigned Agreement or Real Property Lease shall, after the Auction Closing Date, appoint Buyer to be Seller's or such FE Subsidiary's agent with respect to such material Assigned Agreement or Real Property Lease, or, to the maximum extent permitted by law and such material Assigned Agreement or Real Property Lease, enter into such reasonable arrangements with Buyer or take such other actions as are necessary to provide Buyer with the same or substantially similar rights and obligations of such material Assigned Agreement or Real Property Lease as Buyer may reasonably request. Seller and the FE Subsidiaries shall cooperate and shall each use Commercially Reasonable Efforts prior to and after the Auction Closing Date to obtain an assignment of such material Assigned Agreement or Real Property Lease to Buyer.

                    (iii) For purposes of this Section 7.6(c), without limitation, all Real Property Leases and Assigned Agreements listed on Schedules 4.5, 4.11(a), 5.5 and 5.11(a) are deemed to be "material." Without limitation of the foregoing, to the extent that any fuel supply contract relating to a DLC Plant or an FE Plant is not assignable, then Seller with respect to the DLC Plants and the applicable FE Subsidiary with respect to the FE Plants agree to continue to purchase fuel pursuant to such contract(s) and to resell it to Buyer at the purchase price for the remainder of the term of such fuel supply contract, provided that the term of such fuel contract shall not be extended. Buyer shall make payment to Seller and/or the FE Subsidiaries, as the case may be, in this circumstance on an as-incurred basis.

               (d) To the extent that Seller's or any FE Subsidiary's rights under any warranty or guaranty described in Section 2.1(i) or 2.1A(i) may not be assigned without the consent of another Person, which consent has not been obtained by the Auction Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof, or be unlawful. Seller and each FE Subsidiary agree that if any consent to an assignment of any such warranty or guaranty shall not be obtained, or if any attempted assignment would be ineffective or would impair Buyer's rights and obligations under the warranty or guaranty in question, so that Buyer would not in effect acquire the benefit of all such rights and obligations, Seller or the FE Subsidiaries, as applicable, at Buyer's option and expense, shall use Commercially Reasonable Efforts, to the extent permitted by law and by such warranty or guaranty, to enforce such warranty or guaranty for the benefit of Buyer so as to provide Buyer to the maximum extent possible with the benefits and obligations of such warranty or guaranty.

          7.7  Consents and Approvals.

               (a) As promptly as advisable after the execution of this Agreement, Buyer and Seller shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Buyer and Seller shall use their respective best efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing of such notification. Buyer will pay all filing fees under the HSR Act relating to the Purchased Assets, but each of Seller and Buyer will bear its own costs of the preparation of any such filing.

               (b) As promptly as advisable after the date of this Agreement, Buyer shall make any filings required by the Federal Power Act, individually or jointly with Seller and the FE Subsidiaries, as reasonably determined by the Parties. Prior to filings with the FERC, Buyer shall submit such filings to the other Parties for review and comment and shall incorporate into the application any revisions reasonably requested. Buyer shall be solely responsible for the cost of preparing and filing the application, any petition(s) for rehearing, or any reapplication. If the initial filing is rejected by the FERC, Buyer agrees to petition the FERC for rehearing and/or to re-submit an application with the FERC, provided that in either case this action is directed by Seller and does not create a Material Adverse Effect on Seller or Buyer.

               (c) As promptly as advisable, and in any case within sixty (60) days after the date of this Agreement, Buyer, Seller and the FE Subsidiaries, as applicable, shall make or cause to be made any filings required by law with the PUCO, PaPUC and any other Governmental Authority, and make, or cause to be made, any other filings required to be made with respect to the transactions contemplated hereby. The Parties shall respond promptly to any requests for additional information made by such agencies, and use their respective commercially reasonable efforts to cause regulatory approval to be obtained at the earliest possible date after the date of any such filing. Each Party will bear its own costs of the preparation of any such filing.

               (d) Seller, Buyer and each of the FE Subsidiaries shall cooperate with each other and promptly prepare and file notifications with, and request Tax clearances from, state and local taxing authorities in jurisdictions in which a portion of the Purchase Price or the FE Closing Payments may be required to be withheld or in which Buyer would otherwise be liable for any Tax liabilities of Seller or the FE Subsidiaries pursuant to such state and local Tax law.

               (e) Buyer shall have the primary responsibility for securing the transfer, reissuance or procurement of the Permits and Environmental Permits (other than Transferable Permits) effective as of the Auction Closing Date.

Seller with respect to the Purchased DLC Assets, and the FE Subsidiaries with respect to the Purchased FE Assets, shall cooperate with Buyer's efforts in this regard and assist in any transfer or reissuance of a Permit or Environmental Permit held by Seller or an FE Subsidiary, or the procurement of any other Permit or Environmental Permit, related to the Purchased DLC Assets with respect to Seller and related to the Purchased FE Assets with respect to the FE Subsidiaries, when so requested by Buyer.

          7.8 Fees and Commissions. Each of Seller, the FE Subsidiaries and Buyer represent and warrant to the other that, except for Lehman Brothers, Inc., which is acting for and at the expense of Seller, no broker, finder or other Person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by the Party making such representation. Each of Seller, the FE Subsidiaries and Buyer will pay to the others or otherwise discharge, and will indemnify and hold the others harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees (other than the fees, commissions and finder's fees payable to the party listed above) incurred by reason of any action taken by the indemnifying party.

          7.9  Tax Matters.

               (a) (i) All Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (A) Pennsylvania or Ohio sales tax; (B) the Pennsylvania or Ohio transfer tax, conveyance fees or conveyances of interests in real and/or personal property; and (C) Pennsylvania or Ohio sales tax and transfer tax on deeds shall be borne as follows: fifty percent (50%) by the Buyer and fifty percent (50%) by the Seller with respect to the Purchased DLC Assets and the Purchased FE Assets. Seller shall file, to the extent required by, or permissible under, applicable law, all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable law, Buyer shall join in the execution of any such Tax Returns and other documentation. Prior to the Auction Closing Date, to the extent applicable, Buyer shall provide to Seller and the FE Subsidiaries, as applicable, appropriate certificates of Tax exemption from each applicable taxing authority.

                    (ii) With respect to the Purchased FE Assets, Buyer shall not be responsible for Transfer Taxes incurred in connection with the transfer of the FE Purchased Assets pursuant to the Exchange Agreement.

               (b)  (i)  With respect to Taxes to be prorated in accordance with
          Section 3.5 of this Agreement, Buyer shall prepare and timely file all Tax Returns required to be filed after the Auction Closing Date with respect to the Purchased DLC Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. Buyer's preparation of any such Tax Returns shall be subject to Seller's approval, which approval shall not be unreasonably withheld. Buyer shall make such Tax Returns available for Seller's review and approval no later than fifteen (15) Business Days prior to the due date for filing each such Tax Return.

                    (ii) With respect to Taxes to be prorated in accordance with
          Section 3.6 of this Agreement, Buyer shall prepare and timely file all Tax Returns required to be filed after the Auction Closing Date with respect to the Purchased FE Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. Buyer's preparation of any such Tax Returns shall be subject to the applicable FE Subsidiary's approval, which approval shall not be unreasonably withheld. Buyer shall make such Tax Returns available for such FE Subsidiary's review and approval no later than fifteen (15) Business Days prior to the due date for filing each such Tax Return.

               (c) Buyer and Seller, with respect to Section 7.9(a) and (b)(i), and Buyer and the FE Subsidiaries, with respect to Section 7.9(b)(ii), shall provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each shall retain and provide the requesting Party with any records or information which may be relevant to such return, audit, examination or proceedings. Any information obtained pursuant to this Section 7.9(c) or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other instrument relating to Taxes shall be kept confidential by the Parties hereto.

               (d) In the event that a dispute arises between Buyer and Seller, with respect to Taxes in Sections 7.9(a) and 7.9(b)(i), and Buyer and any of the FE Subsidiaries, with respect to Taxes in Section 7.9(b)(ii), or concerning any amount due under this Section 7.9, the Parties shall attempt in good faith to resolve such dispute and any agreed upon amount shall be paid to the appropriate Party. If such dispute is not resolved within thirty (30) days, the Parties to such dispute shall submit the dispute to the Independent Accounting Firm for resolution, which resolution shall be final, conclusive and binding on such Parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Independent Accounting Firm in resolving the dispute shall be borne 50% by Seller or the applicable FE Subsidiary, as the case may be, and 50% by Buyer. Any payment required to be made as a result of the resolution of the dispute by the Independent Accounting Firm shall be made within ten days after such resolution, together with any interest determined by the Independent Accounting Firm to be appropriate.

          7.10 Advice of Changes. Prior to the Closing, each Party will advise the others in writing with respect to any matter arising after execution of this Agreement of which that Party obtains Knowledge and which, if existing or occurring at the date of this Agreement, would have been required to be set forth in this Agreement, including any of the Schedules or Exhibits hereto. Seller may at any time notify Buyer, in writing, of any development causing a breach of any of its representations and warranties in Article IV and the FE Subsidiaries may at any time notify Buyer, in writing, of any development causing a breach of its representations and warranties in Article V. Unless Buyer has the right to terminate this Agreement pursuant to Section 10.1(e) below by reason of such developments and exercises that right within the period of fifteen (15) days after receipt of such written notice, said written notice will be deemed to have amended this Agreement, including the appropriate Schedule or Exhibit, to have qualified the representations and warranties contained in Article IV and V above, as applicable, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

          7.11 Seller Employees

               (a) Seller may submit an offer of continuing employment with Seller or a Seller Subsidiary or an Affiliate thereof to those employees who work at or in support of the DLC Plants and who are identified on Schedule 7.11(a), provided that such offer shall not be contingent on any such employee waiving his or her rights to consider a competing offer of employment from Buyer. Upon the acceptance by any such employee of Seller's offer of continuing employment, Seller shall provide written notice thereof to Buyer and shall modify Schedule 7.11(a) to reflect the same.

               (b) At least ninety (90) days prior to the Auction Closing Date, Buyer shall provide Seller with notice of its staffing level requirements, listed by classification and operation, and shall be required to offer employment only to that number of employees of Seller who are covered by the International Brotherhood of Electrical Workers ("IBEW"), Local Unions 140, 142, 144, 147, 148, 149 collective bargaining agreement with Seller ("IBEW CBA") and are either (i) employed in positions relating to the DLC Plants or (ii) if employed at another location, perform substantially all their work in support of the DLC Plants, and in each case, who are necessary to satisfy Buyer's staffing level requirements (collectively, "DLC Union Employees"). In each classification, DLC Union Employees shall be so offered employment in order of their seniority as provided for in the IBEW CBA. Each person who becomes employed by Buyer pursuant to this section shall be referred to herein as a "DLC Transferred Union Employee."

               (c) At least ninety (90) days prior to the Auction Closing Date, Buyer shall provide Seller with notice of its staffing level requirements, listed by classification and operation, and shall be required to make either a DLC Non-Qualifying or a DLC Qualifying Offer of employment only to that number of salaried employees of Seller who are employed in connection with the Purchased DLC Assets and who are listed in, or are in a function or whose employment responsibilities are listed in, Schedule 7.11(c) (collectively, "DLC Non-Union Employees"), which schedule shall also set forth such employees' salary and responsibilities, and who are necessary to satisfy the staffing level requirements of Buyer. Each employee employed by Buyer pursuant to this section shall be referred herein as a "DLC Transferred Non-Union Employee."

               (d)  All offers of employment made by Buyer pursuant to Sections
7.11 (b) and (c) shall be made in accordance with all applicable laws and regulations, and for DLC Union Employees, in accordance with the IBEW CBA and shall remain open for a period of ten (10) working days. Any such offer which is accepted within such ten (10) working day period shall thereafter be irrevocable until the earlier of the Auction Closing Date or the termination of this Agreement pursuant to its terms. Following acceptance of such offers, Buyer shall provide written notice thereof to Seller and Seller shall provide Buyer with access to the files and records of employees accepting such offers, to the extent permitted by contract, the IBEW CBA and/or applicable law. Schedule 7.11(d) sets forth the collective bargaining agreements, and amendments thereto, to which Seller is a party in connection with the DLC Plants.

               (e) With respect to DLC Transferred Union Employees and DLC Transferred Non-Union Employees, the following shall be applicable:

                    (i) For such DLC Transferred Union Employees, Buyer shall recognize the IBEW as the exclusive collective bargaining representative and shall assume the terms and conditions of the IBEW CBA, to the extent applicable to such DLC Transferred Union Employees, until the expiration of said agreement, and will further comply with all applicable legal obligations with respect to collective bargaining under federal labor law thereafter.

                    (ii) Buyer will establish and maintain benefit plans (including a severance plan) for DLC Transferred Non-Union Employees and DLC Transferred Union Employees under either the IBEW CBA or any similar Seller document which are substantially equivalent to the DLC Plans in effect for such employees immediately prior to the Auction Closing Date and provide at least the same level of benefits or coverage as the DLC Plans in accordance with and for the duration of the IBEW CBA, in the case of DLC Transferred Union Employees, or until December 31, 2001, in the case of DLC Transferred Non-Union Employees (such period being hereinafter referred to as the "DLC Continuation Period"). Subject to applicable law and the IBEW CBA, nothing in the foregoing shall prevent Buyer from using different benefit providers or from establishing new benefit plans or using its existing benefit plans as the means of meeting its obligation hereunder. The commitments under this paragraph shall, however, require the following during the Continuation Period:

                         (A) With respect to health care plans, Buyer agrees to waive or to cause the waiver of all limitations as to pre-existing conditions and actively-at-work exclusions and waiting periods for such employees, except that Buyer may require the employee or his/her dependents who, on the Auction Closing Date, is then in the process of satisfying any similar exclusion or waiting period under the Seller health care plans to satisfy fully the balance of the applicable time period for such exclusion or waiting period under the applicable Buyer plan. With respect to the calendar year in which the Auction Closing Date occurs, all health care expenses incurred by any such employees and/or any eligible dependent thereof in the portion of the calendar year preceding the Auction Closing Date that were qualified to be taken into account for purposes of satisfying any deductible or out-of-pocket limit under any Seller health care plans shall be taken into account for purposes of satisfying any deductible or out-of-pocket limit under the health care plan of Buyer for such calendar year.

                         (B) With respect to service and seniority, Buyer shall recognize each such employee's service and seniority with Seller for all non-pension purposes, including the determination of eligibility and extent of service or seniority-related welfare benefits such as vacation and sick pay benefits and to agree to give each such employee full credit for all vacation benefits banked, accrued, and unused, as of the Auction Closing Date.

                         (C) With respect to pension benefits, Buyer shall provide each employee with a pension benefit that, when combined with the benefit accrued by such employee under the Seller pension plan as it exists on the Auction Closing Date, is at least equal in value to the pension benefit such employee would have accrued if such employee had remained employed with Seller and continued to be covered by such Seller pension plan (as it exists on the Auction Closing Date) during the DLC Continuation Period. In providing such benefits, Buyer shall recognize each such employee's combined service and earnings with Seller and Buyer. The determination of the benefit required by this
          Section 7.11(e)(ii)(C) shall be made in good faith by the accounting firm then acting as the independent auditor of Buyer, which determination shall be final and binding on the parties hereto and each affected employee.

                         (D) With respect to post-retirement medical and life insurance programs, Buyer shall provide to any such employee who retires from Buyer's employment prior to the expiration of the IBEW CBA with respect to DLC Transferred Union Employees, and December 31, 2001 with respect to DLC Transferred Non-Union Employees, and is at least age 55 and has ten or more years of combined service with Seller and Buyer, benefits, to the extent possible, that are substantially equivalent to the Seller post-retirement medical and life insurance programs that such employee would have received, if such employee had continued to be covered by the Seller programs as they existed on the Auction Closing Date.

                         (E) With respect to the Seller's 401(k) Retirement Savings Plan for Management or the Seller's 401(k) Retirement Savings Plan for the IBEW (collectively, the "DLC Savings Plan"), Buyer shall take any and all necessary action to cause the trustee of any defined contribution plan of Buyer in which any such employee becomes a participant by virtue of this section, to accept a direct "rollover" of all or a portion of said employee's "eligible rollover distribution" within the meaning of Section 402 of the Code from the DLC Savings Plan, if requested to do so by such employee, or to accept a direct plan-to-plan transfer from the DLC Savings Plan of the account balances of any such employee and the assets of such plans related thereto, if requested to do so by Seller or by any such employee. Buyer agrees that the property so rolled over and the assets so transferred may include (i) promissory notes evidencing loans from the DLC Savings Plan to such employees that are outstanding as of the Auction Closing Date, and (ii) shares of Seller common stock in which the account balances of such employees are invested as of the Auction Closing Date. However, any defined contribution plan of Buyer accepting such a rollover or transfer shall not be required to (i) make any further loans to any such employee after the Auction Closing Date or (ii) permit any additional investment to be made in Seller common stock on behalf of any such employee after the Auction Closing Date. Seller hereby represents to Buyer that the DLC Savings Plan is intended to be qualified within the meaning of Section 402 of the Code.

               (f) With respect to severance benefits, Buyer is required to provide for any DLC Transferred Non-Union Employee who is terminated as a result of an overall reduction in work force due to decreased employment needs of Buyer prior to the date which is one year following the Auction Closing Date severance benefits at the level for such employees in effect as of the date hereof. DLC Transferred Non-Union Employees shall also be entitled to such severance benefits if, prior to the date which is one year following the Auction Closing Date, Buyer reduces the pay rate for such employee and such employee within seven (7) days thereafter terminates employment. Any employee provided severance benefits under this section may be required to execute a release of claims against Seller or Buyer, in such form as Buyer shall prescribe, as a condition for the receipt of such benefits.

               (g) Each DLC Transferred Non-Union Employee who is initially assigned, or assigned within twelve (12) months of the Auction Closing Date, by Buyer to a principal place of work that requires such employee to relocate his residence will be reimbursed by Buyer for all relocation expenses in accordance with the Seller relocation plans in effect as of the date hereof. For purposes of the foregoing a required relocation of residence shall include a change in the principal place of work that is more than 30 miles farther from such employee's principal place of work immediately prior to the Auction Closing Date and requires a commute from his current residence of at least one hour in each direction. With respect to any DLC Union Employees who do not receive an offer of employment from Buyer pursuant to subsection (b) hereof and with respect to any DLC Non-Union Employees who decline a Non-Qualifying Offer pursuant to subsection (c) hereof, and are thereafter terminated, Seller shall pay for all costs that it will or may incur in providing the severance, pension and banked, accrued or unused vacation benefits described in Schedule 4.8 to the DLC Union and DLC Non-Union Employees therein described (collectively, the "Termination Benefits"). The estimated cost of such pension benefits shall be calculated by the actuarial firm regularly engaged to provide actuarial services to Seller with respect to its pension plans, and shall be determined using the same assumptions as to mortality, turnover, interest rate and other actuarial assumptions as used by such firm in determining the cost of benefits under Seller's pension plans for purposes of their most recently issued financial statements prior to Auction Closing Date.

               (h) Seller shall be responsible, with respect to the Purchased DLC Assets, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees of any "employment loss" within the meaning of the WARN Act which occurs prior to the Auction Closing Date.

               (i) Buyer shall not be responsible for extending COBRA Continuation Coverage to any employees and former employees of Seller, or to any qualified beneficiaries of such employees and former employees, who become or became entitled to COBRA Continuation Coverage on or before the Auction Closing Date, including those for whom the Auction Closing Date occurs during their COBRA election period.

               (j) Seller or its Affiliates shall pay to all DLC Transferred Union and DLC Transferred Non-Union Employees, all compensation, bonus, vacation and holiday compensation, workers' compensation or other employment benefits to which they are entitled under the terms of the applicable compensation or Seller benefit plans or programs. Buyer shall pay to each employee offered employment pursuant to this Section 7.11, all unpaid salary, bonus, vacation and holiday compensation, workers' compensation or other compensation or employment benefits that are payable in cash which have accrued to such employees following the Auction Closing Date, at such times as provided under the terms of the applicable compensation or benefit programs.

               (k) Individuals who are otherwise "DLC Union Employees", as defined in Section 7.11(b) or "DLC Non-Union Employees", as defined in Section 7.11(c) but who on any date are not actively at work due to a leave of absence covered by the Family and Medical Leave Act (FMLA), or due to any other authorized leave of absence, shall nevertheless be treated as "DLC Union Employees" or as "DLC Non-Union Employees", as the case may be, on such date if they are able (i) to return to work within the protected period under the FMLA or such other leave (which in any event shall not extend more than twelve (12) weeks after the Auction Closing Date), whichever is applicable, and (ii) to perform the essential functions of their job, with or without a reasonable accommodation.

               (l) Buyer shall be responsible, with respect to the Purchased DLC Assets, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees of any "employment loss" within the meaning of the WARN Act which occurs following the Auction Closing Date.

               (m) Buyer is responsible for extending and continuing to extend COBRA Continuation Coverage to all DLC Transferred Union and DLC Transferred Non-Union Employees, and qualified beneficiaries of such employees who become entitled to such COBRA Continuation Coverage following the Auction Closing Date.

               (n) The provisions of this Section 7.11 shall not be construed as being for the benefit for any person other than the Parties hereto, and shall not be enforceable by persons other than such Parties (including, without limitations, the DLC Transferred Union Employees and DLC Transferred Non-Union Employees.)

          7.11A  FE Subsidiaries' Employees

               (a) The FE Subsidiaries may submit an offer of continuing employment with an FE Subsidiary or an Affiliate thereof to those employees who work at or in support of the FE Plants and who are identified on Schedule 7.11A(a), provided that such offer shall not be contingent on any such employee waiving his or her rights to consider a competing offer of employment from Buyer. Upon the acceptance by any such employee of an FE Subsidiary's offer of continuing employment, the applicable FE Subsidiary shall provide written notice thereof to Buyer and shall modify Schedule 7.11A(a) to reflect the same.

               (b) At least ninety (90) days prior to the Auction Closing Date, Buyer shall provide the applicable FE Subsidiary with notice of its staffing level requirements, listed by classification and operation, and shall be required to offer employment only to that number of employees of the applicable FE Subsidiary who are covered by the UWUA, Local 140 collective bargaining agreement with FE ("Local 140 CBA") and who are either (i) employed in positions relating to the FE Plant, New Castle (collectively, "FE Union Employees") or
(ii) if employed at another location, perform substantially all their work in support of the New Castle Plant, and in each case, who are necessary to satisfy

Buyer's staffing level requirements. In each classification, FE Union Employees shall be so offered employment in order of their seniority as provided for in the Local 140 CBA. Each employee who becomes employed by Buyer pursuant to this section shall be referred herein as an "FE Transferred Union Employee."

               (c) At least ninety (90) days prior to the Auction Closing Date, Buyer shall provide the applicable FE Subsidiary with notice of its staffing level requirements, listed by classification and operation, and shall be required to make either an FE Non-Qualifying or an FE Qualifying Offer of employment only to that number of salaried employees of the applicable FE Subsidiary who are listed in, or are in a function or whose employment responsibilities are listed in, Schedule 7.11A(c) (collectively, "FE Non-Union Employees"), which Schedule 7.11A(c) shall also set forth such employees' salary and responsibilities, and who are necessary to satisfy Buyer's staffing level requirements. Each employee who becomes employed by Buyer pursuant to this section shall be referred herein as an "FE Transferred Non-Union Employee." Buyer shall inform the FE Subsidiaries of those FE Non-Union Employees to whom Buyer has made offers of employment not later than ninety (90) days prior to the Auction Closing Date.

               (d) All offers of employment made by Buyer pursuant to Sections 7.11A (b) and (c) shall be made in accordance with all applicable laws and regulations and shall remain open for a period of ten (10) working days. Any such offer which is accepted within such ten (10) working day period shall thereafter be irrevocable until the earlier of the Auction Closing Date or the termination of this Agreement pursuant to its terms. Following the acceptance of such offers Buyer shall provide written notice thereof to the aplicable FE Subsidiary and the applicable FE Subsidiary shall provide Buyer with access to the files and records of employees accepting such offers, to the extent permitted by contract, the Local 140 CBA and/or applicable law. Schedule 7.11A(d) sets forth the collective bargaining agreements, and amendments thereto, to which the applicable FE Subsidiary is a party in connection with the Purchased FE Assets.

               (e) With respect to FE Transferred Union Employees and FE Transferred NonUnion Employees, the following shall be applicable:

                    (i) For such FE Transferred Union Employees, Buyer shall recognize UWUA, Local 140 as the exclusive collective bargaining representative and shall assume the terms and conditions of the Local 140 CBA, to the extent applicable to such FE Transferred Union Employees, until the expiration of said agreement and will further comply with all applicable legal obligations with respect to collective bargaining under federal labor law thereafter. Moreover, should Buyer subsequently sell, convey or otherwise transfer its interest in the New Castle Plant to any other entity prior to the expiration of the Local 140 CBA, Buyer shall make the foregoing commitments a condition of such sale, conveyance or transfer.

                    (ii) Buyer will establish and maintain benefit plans (including a severance plan) for FE Transferred Union Employees and FE Transferred Non-Union Employees under either the Local 140 CBA or any other similar FE document which are substantially equivalent to the FE Plans in effect for such employees immediately prior to the Auction Closing Date and provide at least the same level of benefits or coverage as the FE Plans for the duration of the Local 140 CBA, in the case of FE Transferred Union Employees, or December 31, 2001, in the case of FE Transferred Non-Union Employees (such period being hereinafter referred to as the "FE Continuation Period"). Subject to applicable law and the Local 140 CBA, nothing in the foregoing shall prevent Buyer from using different benefit providers or from establishing new benefit plans or using its existing benefit plans as the means of meeting its obligation hereunder. The commitments under this paragraph shall, however, require the following during the FE Continuation Period:

                    (A) With respect to the applicable FE Subsidiary's health care plans, Buyer agrees to waive all limitations as to pre-existing conditions and actively-at-work exclusions and waiting periods for such employees, except that Buyer may require the employee or his/her dependents who, on the Auction Closing Date, is then in the process of satisfying any similar exclusion or waiting period under the FE Subsidiary's health care plans to satisfy fully the balance of the applicable time period for such exclusion or waiting period under the Buyer's plan. With respect to the calendar year in which the Auction Closing Date occurs, all health care expenses incurred by any such employees and/or any eligible dependent thereof in the portion of the calendar year preceding the Auction Closing Date that were qualified to be taken into account for purposes of satisfying any deductible or out-of-pocket limit under the FE Subsidiary's health care plans shall be taken into account for purposes of satisfying any deductible or out-of-pocket limit under the Buyer's health care plan for such calendar year.

                    (B) With respect to service and seniority, Buyer shall recognize each such employee's service and seniority with the FE Subsidiary for all non-pension purposes, including the determination of eligibility and extent of service or seniority-related welfare benefits such as vacation and sick pay benefits and to agree to give each such employee full credit for all vacation benefits banked, accrued, and unused, as of the Auction Closing Date.

                    (C) With respect to pension benefits, Buyer shall provide each such employee with a pension benefit that, when combined with the benefit accrued by such employee under the FE Subsidiary's pension plan as it exists on the date hereof, is at least equal in value to the pension benefit such employee would have accrued if such employee had remained employed with the FE Subsidiary and continued to be covered by such FE Subsidiary's pension plan (as it exists on the date hereof). In providing such benefits, Buyer shall recognize each such employee's combined service and earnings with the applicable FE Subsidiary and Buyer. Further, Buyer shall provide to any such employee who is laid off by Buyer and who, at the time of such layoff, is between the ages of 50-54 and has ten or more years of combined service with the applicable FE Subsidiary and Buyer, a retirement benefit from Buyer's pension plan, beginning at age 55, that is at least equal to the subsidized early retirement benefit that such employee would have received under the FE Subsidiary's pension plan had such employee continued to be covered by such plan as it exists on the date hereof. The determination of the benefit required by this
          Section 7.11A(e)(ii)(C) shall be made in good faith by the accounting firm then acting as the independent auditor of Buyer, which determination shall be final and binding on the parties hereto and each affected employee. Notwithstanding the fact that the commitments set forth in this Section 7.11A(e)(ii) are limited generally to the duration of the FE Continuation Period, the commitments set forth in this Section 7.11A(e)(ii)(C) shall be limited to the duration of the FE Continuation Period in the case of FE Transferred Union Employees and shall survive the expiration of the FE Continuation Period in the case of FE Transferred Non-Union Employees.

                    (D) With respect to post-retirement medical and life insurance programs, Buyer shall provide to any such employee who retires from Buyer's employment prior to the expiration of the Local 140 CBA with respect to FE Transferred Union Employees, and December 31, 2001 with respect to FE Transferred Non-Union Employees, and is at least age 55 and has ten or more years of combined service with the FE Subsidiary and Buyer, benefits, to the extent possible, that are substantially equivalent to the FE Subsidiary's post-retirement medical and life insurance programs that such employee would have received, if such employee had continued to be covered by the FE Subsidiary's programs as they existed on the date hereof.

                    (E) With respect to the FE Subsidiary's Savings Plan, Buyer shall take any and all necessary action to cause the trustee of any defined contribution plan of Buyer in which any such employee becomes a participant by virtue of this section, to accept a direct "rollover" of all or a portion of said employee's "eligible rollover distribution" within the meaning of Section 402 of the Code from the FE Savings Plan, if requested to do so by such employee, or to accept a direct plan-to-plan transfer from the FE Savings Plan of the account balances of any such employee and the assets of such plans related thereto, if requested to do so by the applicable FE Subsidiary or by such employee. Buyer agrees that the property so rolled over and the assets so transferred may include (i) promissory notes evidencing loans from the FE Savings Plan to such employees that are outstanding as of the Auction Closing Date, and (ii) shares of FE common stock in which the account balances of such employees are invested as of the Auction Closing Date. However, any defined contribution plan of Buyer or its Affiliates accepting such a rollover or transfer shall not be required to (i) make any further loans to any such employee after the Auction Closing Date or (ii) permit any additional investment to be made in FE common stock on behalf of any such employee after the Auction Closing Date. The FE Subsidiaries hereby represent to Seller and the Buyer that the FE Savings Plan is intended to be qualified within the meaning of Section 402 of the Code.

               (f) Buyer shall pay or provide to FE Transferred Union Employees and/or FE Transferred Non-Union Employees the benefits more particularly described in paragraphs (i), (ii) and (iii), as applicable.

                    (i) With respect to severance benefits, Buyer is required to provide for any such employee who is terminated as a result of an overall reduction in work force due to decreased employment needs of Buyer prior to the expiration of the Local 140 CBA, with respect to FE Transferred Union Employees, and December 31, 2001, with respect to FE Transferred Non-Union Employees, severance benefits at the level for such employees in effect as of the date hereof. FE Transferred Non-Union Employees shall also be entitled to such severance benefits if, prior to December 31, 2001, Buyer reduces the pay rate for such employee and such employee within seven (7) days thereafter terminates employment. Any employee provided severance benefits under this section may be required to execute a release of claims against the applicable FE Subsidiary or Buyer, in such form as Buyer shall prescribe, as a condition for the receipt of such benefits.

                    (ii) Each FE Transferred Union Employee or FE Transferred Non-Union Employee who accepts employment with Buyer, shall be provided by the Buyer with a transition bonus of $2,500, less applicable taxes, payable as soon as practicable following the Auction Closing Date. In no event shall any such employee receive more than one transition bonus as a result of the transfer of employment from an FE Subsidiary to Buyer.

                    (iii) Each FE Transferred Non-Union Employee who is initially assigned, or assigned within twelve (12) months of the Auction Closing Date, by Buyer to a principal place of work that requires such employee to relocate his/her residence will be reimbursed by Buyer for all relocation expenses in accordance with the FE Subsidiary's relocation plans in effect as of the date hereof. For purposes of the foregoing, a required relocation of residence shall include a change in the principal place of work that is more than 30 miles farther from such employee's principal place of work immediately prior to the Auction Closing Date and requires a commute from his/her current residence of at least one hour in each direction.

               (g) With respect to any FE Union Employees who do not receive an offer of employment from Buyer pursuant to subsection (b) hereof and with respect to any FE Non-Union Employees who decline an FE Non-Qualifying Offer pursuant to subsection (c) hereof, and are thereafter terminated, Buyer shall reimburse the applicable FE Subsidiary for the aggregate estimated cost that such FE Subsidiary will or may incur in providing the severance, pension, and banked, accrued or unused vacation benefits described in Schedule 5.8(a) to the FE Union Employees and FE Non-Union Employees therein described (collectively the "Termination Benefits"). The estimated cost of such pension benefits shall be calculated by the actuarial firm regularly engaged to provide actuarial services to the applicable FE Subsidiary with respect to its pension plans, and shall be determined using the same assumptions as to mortality, turnover, interest rate and other actuarial assumption as used by such firm in determining the cost of benefits under the FE Subsidiary's pension plans for purposes of their most recently issued financial statements prior to the Auction Closing Date.

               (h) The applicable FE Subsidiary shall be responsible, with respect to the Purchased FE Assets, for performing and discharging all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees of any "employment loss" within the meaning of the WARN Act which occurs prior to the Auction Closing Date.

               (i) Buyer shall not be responsible for extending COBRA Continuation Coverage to any employees and former employees of any of the FE Subsidiaries, or to any qualified beneficiaries of such employees and former employees, who become or became entitled to COBRA Continuation Coverage on or before the Auction Closing Date, including those for whom the Auction Closing Date occurs during their COBRA election period.

               (j) Individuals who are otherwise "FE Union Employees", as defined in Section 7.11A(b) or "FE Non-Union Employees", as defined in Section 7.11A(c) but who on any date are not actively at work due to a leave of absence covered by the Family and Medical Leave Act (FMLA), or due to any other authorized leave of absence, shall nevertheless be treated as "FE Union Employees" or as "FE Non-Union Employees", as the case may be, on such date if they are able (i) to return to work within the protected period under the FMLA or such other leave (which in any event shall not extend more than twelve (12) weeks after the Auction Closing Date), whichever is applicable, and (ii) to perform the essential functions of their job, with or without a reasonable accommodation.

               (k) The FE Subsidiaries are responsible for extending and continuing to extend COBRA Continuation Coverage to all employees and former employees, and qualified beneficiaries of such employees and former employees of the FE Subsidiaries, who become or became entitled to such COBRA Continuation Coverage on or before the Auction Closing Date, including those for whom the Auction Closing Date occurs during their COBRA election period.

               (l) The FE Subsidiaries shall pay to each employee of such FE Subsidiaries to whom the Buyer offers employment pursuant to this Section 7.11A, all unpaid salary, bonus and holiday compensation, workers' compensation or other compensation or employment benefits that are payable in cash which have accrued to such employees through and including the Auction Closing Date, at such times as provided under the terms of the applicable compensation or benefit programs. With respect to workers compensation claims of such employees that require payments that continue beyond the Auction Closing Date, the Buyer shall be responsible for such payments. The FE Subsidiaries shall be responsible for initiating the transfer of the claims and the associated risk and liability to the Buyer with either the Ohio or the Pennsylvania Bureau of Workers' Compensation, as appropriate.

               (m) The following provisions shall apply with respect to employees who are covered by the UWUA Local 270 Collective Bargaining Agreement ("Local 270 CBA") who are employed in positions at the FE Plant of Avon Lake or, if employed at another location, perform substantially all their work in support of the FE Plant of Avon Lake ("Local 270 Employees"). Buyer shall not be obligated to assume the Local 270 CBA or to recognize UWUA Local 270 as the exclusive collective bargaining agent for Local 270 Employees unless otherwise required by federal law as a result of the actions of Buyer. Buyer further shall not be required to make offers of employment to Local 270 Employees. Buyer shall inform the FE Subsidiaries of those Local 270 Employees, if any, to whom Buyer has made offers of employment not later than ninety (90) days prior to the Auction Closing Date.

               (n)  Reserved.

               (o) The provisions of this Section 7.11A shall not be construed as being for the benefit for any person other than the Parties hereto, and shall not be enforceable by persons other than such Parties (including, without limitations, the FE Union Employees and FE Non-Union Employees).

               (p) The applicable FE Subsidiaries agree to indemnify and hold harmless Buyer and Seller from any and all remedies or damages that may be applied or charged to, or imposed on, Buyer and/or Seller as the result of any unfair labor practice charge (i) filed by UWUA Local 270 or its members against FE and/or an FE Subsidiary, or to which Buyer and/or Seller is added as a party, or (ii) filed against Buyer and/or Seller arising out of facts and circumstances that gave rise to unfair labor practice charges filed against FE and/or an FE Subsidiary; provided, however, that (x) such indemnity obligation to Buyer shall not apply to any unfair labor practice charge caused by the actions of Buyer, and (y) such indemnity obligation to Seller shall not apply to any unfair labor practice charge caused by the actions of Seller.

          7.12 Risk of Loss.

               (a) From the date hereof through the Auction Closing Date, all risk of loss or damage to the assets included in the Purchased Assets shall be borne by Seller and the FE Subsidiaries, as applicable, other than loss or damage caused by the acts or negligence of Buyer or any Buyer Representative, which loss or damage shall be the responsibility of Buyer.

               (b) If, before the Auction Closing Date, all or any portion of the Purchased Assets are (i) taken by eminent domain or are the subject of a pending or (to the Knowledge of Seller with respect to the Purchased DLC Assets or to the Knowledge of any FE Subsidiary with respect to the Purchased FE Assets) contemplated taking which has not been consummated, or (ii) damaged or destroyed by fire or other casualty, Seller, with respect to the Purchased DLC Assets and such FE Subsidiary, with respect to its Purchased FE Assets, shall
(x) notify Buyer promptly in writing of such fact, (y) assign or pay, as the case may be, any proceeds thereof to Buyer at the Auction Closing and (z) either restore the damage or assign the insurance proceeds therefor (and pay the amount of any deductible and/or self-insured amount in respect of such casualty) to Buyer at the Auction Closing. Notwithstanding the above, if such taking or casualty results in a Material Adverse Effect to Seller, with respect to the Purchased DLC Assets, or such FE Subsidiary, with respect to the Purchased FE Assets, then Seller and Buyer, with respect to the Purchased DLC Assets, and such FE Subsidiary, Buyer and Seller with respect to the Purchased FE Assets, shall negotiate to settle the loss resulting from such taking or casualty (and such negotiation shall include, without limitation, the negotiation of a fair and equitable payment to Buyer to offset such loss). If no such settlement is reached within sixty (60) days after Seller, with respect to the Purchased DLC Assets, and such FE Subsidiary, with respect to the Purchased FE Assets, has notified Buyer of such taking of casualty, then Buyer or Seller may terminate this Agreement pursuant to Section 10.1(h). In the event of damage or destruction which Seller, with respect to the Purchased DLC Assets, and such FE Subsidiary, with respect to the Purchased FE Assets, elects to restore, Seller will have the right to postpone the Auction Closing for up to six (6) months and Buyer will have the right to inspect and observe, or have its Representatives inspect or observe, all repairs necessitated by any such damage or destruction.

          7.13 Reserved

          7.14 Tax Exempt Financing.

               (a)  Buyer understands and agrees that:

                    (i) the Exempt Facilities have been financed, and refinanced, in whole or in part, with the proceeds of the issuance and sale by various governmental agencies or authorities of industrial development revenue bonds or private activity bonds (collectively, the "Revenue Bonds") the interest on which, with certain exceptions, is excluded from gross income for purposes of federal income taxation; and Seller or an FE Subsidiary (as indicated on Schedule 7.14) is the economic obligor in respect of such bonds;

                    (ii) The basis for such exclusion is the use of the Exempt Facilities for the purpose of (A) the abatement or control of atmospheric pollution or contamination (B) the abatement or control of water pollution or contamination, (C) sewage disposal and/or (D) the disposal of solid waste, such qualifying purposes being discussed in more detail in (b) below;

                    (iii) The use of the Exempt Facilities for a purpose other than a qualifying purpose indicated in subsection (ii) above could impair (A) such exclusion from gross income of the interest on such bonds, possibly with retroactive affect, unless appropriate remedial action were taken (which could include prompt defeasance or redemption of such bonds) and/or (B) the deductibility of payment by Seller or the applicable FE Subsidiary of interest based on the restrictions in
          Section 150 (b) of the Code; and

                    (iv) Any breach by Buyer of its obligations under this
          Section 7.14 could result in the incurrence by Seller or the applicable FE Subsidiary of additional costs and expenses, including without limitation, increased interest costs, loss of the interest deduction for tax purposes and transaction costs relating to any refinancing, redemption and/or defeasance of all or part of the Revenue Bonds, and Buyer will be liable to Seller or the applicable FE Subsidiary, as the case may be, for such additional costs and expenses.

               (b) (i) Buyer agrees that it shall not use, or permit the use of, the Exempt Facilities for any purpose other than

               (A) abating or controlling atmospheric or water pollution or contamination by removing, altering, disposing of or storing pollutants, contaminants, waste or heat, all as contemplated in U.S. Treasury Regulations Section 1.103-8(g);

               (B) the collection, storage, treatment, utilization, processing or final disposal of solid waste, all as contemplated in U.S. Treasury Regulations Section 1.103-8(f); or

               (C) the collection, storage, treatment, utilization, processing or final disposal of sewage, all as contemplated in U.S. Treasury Regulations Section 1.103-8(f)

unless Buyer has obtained at its own expense an opinion addressed to Seller or the applicable FE Subsidiary, as the case may be, of nationally recognized bond counsel reasonably acceptable to Seller or the applicable FE Subsidiary, as the case may be, ("Bond Counsel") that such use will not impair (x) the exclusion from gross income of the interest on any issue of Revenue Bonds for Federal income tax purposes or (y) the deductibility of Seller's or the applicable FE Subsidiary's, as the case may be, payments of interest based on the restrictions in Section 150(b) of the Code.

                    (ii) Buyer reasonably expects, as of the date of this Agreement, that the Exempt Facilities will continue to be used for the qualifying purposes set forth in subsection (i) above, and for no other purpose, for the remainder of their useful lives.

               (c) It is expressly understood and agreed that the provisions of clause (b) above shall not prohibit Buyer from suspending the operation of the Exempt Facilities on a temporary basis, or from terminating the operation of the Exempt Facilities on a permanent basis and shutting down, retiring, abandoning and/or decommissioning the Exempt Facilities; provided, however, that if the Exempt Facilities, in whole or in part, are dismantled and sold, including any sale for scrap, and if the operation of the Plant served by such Exempt Facilities shall not theretofore have been, and is not then being, terminated on a permanent basis, then the proceeds of such sale of the Exempt Facilities shall within six months from the date of sale be expended to acquire replacement property to be used for the same qualifying purpose as the Exempt Facilities so sold, unless Buyer has obtained at its own expense an opinion addressed to Seller or the applicable FE Subsidiary, as the case may be, of Bond Counsel that the failure to take this action will not impair (x) the exclusion from gross income of the interest on any issue of Revenue Bonds for Federal income tax purposes or (y) the deductibility of Seller's or the applicable FE Subsidiary's, as the case may be, payments of interest based on the restrictions in Section 150(b) of the Code.

               (d) Buyer agrees that it shall not issue, or have issued on its behalf, any tax-exempt bonds to finance or refinance its acquisition of the Exempt Facilities; provided that it is expressly understood and agreed that this clause (d) shall not prohibit the use of tax-exempt bonds to finance or refinance any improvement to the Exempt Facilities made after the date of acquisition or to any assets other than the Exempt Facilities.

               (e) Buyer agrees that it shall give Seller or the applicable FE Subsidiary, as the case may be, at least 120 days' prior written notice of any suspension or termination of the operation of the Exempt Facilities, or any part thereof, and of any sale, exchange, transfer or other disposition of the Exempt Facilities, or any part thereof, including, but not limited to, a sale for scrap.

               (f) If Seller or the applicable FE Subsidiary, as the case may be, shall desire to refund any Revenue Bonds, Buyer shall cooperate with Seller or the applicable FE Subsidiary, as the case may be, and with Bond Counsel with respect to the refunding bonds and shall provide upon request any representations, agreements or covenants that are reasonably requested concerning its compliance to such date and/or in the future with the representations, agreements and covenants made herein.

               (g) If Buyer shall sell, exchange, transfer or otherwise dispose of the Exempt Facilities to a third party, Buyer shall cause to be included in the documentation relating to such transaction covenants and agreements on the part of such third party substantially indentical to those on the part of Buyer contained in this Section 7.14.

               (h) The covenants and agreements on the part of Buyer contained in this Section 7.14 shall continue in effect so long as any of the Revenue Bonds, including any refunding bonds issued hereafter to refund any Revenue Bonds, shall remain outstanding. Seller or the applicable FE Subsidiary, as the case may be, shall notify Buyer promptly when there shall be no Revenue Bonds outstanding.

               (i) Other than as contemplated in this Section 7.14, Buyer shall have no liability under the Revenue Bonds.

                                  ARTICLE VIII

                                   CONDITIONS

          8.1 Conditions to Obligations of Buyer. The obligation of Buyer to effect purchase of the Purchased Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions, or waiver thereof, by Buyer at or prior to the Auction Closing Date:

               (a)  The Exchange Closing shall have occurred;

               (b) The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased Assets contemplated hereby shall have expired or been terminated;

               (c) No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority prohibiting the consummation of the sale of the Purchased Assets;

               (d) Buyer shall have received all of Buyer's Required Regulatory Approvals, in form and substance reasonably satisfactory to it and on terms and conditions that do not create a Regulatory Material Adverse Effect or an Asset Material Adverse Effect for Buyer.

               (e) Seller and each of the FE Subsidiaries shall have in all material respects performed and complied with each of their covenants and agreements contained in this Agreement which are required to be performed and complied with by Seller and the FE Subsidiaries, as applicable, on or prior to the Auction Closing Date;

               (f) The representations and warranties of Seller and each FE Subsidiary set forth in this Agreement shall be true and correct in all material respects as of the Auction Closing Date as though made at and as of the Auction Closing Date;

               (g) Buyer shall have received certificates from an authorized officer of each of the Seller and each FE Subsidiary, dated the Auction Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Section 8.1(e) and (f) have been satisfied by Seller, FE and the FE Subsidiaries, as applicable;

               (h) Buyer shall have received an opinion from Seller's counsel, dated the Auction Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, substantially to the effect that:

                    (i) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and Seller has full corporate power and authority to own, lease and operate its material assets and properties and to carry on its business as is now conducted, and to execute and deliver the Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and the execution and delivery of the Agreement and the Ancillary Agreements by Seller and the consummation of the sale of the Purchased Assets contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Seller;

                    (ii) The Agreement and each of the Ancillary Agreements to which it is a party have been duly and validly executed and delivered by Seller and constitute legal, valid and binding agreements of Seller, enforceable against Seller in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                    (iii) The execution, delivery and performance of the Agreement and each of the Ancillary Agreements to which Seller is a party by Seller does not (A) conflict with the Articles of Incorporation or Bylaws of Seller or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments set forth on a Schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of Seller;

                    (iv) The Bill of Sale, the DLC Assignment and Assumption Agreement, the Warranty Deeds and other transfer instruments described in Section 3.7 are in proper form to transfer to Buyer such title as was held by Seller to the Purchased DLC Assets; and

                    (v) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of this Agreement and each of the Ancillary Agreements to which Seller is a party by Seller or the consummation by Seller of the transactions contemplated hereby and thereby, other than (A) such consents, approvals, filings or notices set forth in Schedules 4.3(a) and 4.3(b) or which, if not obtained or made, will not prevent Seller from performing its material obligations under this Agreement and each of the Ancillary Agreements to which Seller is a party and (B) such consents, approvals, filings or notices which become applicable to Seller or the Purchased DLC Assets as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

In rendering the foregoing opinion, Seller's counsel may rely on opinions of local law reasonably acceptable to Buyer.

               (i) Buyer shall have received an opinion from each FE Subsidiary's counsel, dated the Auction Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, substantially to the effect that:

                    (i) Such FE Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and is qualified to do business in any other state in which it operates any of the Purchased FE Assets and has the full corporate power and authority to own, lease and operate its material assets and properties, and to carry on its business as now being conducted, and to execute and deliver the Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby; and the execution and delivery of the Agreement and the Ancillary Agreements to which such FE Subsidiary is a party by such FE Subsidiary, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of such FE Subsidiary;

                    (ii) The Agreement and each Ancillary Agreement to which such FE Subsidiary is a party has been duly and validly executed and delivered by such FE Subsidiary and constitute legal, valid and binding agreements of such FE Subsidiary, enforceable against such FE Subsidiary in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                    (iii) The execution, delivery and performance of the Agreement and each Ancillary Agreement to which such FE Subsidiary is a party by such FE Subsidiary does not (A) conflict with the Articles of Incorporation, Bylaws or Code of Regulations, as currently in effect, of such FE Subsidiary or (B) to the knowledge of such counsel constitute a violation of or default under those agreements or instruments set forth on a Schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of such FE Subsidiary;

                    (iv) The Bill of Sale, the Warranty Deeds and other transfer documents described in Section 3.8 are in proper form to transfer to Buyer such title as was held by such FE Subsidiary to the FE Real Property;

                    (v) The applicable FE Assignment and Assumption Agreement and other transfer documents described in Section 3.8 are in proper form for Buyer to assume the Assumed FE Liabilities; and

                    (vi) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for the execution and delivery of the Agreement and each of the Ancillary Agreements to which such FE Subsidiary is a party by such FE Subsidiary or the consummation by such FE Subsidiary of the transactions contemplated hereby, other than
          (A) such consents, approvals, filings or notices set forth in Schedules 5.3(a) and 5.3(b) or which, if not obtained or made, will not prevent such FE Subsidiary from performing its material obligations under the Agreement and each of the Ancillary Agreements to which such FE Subsidiary is a party and (B) such consents, approvals, filings or notices which become applicable to such FE Subsidiary or its Purchased FE Assets as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that relate specifically to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged;

In rendering the foregoing opinion, such FE Subsidiary's counsel may rely on opinions of local law reasonably acceptable to Buyer.

               (j) Seller shall have delivered, or caused to be delivered, to Buyer at the Closing, Seller's closing deliveries described in Section 3.7.

               (k) Seller and/or the FE Subsidiaries, as the case may be, shall have delivered, or caused to be delivered, Seller's and/or the FE Subsidiaries' closing deliveries described in Section 3.8.

               (l) Buyer shall have received from a title company ALTA title owner's policies on the DLC Real Property, subject only to the Permitted Encumbrances, standard printed exceptions and other Encumbrances as are reasonably acceptable to Buyer. A Permitted Encumbrance that is not removed prior to the Auction Closing shall be deemed reasonably acceptable to Buyer as aforesaid unless such Permitted Encumbrance would have a Material Adverse Effect. Buyer shall provide Seller with a copy of the preliminary title reports and surveys for the DLC Real Property as soon as they are available.

               (m) Buyer shall have received from a title company ALTA title owner's policies on the FE Real Property, subject only to the Permitted Encumbrances, standard printed exceptions and other Encumbrances as are reasonably acceptable to Buyer. A Permitted Encumbrance which is not removed prior to the Auction Closing shall be deemed reasonably acceptable to Buyer as aforesaid unless such Permitted Encumbrance would have a Material Adverse Effect. Buyer shall provide FE with a copy of the preliminary title reports and surveys for the FE Real Property as soon as they are available.

               (n) Buyer shall have received from Dames and Moore a letter in form and substance acceptable to Buyer that allows Buyer to rely on the Environmental Reports prepared by Dames and Moore.

               (o) The Auction Closing Date (i) shall not occur before April 30, 2000, and (ii) shall only occur on or after the date that is at least ninety
(90) days following the issuance of a final and nonappeallable order in the matter of Allegheny Energy, Inc. v. DQE, Inc., Civil Action No. 98- 1639 (W.D.Pa.) or in any other proceeding in which Allegheny Energy, Inc. requests specific performance of the Agreement and Plan of Merger, dated as of April 5, 1998, by and between DQE, Inc. and Allegheny Energy, Inc. or otherwise seeks to enjoin, restrain or preclude the Auction Closing.

               (p) Buyer shall have received enforceable, perpetual easements in recordable form, and otherwise in form and substance acceptable to Buyer, for the accommodation of those Purchased DLC Assets existing at Elrama on the Auction Closing Date on, over or under the property that separates Parcel A from Parcel C and Parcel B from Parcel D as such property is shown on the survey referred to on Schedule 1.1(181) for Elrama.

               (q) Buyer shall have received any consents of third parties required for the assignment to Buyer of any of the Agreements listed in Schedules 4.11(b) and 5.11(b), in form and substance acceptable to Buyer, unless the failure to receive such consent(s) would not, individually or in the aggregate, create a Material Adverse Effect.

          8.2 Conditions to Obligations of Seller. The obligations of Seller to effect the sale of the Purchased Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions, or the waiver thereof, by Seller at or prior to the Auction Closing
Date:

               (a)  The Exchange Closing shall have occurred;

               (b) The waiting period under the HSR Act applicable to the consummation of the sale of the Purchased Assets contemplated hereby shall have expired or been terminated;

               (c) No preliminary or permanent injunction or other order or decree by any Governmental Authority which prevents the consummation of the sale of the Purchased Assets contemplated herein shall have been issued and remain in effect (each of Seller and Buyer agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or Governmental Authority in the United States prohibiting the consummation of the sale of the Purchased Assets;

               (d) Seller shall have received all of the DLC Required Regulatory Approvals, in form and substance reasonably satisfactory to it and on terms and conditions that do not create a Regulatory Material Adverse Effect for Seller;

               (e) All consents and approvals for the execution, delivery and performance of this Agreement and the Ancillary Agreements, and for the consummation of the sale of the Purchased Assets contemplated hereby required under the terms of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which the Seller is a party or by which the Seller, or any of the Purchased Assets, may be bound, shall have been obtained, other than those which if not obtained, would not, individually and in the aggregate, create a Material Adverse Effect;

               (f) Buyer shall have in all material respects performed and complied with the covenants and agreements contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Auction Closing Date;

               (g) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Auction Closing Date as though made at and as of the Auction Closing Date;

               (h) Seller shall have received a certificate from an authorized officer of Buyer, dated the Auction Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 8.2(f) and (g) have been satisfied by Buyer;

               (i)  Buyer shall have assumed, as set forth in and subject to
Section 7.11, all of the applicable obligations under the IBEW CBA as they relate to DLC Transferred Union Employees;

               (j) Seller shall have received an opinion from Buyer's counsel dated the Auction Closing Date and reasonably satisfactory in form and substance to Seller and its counsel, substantially to the effect that:

                    (i) Buyer is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in the Commonwealth of Pennsylvania and the State of Ohio and has the full corporate power and authority to own, lease and operate its material assets and properties, and to execute and deliver the Agreement and the Ancillary Agreements to which Buyer is a party and to consummate the transactions contemplated hereby and thereby; and the execution and delivery of the Agreement and the Ancillary Agreements to which Buyer is a party by Buyer, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Buyer;

                    (ii) The Agreement and each of the Ancillary Agreements to which Buyer is a party have been duly and validly executed and delivered by Buyer, and constitute legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                    (iii) The execution, delivery and performance of the Agreement and each of the Ancillary Agreements to which Buyer is a party by Buyer does not (A) conflict with the Articles of Incorporation or Bylaws (or other organizational documents), as currently in effect, of Buyer or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments set forth on a Schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of Buyer;

                    (iv) The DLC Assignment and Assumption Agreement, the Bill of Sale, the Warranty Deeds, and other transfer instruments described in Section 3.9 are in proper form for Buyer to assume the Assumed DLC Liabilities and for Seller to transfer to Buyer such title as was held by Seller to the Purchased DLC Assets;

                    (v) The FE Assignment and Assumption Agreement and other transfer instruments described in Section 3.9 are in proper form for Buyer to assume the Assumed FE Liabilities; and

                    (vi) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for Buyer's execution and delivery of this Agreement and each of the Ancillary Agreements to which Buyer is a party or the consummation by Buyer of the transactions contemplated hereby and thereby, other than (A) such consents, approvals, filings or notices set forth in Schedules 6.3(a) and 6.3(b) or which, if not obtained or made, will not prevent Buyer from performing its obligations under this Agreement and each of the Ancillary Agreements to which Buyer is a party; and (B) such consents, approvals, filings or notices which become applicable to Seller or the Purchased DLC Assets as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

In rendering the foregoing opinion, Buyer's counsel may rely on opinions of local law reasonably acceptable to Seller.

               (k) Buyer shall have delivered, or caused to be delivered, to Seller at the Auction Closing, Buyer's closing deliveries described in Section 3.9.

          8.3 Conditions of Obligations of the FE Subsidiaries. The obligations of the FE Subsidiaries to effect the transfer and delivery of the Purchased FE Assets and certain other applicable transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions, or the waiver thereof, by the FE Subsidiaries at or prior to the Auction Closing Date:

               (a)  The Exchange Closing shall have occurred;

               (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the transfer and delivery of the Purchased FE Assets contemplated herein shall have been issued and remain in effect (each of the FE Subsidiaries and Buyer agreeing to use its reasonable best efforts to have such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state of federal or Governmental Authority in the United States prohibiting the consummation of the sale of the Purchased FE Assets;

               (c) The FE Subsidiaries shall have received all of the FE Required Regulatory Approvals on terms and conditions that do not create a Regulatory Material Adverse Effect for the FE Subsidiaries;

               (d) All consents and approvals for the execution, delivery and performance of this Agreement and the Ancillary Agreements, and for the consummation of the transfer and delivery of the Purchased FE Assets contemplated hereby required under the terms of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which an FE Subsidiary is party or by which any of the FE Subsidiaries, or any of the Purchased FE Assets, may be bound, shall have been obtained, other than those which if not obtained, would not, individually and in the aggregate, create a Material Adverse Effect;

               (e) Buyer shall have in all material respects performed and complied with the covenants and agreements applicable to the FE Subsidiaries contained in this Agreement which are required to be performed and complied with by Buyer on or prior to the Auction Closing Date;

               (f) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Auction Closing Date as though made at and as of the Auction Closing Date;

               (g) Each of the FE Subsidiaries shall have received a certificate from an authorized officer of Buyer, dated the Auction Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 8.3(e) and (f) have been satisfied by Buyer;

               (h)  Buyer shall have assumed, as set forth in and subject to
Section 7.11A, all of the applicable obligations under the Local 140 CBA as they relate to the FE Transferred Union Employees;

               (i) The FE Subsidiaries shall have received an opinion from Buyer's counsel reasonably acceptable to the FE Subsidiaries, dated the Auction Closing Date and satisfactory in form and substance to the FE Subsidiaries and its counsel, substantially to the effect that:

                    (i) Buyer is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business in the Commonwealth of Pennsylvania and the State of Ohio and has the full corporate power and authority to own, lease and operate its material assets and properties, and to execute and deliver the Agreement and the Ancillary Agreements to which it is a party, and to consummate the transactions contemplated hereby and thereby; and the execution and delivery of the

          Agreement and Ancillary Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action required on the part of Buyer;

                    (ii) The Agreement and each of the Ancillary Agreements to which Buyer is a party have been duly and validly executed and delivered by Buyer, and constitute legal, valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting or relating to enforcement of creditor's rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

                    (iii) The execution, delivery and performance of the Agreement and each of the Ancillary Agreements to which Buyer is a party by Buyer does not (A) conflict with the Articles of Incorporation or Bylaws (or other organizational documents), as currently in effect, of Buyer or (B) to the knowledge of such counsel, constitute a violation of or default under those agreements or instruments set forth on a Schedule attached to the opinion and which have been identified to such counsel as all the agreements and instruments which are material to the business or financial condition of Buyer;

                    (iv) The FE Assignment and Assumption Agreement and other transfer instruments described in Section 3.9 are in proper form for Buyer to assume the Assumed FE Liabilities and for the FE Subsidiaries to transfer Buyer such title as was held by the FE Subsidiaries to the FE Real Property; and

                    (v) No consent or approval of, filing with, or notice to, any Governmental Authority is necessary for Buyer's execution and delivery of this Agreement and each of the Ancillary Agreements to which Buyer is a party or the consummation by Buyer of the transactions contemplated hereby and thereby, other than (A) such consents, approvals, filings or notices set forth in Schedules 6.3(a) and 6.3(b) or which, if not obtained or made, will not prevent Buyer from performing its obligations under this Agreement and each of the Ancillary Agreements to which Buyer is a party, and (B) such consents, approvals, filings or notices which become applicable to FE or the FE Subsidiaries or the Purchased FE Assets as a result of the specific regulatory status of Buyer (or any of its Affiliates) or as a result of any other facts that specifically relate to the business or activities in which Buyer (or any of its Affiliates) is or proposes to be engaged.

In rendering the foregoing opinion, Buyer's counsel may rely on opinions of local counsel reasonably acceptable to the FE Subsidiaries.

               (j) Buyer shall have delivered, or caused to be delivered, to FE and the FE Subsidiaries at the Auction Closing, Buyer's closing deliveries described in Section 3.9.


                                   ARTICLE IX

                                 INDEMNIFICATION

          9.1  Indemnification and Release of Seller by Buyer.

               (a) Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, employees, shareholders, Affiliates and agents (each, a "DLC Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any DLC Indemnitee (each, a "DLC Indemnifiable Loss") in any way relating to, resulting from or arising out of or in connection with (i) any breach by Buyer of any covenant or agreement of Buyer contained in this Agreement or the representations and warranties contained in Section 6.1, 6.2 and 6.3, (ii) the Assumed DLC Liabilities, (iii) the Assumed FE Liabilities,
(iv) any loss or damages resulting from or arising solely out of any Inspection of the Purchased Assets, and (v) any Third Party Claims against a DLC Indemnitee arising solely out of or in connection with Buyer's ownership or operation of the Plants and other Purchased Assets on or after the Auction Closing Date.

               (b) Buyer, for itself and on behalf of its Representatives and Affiliates, does hereby release, hold harmless and forever discharge Seller, its Representatives and Affiliates, from any and all Indemnifiable Losses of any kind or character, whether known or unknown, hidden or concealed, in any way relating to, resulting from or arising out of any Environmental Condition or violation of Environmental Law relating to the Purchased Assets, other than any liabilities or obligations described in Sections 2.4(e), (g) and (h). Buyer hereby waives any and all rights and benefits with respect to such Indemnifiable Losses that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if Knowledge of such claims would have materially affected such party's settlement with the obligor. In this connection, Buyer hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Indemnifiable Losses that are currently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless hereby intends to release Seller and its Representatives and Affiliates from the Indemnifiable Losses in the manner contemplated by this paragraph.

          9.2  Indemnification and Release of FE Indemnitees by Buyer.

               (a) Buyer shall indemnify, defend and hold harmless the FE Subsidiaries, their officers, directors, employees, shareholders, Affiliates and agents (each, an "FE Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any FE Indemnitee (each, an "FE Indemnifiable Loss") in any way relating to, resulting from or arising out of or in connection with (i) any breach by Buyer of any covenant or agreement of Buyer contained in this Agreement or the representations and warranties contained in
Section 6.1, 6.2 and 6.3, (ii) the Assumed FE Liabilities, (iii) any loss or damages resulting from or arising solely out of any Inspection of the Purchased FE Assets, and (iv) any Third Party Claims against an FE Indemnitee arising solely out of or in connection with Buyer's ownership or operation of the FE Plants and other Purchased FE Assets on or after the Auction Closing Date.

               (b) Buyer, for itself and on behalf of its Representatives and Affiliates, does hereby release, hold harmless and forever discharge the FE Subsidiaries, their Representatives and Affiliates, from any and all Indemnifiable Losses of any kind or character, whether known or unknown, hidden or concealed, in any way relating to, resulting from or arising out of any Environmental Condition or violation of Environmental Law relating to the Purchased FE Assets, other than any liabilities or obligations described in Sections 2.4A(e), (g) and (h). Buyer hereby waives any and all rights and benefits with respect to such Indemnifiable Losses that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if Knowledge of such claims would have materially affected such party's settlement with the obligor. In this connection, Buyer hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Indemnifiable Losses that are currently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless hereby intends to release the FE Subsidiaries and their Representatives and Affiliates from the Indemnifiable Losses in the manner contemplated by this paragraph.

          9.3  Indemnification of Buyer by Seller.

               (a) Seller shall indemnify, defend and hold harmless Buyer, its officers, directors, employees, shareholders, Affiliates and agents (each, a "Buyer Indemnitee") from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer Indemnitee (each, a "Buyer Indemnifiable Loss") in any way relating to, resulting from or arising out of or in connection with
(i) any breach by Seller of any covenant or agreement of Seller contained in this Agreement or the representations and warranties contained in Section 4.1,
4.2 and 4.3, (ii) the Excluded DLC Liabilities, (iii) noncompliance by Seller with any bulk sales or transfer laws as provided in Section 11.14, and (iv) any Third Party Claims against a Buyer Indemnitee arising out of or in connection with Seller's ownership or operation of the Excluded DLC Assets on or after the Auction Closing Date.

               (b) Seller shall indemnify, defend and hold harmless each Buyer Indemnitee from and against any and all Buyer Indemnifiable Losses in any way relating to, resulting from or arising out of or in connection with (i) any costs and expenses incurred after the date of this Agreement, and in furtherance of consummation of the transactions contemplated herein, up to a maximum amount of ten million dollars ($10,000,000), in the event of a Special Termination (as hereinafter defined), and (ii) any claims asserted against a Buyer Indemnitee arising out of or relating to the Agreement and Plan of Merger, dated as of April 5, 1998, by and between DQE, Inc. and Allegheny Energy, Inc.. A "Special Termination" shall be deemed to have occurred if:

          (i) Buyer terminates this Agreement pursuant to Section 10.1(j) hereof, or

          (ii) Buyer or Seller terminate this Agreement pursuant to Section 10.1(b)(i) hereof, or the Auction Closing fails to occur because the condition set forth in any of Sections 8.1(c), 8.2(c) or 8.3(b) has not been satisfied, in either case because of an injunction, order or decree of a court in connection with the litigation described in
          Section 8.1(o) hereof.

          9.4 Indemnification of Buyer by FE Subsidiaries. Each FE Subsidiary with respect to itself and all matters related to the Purchased FE Assets to be transferred to Buyer by such FE Subsidiary shall indemnify, defend and hold harmless each Buyer Indemnitee from and against any and all Buyer Indemnifiable Losses in any way relating to, resulting from or arising out of or in connection with (i) any breach by such FE Subsidiary of any covenant or agreement of such FE Subsidiary contained in this Agreement or the representations and warranties contained in Section 5.1, 5.2 and 5.3, (ii) the Excluded FE Liabilities, (iii) noncompliance by such FE Subsidiary with any bulk sales or transfer laws as provided in Section 11.14, and (iv) any Third Party Claims against a Buyer Indemnitee arising out of or in connection with such FE Subsidiary's ownership or operation of the Excluded FE Assets on or after the Auction Closing Date.

          9.5 Indemnification of Seller by the FE Subsidiaries. Each FE Subsidiary severally with respect to itself under this Agreement and all its obligations related to the Purchased FE Assets to be transferred to Buyer by such FE Subsidiary, shall indemnify, defend and hold harmless each DLC Indemnitee from and against any and all DLC Indemnifiable Losses in any way relating to, resulting from or arising out of or in connection with a claim by Buyer or any Third Party against a DLC Indemnitee arising out of or in connection with Purchased FE Assets or the Assumed FE Liabilities, provided, however, that after the Auction Closing, Seller cannot enforce this Section 9.5 against any of the FE Subsidiaries if such claim is in any way relating to, resulting from or arising out of the liabilities assumed by Buyer.

          9.6  Release of Seller by the FE Subsidiaries.

               Each FE Subsidiary, for itself and on behalf of its Representatives and Affiliates, does hereby release, hold harmless and forever discharge Seller, its Representatives and Affiliates, from any and all Indemnifiable Losses resulting from, arising out or relating to the Assumed FE Liabilities. Except as otherwise provided in Section 9.2, each FE Subsidiary hereby waives any and all rights and benefits with respect to such Indemnifiable Losses that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of executing the release, if Knowledge of such claims would have materially affected such party's settlement with the obligor. In this connection, each of the FE Subsidiaries hereby acknowledges that it is aware that factual matters now unknown to it may have given or may hereafter give rise to Indemnifiable Losses that are currently unknown, unanticipated and unsuspected, and it further agrees that this release has been negotiated and agreed upon in light of that awareness and nevertheless hereby intends to release Seller, its Representatives and Affiliates from Indemnifiable Losses in the manner contemplated by this paragraph.

          9.7  Certain Limitations on Indemnification.

               (a)  Notwithstanding anything to the contrary contained herein:

                    (i) Any Indemnitee shall use Commercially Reasonable Efforts to mitigate all losses, damages and the like relating to a claim under these indemnification provisions, including availing itself of any defenses, limitations, rights of contribution, claims against third persons and other rights at law or equity. The Indemnitee's Commercially Reasonable Efforts shall include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any loss or expenses for which indemnification would otherwise be due, and the Indemnifying Party shall reimburse the Indemnitee for the Indemnitee's reasonable expenditures in undertaking the mitigation.

                    (ii) Any Indemnifiable Loss shall be net of (A) the dollar amount of any insurance or other proceeds actually receivable by the Indemnitee or any of its Affiliates with respect to the Indemnifiable Loss, and (B) income tax benefits to the Indemnitee, to the extent realized by the Indemnitee. Any party seeking indemnity hereunder shall use Commercially Reasonable Efforts to seek coverage (including both costs of defense and indemnity) under applicable insurance policies with respect to any such Indemnifiable Loss.

               (b) The expiration, termination or extinguishment of any covenant or agreement shall not affect the Parties' obligations under Sections
9.1 through 9.6 hereof if the Indemnitee provided the Indemnifying Party with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

               (c) Except to the extent otherwise provided in Article X, the rights and remedies of Seller, Buyer, and the FE Subsidiaries under this Article IX are exclusive and in lieu of any and all other rights and remedies which each of Seller, Buyer, and the FE Subsidiaries may have under this Agreement or otherwise for monetary relief, with respect to (i) any breach of or failure to perform any covenant, agreement, representation or warranty set forth in this Agreement, after the occurrence of the Auction Closing, or (ii) the Assumed Liabilities or the Excluded Liabilities, as the case may be. The indemnification obligations of the Parties set forth in this Article IX apply only to matters arising out of this Agreement but do not extend to matters arising out of any of the Ancillary Agreements. Any Indemnifiable Loss arising under or pursuant to an Ancillary Agreement shall be governed by the indemnification obligations, if any, contained in such Ancillary Agreement under which the Indemnifiable Loss arises.

               (d) Notwithstanding anything to the contrary contained herein, no party (including an Indemnitee) shall be entitled to recover from any other party (including an Indemnifying Party) for any liabilities, damages, obligations, payments, losses, costs, or expenses under this Agreement any amount in excess of the actual compensatory damages, court costs and reasonable attorney's and other advisor fees suffered by such party. Each of Buyer, Seller, and the FE Subsidiaries waives any right to recover punitive, incidental, special, exemplary and consequential damages arising in connection with or with respect to this Agreement. The provisions of this Section 9.7(d) shall not apply to indemnification for a Third Party Claim.

          9.8  Defense of Claims.

               (a) If any Indemnitee receives notice of the assertion or commencement of any Third Party Claim made or brought by any Person who is not a party to this Agreement or any Affiliate of a Party to this Agreement with respect to which indemnification is to be sought from an Indemnifying Party, the Indemnitee shall give such Indemnifying Party reasonably prompt written notice thereof, but in any event such notice shall not be given later than ten (10) calendar days after the Indemnitee's receipt of notice of such Third Party Claim. Such notice shall describe the nature of the Third Party Claim in reasonable detail and shall indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume the defense of any Third Party Claim at such Indemnifying Party's expense and by such Indemnifying Party's own counsel, provided that the counsel for the Indemnifying Party who shall conduct the defense of such Third Party Claim shall be reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate in good faith in such defense at such Indemnitee's own expense. If an Indemnifying Party elects not to assume the defense of any Third Party Claim, the Indemnitee may compromise or settle such

Third Party Claim over the objection of the Indemnifying Party, which settlement or compromise shall conclusively establish the Indemnifying Party's liability pursuant to this Agreement.

               (b) (i) If, within ten (10) calendar days after an Indemnitee provides written notice to the Indemnifying Party of any Third Party Claims, the Indemnitee receives written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in Section 9.8(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party shall fail to take reasonable steps necessary to defend diligently such Third Party Claim within twenty (20) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense and the Indemnifying Party shall be liable for all reasonable expenses thereof.

                    (ii) Without the prior written consent of the Indemnitee, the Indemnifying Party shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to the Indemnitee to that effect. If the Indemnitee fails to consent to such firm offer within ten (10) calendar days after its receipt of such notice, the Indemnifying Party shall be relieved of its obligations to defend such Third Party Claim and the Indemnitee may contest or defend such Third Party Claim. In such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will be the amount of such settlement offer plus reasonable costs and expenses paid or incurred by Indemnitee up to the date of said notice.

               (c) Any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable, but in any event such notice shall not be given later than ten (10) calendar days after the Indemnitee becomes aware of such Direct Claim, and the Indemnifying Party shall have a period of thirty (30) calendar days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such thirty (30) calendar day period, the Indemnifying Party shall be deemed to have accepted such claim. If the

Indemnifying Party rejects such claim, the Indemnitee will be free to seek enforcement of its right to indemnification under this Agreement.

               (d) If the amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment in respect thereof, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by, from or against any other entity, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the publicly announced prime rate then in effect of Citibank) shall promptly be repaid by the Indemnitee to the Indemnifying Party.

               (e)  A failure to give timely notice as provided in this Section
9.8 shall not affect the rights or obligations of any Party hereunder except if, and only to the extent that, as a result of such failure, the Party which was entitled to receive such notice was actually prejudiced as a result of such failure.


                                    ARTICLE X

                                   TERMINATION

          10.1 Termination.

               (a) This Agreement may be terminated at any time prior to the Auction Closing Date by mutual written consent of Seller and Buyer.

               (b) This Agreement may be terminated by Seller or Buyer if (i) any federal or state court of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Auction Closing, and such order, judgment or decree shall have become final and nonappeallable; (ii) any statute, rule, order or regulation shall have been enacted or issued by any Governmental Authority which prohibits the consummation of the Auction Closing; (iii) the Auction Closing contemplated hereby shall have not occurred on or before the day which is twelve (12) months from the date of this Agreement (the "Termination Date"), provided that the right to terminate this Agreement under this Section 10.1(b) (iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Auction Closing to occur on or before such date and provided, further, that if on the Termination Date (x) the conditions to the Auction Closing set forth in Sections 8.1(d), 8.2(c) and 8.2(d) hereof shall not have been fulfilled but all other conditions to the Auction Closing shall be fulfilled or shall be capable of being fulfilled, or
(y) the conditions to the Exchange Closing set forth in Sections 9.1(b), 9.2(a) and 9.3(a) of the Exchange Agreement shall not have been fulfilled but all other conditions to the Exchange Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be the day which is eighteen
(18) months from the date of this Agreement, except as otherwise specifically provided in Section 10.1(j) hereof.

               (c) Except as otherwise provided in this Agreement, this Agreement may be terminated by the Buyer if any of the Buyer Required Regulatory Approvals, the receipt of which is a condition to the obligation of the Buyer to consummate the Auction Closing as set forth in Section 8.1(d), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied).

               (d) This Agreement may be terminated by Seller, if any of the DLC Required Regulatory Approvals, the receipt of which is a condition to the obligation of Seller to consummate the Auction Closing as set forth in Section 8.2(d), shall have been denied (and a petition for rehearing or refiling of an application initially denied without prejudice shall also have been denied) or shall have been granted but are not in form and substance reasonably satisfactory to Seller.

               (e) This Agreement may be terminated by Buyer if there has been a violation or breach by Seller or an FE Subsidiary of any covenant, representation or warranty contained in this Agreement which has resulted in a Material Adverse Effect and such violation or breach is not cured by the earlier of the Auction Closing Date or the date which is thirty (30) days after receipt by Seller or an FE Subsidiary of notice specifying particularly such violation or breach, and such violation or breach has not been waived by Buyer. All such notices delivered to an FE Subsidiary pursuant to this Section 10.1(e) shall also be simultaneously delivered to Seller.

               (f) This Agreement may be terminated by Seller, if there has been a violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement which has resulted in a Material Adverse Effect and such violation or breach is not cured by the earlier of the Auction Closing Date or the date which is thirty (30) days after receipt by Buyer of notice specifying particularly such violation or breach, and such violation or breach has not been waived by Seller.

               (g) This Agreement may be terminated by Seller if there shall have occurred any change that is materially adverse to the business, operations or conditions (financial or otherwise) of Buyer.

               (h) This Agreement may be terminated by the Party entitled to so terminate this Agreement under the provisions of Section 7.12(b).

               (i) This Agreement may be terminated by Buyer if there shall have occurred any change that constitutes an Asset Material Adverse Effect.

               (j)  This Agreement may be terminated by Buyer in the event that

                    (i) the matter of Allegheny Energy, Inc. v. DQE, Inc., Civil Action No. 98-1639 (W.D.Pa.)("Merger Litigation") shall not have been resolved by a final and nonappeallable order by the date that is twelve (12) months from the date of this Agreement, provided, however, that if, on such date, the U.S. Court of Appeals for the Third Circuit shall have issued an order that finally resolves the Merger Litigation by denying Allegheny Energy, Inc.'s request for specific performance, but Allegheny Energy, Inc. shall have pending before the U.S. Supreme Court a petition for writ of certiorari in respect of such order, then Buyer may terminate this Agreement only on or after the date that is the earlier of (x) the date on which the U.S. Supreme Court grants such petition for writ of certiorari or (y) the date that is fifteen (15) months from the date of this Agreement, or

                    (ii) without limitation of Section 10.1(b)(i), there shall be, at any time prior to the date that is twelve (12) months from the date of this Agreement, a final and nonappeallable order in the Merger Litigation that prohibits the Auction Closing.

               The Parties agree, however, that if the Merger Litigation or other litigation described in Section 8.1(o) is resolved by a final, nonappeallable order that permits the Auction Closing to proceed prior to the date on which termination would otherwise be permitted under this Section 10.1, then Buyer may, at its option, extend any Termination Date that would otherwise apply under this Section 10.1 by a period of up to ninety (90) days from the date of said order, provided, however, that such extension shall not in any case extend the term hereof for longer than a total of twenty-one (21) months from the date of this Agreement.

          10.2 Procedure and Effect of No-Default Termination. In the event of termination of this Agreement by either or both Seller and Buyer pursuant to
Section 10.1, written notice thereof shall forthwith be given by the terminating Party to the other Parties, whereupon, if this Agreement is terminated pursuant to any of Sections 10.1(a) through (d) or 10.1(g) through (j), the liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement, and thereafter none of the Parties shall have any recourse against any other Party by reason of this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS


          11.1 Liability of FE Subsidiaries. Each FE Subsidiary shall be individually responsible for its own obligations, covenants, representations and warranties under this Agreement.

          11.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the Parties.

          11.3 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to comply therewith.

          11.4 No Survival.

               (a) Except as provided in Section 11.4(b) and 11.4(c), each and every representation, warranty and covenant contained in this Agreement shall expire with, and be terminated and extinguished by the consummation of the sale of the Purchased Assets and shall merge into the deed(s) pursuant hereto and the transfer of the Assumed Liabilities pursuant to this Agreement and such representations, warranties and covenants shall not survive the Auction Closing Date; and none of Buyer, Seller, any FE Subsidiary or any officer, director, trustee, Affiliate or agent of any of them shall be under any liability whatsoever with respect to any such representation, warranty or covenant.

               (b) The covenants contained in Sections 3.3(c), 3.3(d), 3.4, 3.5, 3.6, 7.2(c), 7.3(a), 7.5, 7.6, 7.7(e), 7.8, 7.9, 7.11, 7.11A, 7.14, 10.2
and in Articles IX and XI shall survive the delivery of the deed(s) and the Auction Closing in accordance with their terms.

               (c) The representations, warranties and disclaimers contained in Sections 4.1, 4.2, 4.3, 5.1, 5.2, 5.3, 6.1, 6.2, 6.3 and claims arising under
7.1, 7.1A and 7.7(e) shall survive the Auction Closing for eighteen (18) months from the Auction Closing Date.

          11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, or mailed by overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the recipient Party at its address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided however, that notices of a change of address shall be effective only upon receipt thereof):

               (a)  If to Seller, to:

                    Duquesne Light Company
                    411 Seventh Avenue
                    Pittsburgh, PA  15219
                    Telephone:  (412) 393-6000
                    Fax:  (412) 393-6760
                    Attention:  Morgan O'Brien

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    1440 New York Avenue, N.W.
                    Washington, D.C.  20005
                    Telephone:  (202) 371-7000
                    Fax:  (202) 393-5760
                    Attention:  Erica A. Ward

               (b)  if to the FE Subsidiaries, to:

                    FirstEnergy Corp.
                    76 South Main Street
                    Akron, OH  44308
                    Telephone:  (330) 384-5793
                    Fax: (330) 384-3875
                    Attention:  Anthony J. Alexander

                    with copies to:

                    Winthrop, Stimson, Putnam
                      & Roberts
                    One Battery Park Plaza
                    New York, NY
                    Telephone:  (212) 858-1000
                    Fax:  (212) 858-1500
                    Attention:  Michael F. Cusick

                    Duquesne Light Company
                    411 Seventh Avenue
                    Pittsburgh, PA  15219
                    Telephone:  (412) 393-6000
                    Fax:  (412) 393-6760
                    Attention:  Morgan O'Brien

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    1440 New York Avenue, N.W.
                    Washington, D.C.  20005
                    Telephone:  (202) 371-7000
                    Fax:  (202) 393-5760
                    Attention:  Erica A. Ward

               (c)  if to Buyer, to:

                    Orion Power Holdings, Inc.
                    7 East Redwood Street, 10th Floor
                    Baltimore, Maryland 21202
                    Telephone:  (410) 230-3507
                    Fax:  (410) 234-0994
                    Attention:  W. Thaddeus Miller

                    with a copy to:

                    Stroock & Stroock & Lavan LLP
                    180 Maiden Lane
                    New York, New York 10038
                    Attention:  Michael S. Shenberg
                    Telephone:  (212) 806-5831
                    Fax: (212) 806-6006

          11.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto, including by operation of law, without the prior written consent of each other Party, nor is this Agreement intended to confer upon any other Person except the Parties hereto any rights, interests, obligations or remedies hereunder. Except as expressly provided herein, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of Seller or the FE Subsidiaries (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement except as expressly provided for thereunder. Notwithstanding the foregoing, Buyer may (i) assign any or all of its rights and obligations hereunder to one or more wholly owned Subsidiary(s) (direct or indirect), (ii) assign any or all of its rights and obligations under Sections 7.11 and 7.11A to Constellation Operating Services, Inc or an Affiliate thereof, or (iii) make a security assignment to any lender providing financing in respect of the Buyer's acquisition of the Purchased Assets and in either case upon receipt of notice by Seller and the FE Subsidiaries from Buyer of any such assignment, such assignee will be deemed to have assumed, ratified, agreed to be bound by and perform all such obligations, and all references herein to "Buyer" shall thereafter be deemed to be references to such assignee, in each case without the necessity for further act or evidence by the Parties hereto or such assignee, provided, however, that no such assignment shall relieve or discharge the Buyer from any of its obligations hereunder. Each of Seller and the FE Subsidiaries agree, at Buyer's expense, to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights and interests hereunder so long as none of Seller's or the FE Subsidiaries' rights are thereby altered, amended, diminished or otherwise impaired.

          11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Pennsylvania (without giving effect to conflict of law principles) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies (except to such matters of real estate law that must be governed by the law of the State of Ohio). THE PARTIES HERETO AGREE THAT VENUE IN ANY AND ALL ACTIONS AND PROCEEDINGS RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE IN THE STATE AND FEDERAL COURTS IN AND FOR PITTSBURGH, PENNSYLVANIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION FOR SUCH PURPOSE, AND THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. SERVICE OF PROCESS MAY BE MADE IN ANY MANNER RECOGNIZED BY SUCH COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL

WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.9 Interpretation. The articles, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          11.10 Schedules and Exhibits. Except as otherwise provided in this Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.

          11.11 Entire Agreement. This Agreement, the Ancillary Agreements and the Exhibits, Schedules, documents, certificates and instruments referred to herein or therein, embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement and the Ancillary Agreements supersede all prior agreements and understandings between the Parties other than the Confidentiality Agreement with respect to such transactions.

          11.12 U.S. Dollars. Unless otherwise stated, all dollar amounts set forth herein are United States (U.S.) dollars.

          11.13 Sewage Facilities. Pursuant to the provisions of Section 7a of the Pennsylvania Sewage Facilities Act, 35 P.S. section 750 (the "Facilities Act"), Buyer is notified by Seller or the applicable FE Subsidiary, as the case may be, that a "community sewage system" (as defined by Section 2 of the Facilities Act) is not available on one or more lots comprising part of the Real Property at the facilities listed in Schedule 11.13. Prior to construction of any buildings on such lots, a permit to connect to a community sewage system or permit for installation of an individual sewage system must be obtained pursuant to Section 7 of the Facilities Act. Before signing this Agreement, Buyer should contact the local agency charged with administering the Facilities Act in the area of each such facility and lot(s) to determine the procedure and requirements for obtaining a permit for an individual or community sewage system to service such lot(s), if required for the intended uses and purposes of such lot(s).

          11.14 Bulk Sales Laws. Buyer acknowledges that, notwithstanding anything in this Agreement to the contrary, Seller and the FE Subsidiaries will not comply with the provision of the bulk sales laws of any jurisdiction in connection with the transactions contemplated by this Agreement. Buyer hereby waives compliance by Seller and the FE Subsidiaries with the provisions of the bulk sales laws of all applicable jurisdictions to the extent permitted by law.

          IN WITNESS WHEREOF, Buyer, Seller and each of the FE Subsidiaries have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


ORION POWER HOLDINGS, INC.              DUQUESNE LIGHT COMPANY



By:     /s/ JACK A. FUSCO               By:     /s/ MORGAN K. O'BRIEN
        ---------------------------             --------------------------------
Name:   Jack A. Fusco                   Name:   Morgan K. O'Brien
Title:  Chief Operating Officer         Title:  Vice President, Finance


                                        THE CLEVELAND ELECTRIC
                                        ILLUMINATING COMPANY



                                        By:     /s/ ANTHONY J. ALEXANDER
                                                --------------------------------
                                        Name:   Anthony J. Alexander
                                        Title:  Executive Vice President and
                                                General Counsel


                                        OHIO EDISON COMPANY



                                        By:    /s/ ANTHONY J. ALEXANDER
                                               ---------------------------------
                                        Name:   Anthony J. Alexander
                                        Title:  Executive Vice President and
                                                General Counsel


                                        PENNSYLVANIA POWER COMPANY



                                        By:    /s/ ANTHONY J. ALEXANDER
                                               ---------------------------------
                                        Name:   Anthony J. Alexander
                                        Title:  Executive Vice President and
                                                General Counsel

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A      Form of Bill of Sale
Exhibit B.1    Form of DLC Assignment and Assumption Agreement
Exhibit B.2    Form of FE Assignment and Assumption Agreement
Exhibit C.1    Form of DLC Connection Agreement
Exhibit C.2    Form of FE Connection Agreement
Exhibit D.1    Form of DLC Easement and Attachment Agreement
Exhibit D.2    Form of FE Easement and Attachment Agreement
Exhibit E      Form of DLC Must-Run Agreement and FE Must-Run Agreement
Exhibit F      Form of FIRPTA Affadavits
Exhibit G.1    Form of DLC Special Warranty Deed
Exhibit G.2    Form of FE Special Warranty Deed


SCHEDULES

1.1(38)        DLC Capital Spare Parts
1.1(71)        DLC Transferable Permits
1.1(104)       FE Capital Spare Parts
1.1(140)       FE Transferable Permits
1.1(181)       Permitted Encumbrances
1.1(186)       Power Sales Contract
1.1(197)       QF Contracts
2.1            DLC Assets
2.1(c)         DLC Tangible Personal Property
2.1(i)         DLC Purchased Asset Warranties and Guarantees
2.1(l)         DLC Intellectual Property
2.1A           FE Assets
2.1A(c)        FE Tangible Personal Property
2.1A(k)        FE Intellectual Property
2.2(a)         Excluded DLC Transmission Assets
2.2(b)         Certain Excluded DLC Equipment and Systems
2.2(f)         Diversity Contract
2.2A(a)        Excluded FE Transmission Assets
2.2A(b)        Certain Excluded FE Equipment and Systems
2.3(e)         Liabilities and Obligations Relating to Purchased DLC Assets
2.3(h)         DLC Governmental Orders
2.3A(e)        Liabilities and Obligations Relating to Purchased FE Assets
2.3A(g)        FE Governmental Orders
2.7(a)         DLC Inventories
2.7(b)         FE Inventories
4.3(a)         DLC Conflicts, Defaults and Violations
4.3(b)         DLC Required Regulatory Approvals

4.4            DLC Insurance Exceptions
4.5            DLC Real Property
4.6            DLC Environmental Matters
4.7            DLC Labor Matters
4.8            DLC Benefit Plans
4.9            DLC Real Property
4.10           DLC Notices of Condemnation
4.11(a)        Certain DLC Material Agreements
4.11(b)        Certain Non-assignable DLC Material Agreements
4.11(c)        Defaults under certain DLC Material Agreements
4.12           Legal Proceedings Involving DLC
4.13(a)        DLC Permit Violations
4.13(b)        DLC Material Permits (other than Transferable Permits)
4.14(b)        DLC Notices of Tax Deficiencies or Assessments
4.14(c)        Outstanding DLC Agreements or Waivers Extending Statute of
               Limitations for Taxes
4.14(d)        DLC Safe Harboring Lease/Exempt Use Property
4.14(e)        Taxing Jurisdications for DLC Assets Requiring Notification
4.15           DLC Intellectual Property Exceptions
5.3(a)         FE Conflicts, Defaults and Violations
5.3(b)         FE Required Regulatory Approvals
5.4            FE Insurance Exceptions
5.5            FE Real Property Leases
5.6            FE Environmental Matters
5.7            FE Labor Matters
5.8(a)         FE Benefit Plans
5.9            FE Real Property
5.10           FE Notices of Condemnation
5.11(a)        Certain FE Material Agreements
5.11(b)        Certain Non-assignable FE Material Agreements
5.11(c)        Defaults under certain FE Material Agreements
5.12           Legal Proceedings Involving FE
5.13(a)        FE Permit Violations
5.13(b)        FE Material Permits (other than Transferable Permits)
5.14(b)        FE Notices of Tax Deficiencies or Assessments
5.14(c)        Oustanding FE Agreements or Waivers Extending Statute of
               Limitations for Taxes
5.14(d)        FE Safe Harboring Lease/Tax Exempt Use Property
5.14(e)        Taxing Jurisdictions for FE Assets Requiring Notification
5.15           FE Intellectual Property Exceptions
6.3(a)         Buyer Conflicts, Defaults and Regulations
6.3(b)         Buyer Required Regulatory Approvals
7.1(a)         Permitted DLC Activities prior to Closing
7.1(c)         Exceptions to Permitted DLC Activities prior to Closing
7.1(c)(viii)   Permitted DLC Capital Expenditures
7.1A(a)        Permitted FE Activities prior to Closing
7.1A(c)        Exceptions to Permitted FE Activities prior to Closing
7.1A(c)(viii)  Permitted FE Capital Expenditures
7.6(a)         Permitted Buyer Activities prior to Closing
7.11(a)        DLC Employees
7.11(c)        DLC Non-Union Employees
7.11(d)        DLC Collective Bargaining Agreements
7.11A(a)       FE Subsidiaries' Employees
7.11A(c)       FE Non-Union Employees
7.11A(d)       FE Collective Bargaining Agreements
7.14           Exempt Facilities (DLC & FE)
11.13          Sewage Facilities (DLC & FE)
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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      DEFINITIONS.....................................................2
     1.1       Definitions.....................................................2
     1.2       Certain Interpretive Matters...................................28

ARTICLE II     PURCHASE AND SALE..............................................28
     2.1       Transfer of DLC Assets.........................................28
     2.1A      Transfer of FE Assets..........................................30
     2.1B      Delivery and Transfer of Purchased FE Assets...................31
     2.2       Excluded DLC Assets............................................32
     2.2A      Excluded FE Assets.............................................33
     2.3       Assumed DLC Liabilities........................................35
     2.3A      Assumed FE Liabilities.........................................37
     2.4       Excluded DLC Liabilities.......................................39
     2.4A      Excluded FE Liabilities.  .....................................41
     2.5       Control of Litigation..........................................43
     2.6       Fuel Supplies..................................................43
     2.7       Inventories....................................................44

ARTICLE III    THE CLOSING....................................................45
     3.1       Closing........................................................45
     3.2       Closing Payments...............................................45
     3.3       Adjustment to Purchase Price...................................46
     3.4       Reserved.......................................................47
     3.5       DLC Prorations.................................................47
     3.6       FE Prorations..................................................48
     3.7       Deliveries by Seller...........................................49
     3.8       Deliveries by the FE Subsidiaries..............................51
     3.9       Deliveries by Buyer............................................52
     3.10      Ancillary Agreement............................................54
     3.11      Work in Progress...............................................54

ARTICLE IV     REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLER..........54
     4.1       Incorporation; Qualification...................................54
     4.2       Authority......................................................54
     4.3       Consents and Approvals; No Violation...........................55
     4.4       Insurance......................................................55
     4.5       DLC Real Property Leases.......................................56
     4.6       Environmental Matters..........................................56
     4.7       Labor Matters..................................................57
     4.8       Benefit Plans:  ERISA..........................................57
     4.9       DLC Real Property..............................................58
     4.10      Condemnation...................................................58
     4.11      Contracts and Leases...........................................58
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     4.12      Legal Proceedings..............................................59
     4.13      Permits........................................................59
     4.14      Taxes..........................................................60
     4.15      Intellectual Property..........................................60
     4.16      Capital Expenditures...........................................61
     4.17      Compliance With Laws...........................................61
     4.18      Title..........................................................61
     4.19      DISCLAIMERS REGARDING PURCHASED DLC ASSETS.....................61
     4.20      Year 2000 Compliance...........................................62
     4.21      SEC Filings; Financial Statements..............................62

ARTICLE V      REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF FE
               AND THE FE SUBSIDIARIES........................................63
     5.1       Incorporation; Qualification...................................63
     5.2       Authority......................................................63
     5.3       Consents and Approvals; No Violation...........................64
     5.4       Insurance......................................................64
     5.5       FE Real Property Leases........................................65
     5.6       Environmental Matters..........................................65
     5.7       Labor Matters..................................................66
     5.8       Benefit Plans:  ERISA..........................................66
     5.9       Real Property..................................................67
     5.10      Condemnation...................................................67
     5.11      Contracts and Leases...........................................67
     5.12      Legal Proceedings..............................................68
     5.13      Permits........................................................68
     5.14      Taxes..........................................................69
     5.15      Intellectual Property..........................................70
     5.16      Capital Expenditures...........................................70
     5.17      Compliance With Laws...........................................70
     5.18      Title..........................................................70
     5.19      DISCLAIMERS REGARDING PURCHASED FE ASSETS......................70
     5.20      Year 2000 Compliance...........................................71
     5.21      SEC Filings; Financial Statements..............................71

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF BUYER........................72
     6.1       Organization...................................................72
     6.2       Authority......................................................72
     6.3       Consents and Approvals; No Violation...........................73
     6.4       Availability of Funds..........................................73
     6.5       Financial Representations......................................73
     6.6       Legal Proceedings..............................................74
     6.7       No Knowledge of Seller's Breach or FE's Breach.................74
     6.8       Qualified Buyer................................................74
     6.9       Inspections....................................................74
     6.10      WARN Act.......................................................75

ARTICLE VII    COVENANTS OF THE PARTIES.......................................75
     7.1       Conduct of Business Relating to the Purchased DLC Assets.......75
     7.1A      Conduct of Business Relating to the Purchased FE Assets........77
     7.2       Access to Information..........................................80
     7.3       Confidentiality................................................82
     7.4       Public Statements..............................................83
     7.5       Expenses.......................................................83
     7.6       Further Assurances.............................................83
     7.7       Consents and Approvals.........................................85
     7.8       Fees and Commissions...........................................87
     7.9       Tax Matters....................................................87
     7.10      Advice of Changes..............................................88
     7.11      Seller Employees...............................................89
     7.11A     FE Subsidiaries' Employees.....................................94
     7.12      Risk of Loss..................................................101
     7.13      Reserved......................................................101
     7.14      Tax Exempt Financing..........................................101

ARTICLE VIII   CONDITIONS....................................................104
     8.1       Conditions to Obligations of Buyer............................104
     8.2       Conditions to Obligations of Seller...........................109
     8.3       Conditions of Obligations of the FE Subsidiaries..............112

ARTICLE IX     INDEMNIFICATION...............................................114
     9.1       Indemnification and Release of Seller by Buyer................114
     9.2       Indemnification and Release of FE Indemnitees by Buyer........115
     9.3       Indemnification of Buyer by Seller............................116
     9.4       Indemnification of Buyer by FE Subsidiaries...................116
     9.5       Indemnification of Seller by the FE Subsidiaries..............117
     9.6       Release of Seller by the FE Subsidiaries......................117
     9.7       Certain Limitations on Indemnification........................117
     9.8       Defense of Claims.............................................119

ARTICLE X      TERMINATION...................................................121
     10.1      Termination...................................................121
     10.2      Procedure and Effect of No-Default Termination................123

ARTICLE XI     MISCELLANEOUS PROVISIONS......................................123
     11.1      Liability of FE Subsidiaries..................................123
     11.2      Amendment and Modification....................................123
     11.3      Waiver of Compliance; Consents................................123
     11.4      No Survival...................................................124
     11.5      Notices.......................................................124
     11.6      Assignment....................................................126
     11.7      Governing Law.................................................127
     11.8      Counterparts..................................................127
     11.9      Interpretation................................................127
     11.10     Schedules and Exhibits........................................127
     11.11     Entire Agreement..............................................127
     11.12     U.S. Dollars..................................................128
     11.13     Sewage Facilities.............................................128
     11.14     Bulk Sales Laws...............................................128